                                                                     Exhibit 4.1

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                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among


                           HOST MARRIOTT CORPORATION,

                        HOST MARRIOTT HOSPITALITY, INC.,

                             HMH PROPERTIES, INC.,

                              HOST MARRIOTT, L.P.,

                          HMC CAPITAL RESOURCES CORP.,

                                 VARIOUS BANKS,

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                            THE BANK OF NOVA SCOTIA

                                      and

                        CREDIT LYONNAIS NEW YORK BRANCH,
                                as Co-Arrangers,

                                      and

                             BANKERS TRUST COMPANY,
                      as Arranger and Administrative Agent

                      -----------------------------------
                           Dated as of June 19, 1997

                                      and

                   Amended and Restated as of August 5, 1998

                      -----------------------------------

================================================================================

                               TABLE OF CONTENTS
                               -----------------

SECTION 1. AMOUNT AND TERMS OF CREDIT ....................................     1
   1.01 The Commitments ..................................................     1
   1.02 Minimum Amount of Each Borrowing .................................     3
   1.03 Notice of Borrowing ..............................................     3
   1.04 Disbursement of Funds ............................................     3
   1.05 Notes ............................................................     4
   1.06 Conversions ......................................................     5
   1.07 Pro Rata Borrowings ..............................................     6
   1.08 Interest .........................................................     6
   1.09 Interest Periods .................................................     7
   1.10 Increased Costs, Illegality, etc .................................     8
   1.11 Compensation .....................................................    10
   1.12 Change of Lending Office .........................................    10
   1.13 Replacement of Banks .............................................    11
   1.14 Additional Term Loans ............................................    11
   1.15 Final Maturity Date Extensions ...................................    13
SECTION 2. FEES; REDUCTIONS OF COMMITMENT. ...............................    13
   2.01 Fees .............................................................    13
   2.02 Voluntary Termination of Unutilized Commitments ..................    14
   2.03 Mandatory Termination of Commitments .............................    14
        SECTION 3. PREPAYMENTS; PAYMENTS; TAXES ..........................    15
   3.01 Voluntary Prepayments ............................................    15
   3.02 Mandatory Repayments .............................................    16
   3.03 Method and Place of Payment ......................................    20
   3.04 Net Payments; Taxes ..............................................    20

SECTION 4. CONDITIONS PRECEDENT TO LOANS .................................    22
   4.01 Execution of Agreement; Notes ....................................    22
   4.02 Fees, etc ........................................................    22
   4.03 Opinions of Counsel ..............................................    22
   4.04 Organizational Documents; Proceedings; etc .......................    23
   4.05 Ground Leases; Franchise Agreements; Management
        Agreements; Debt Agreements; etc .................................    23
   4.06 Pledge and Security Agreement ....................................    24
   4.07 Subsidiaries Guaranty ............................................    24
   4.08 Adverse Change, etc ..............................................    25
   4.09 Litigation .......................................................    25
   4.10 Financings; etc ..................................................    25
   4.11 Existing HMH Notes Tender Offers/Consent Solicitations ...........    26
   4.12 Original Credit Agreement ........................................    26
   4.13 CRHC Merger; etc. ................................................    26
   4.14 Solvency Certificate; Insurance Certificates .....................    26
   4.15 Financial Statements; Pro Forma Balance Sheets; Projections ......    27
   4.16 No Default; Representations and Warranties .......................    27
SECTION 5. CONDITIONS PRECEDENT TO ALL LOANS .............................    27
   5.01 Effective Date ...................................................    27
   5.02 No Default; Representations and Warranties .......................    27
   5.03 Notice of Borrowing ..............................................    27
SECTION 6. CONDITIONS PRECEDENT TO REIT CONVERSION .......................    28
   6.01 Subsidiaries Mergers .............................................    28

   6.02 HMH Merger; etc ..................................................    28
   6.03 Hospitality Merger; etc ..........................................    28
   6.04 SLC Spinoff; etc. ................................................    28
   6.05 REIT Merger; REIT Qualification; etc .............................    30
   6.06 Acknowledgment and Joinder Agreement .............................    30
   6.07 Leases ...........................................................    30
   6.08 Adverse Change, etc ..............................................    31
   6.09 Litigation .......................................................    31
   6.10 No Default; Representations and Warranties .......................    31
   6.11 Officer's Certificate; Corporate Documents; Proceedings; etc .....    32
   6.12 Opinions of Counsel ..............................................    32
SECTION 7.  REPRESENTATIONS AND WARRANTIES................................    32
   7.01 Status ...........................................................    33
   7.02 Power and Authority ..............................................    33
   7.03 No Violation .....................................................    33
   7.04 Governmental Approvals ...........................................    34
   7.05 Financial Statements; Financial Condition;
        Undisclosed Liabilities; Projections; etc ........................    34
   7.06 Litigation .......................................................    35
   7.07 True and Complete Disclosure .....................................    35
   7.08 Use of Proceeds; Margin Regulations ..............................    36
   7.09 Tax Returns and Payments .........................................    36
   7.10 Compliance with ERISA ............................................    36
   7.11 The Pledge and Security Agreement; Equity Pledges ................    37
   7.12 Properties .......................................................    38
   7.13 Representations and Warranties in Other Documents ................    38

   7.14  Subsidiaries ....................................................    38
   7.15  Compliance with Statutes, etc ...................................    38
   7.16  Investment Company Act ..........................................    39
   7.17  Public Utility Holding Company Act ..............................    39
   7.18  Environmental Matters ...........................................    39
   7.19  Labor Relations .................................................    39
   7.20  Intellectual Property ...........................................    40
   7.21  Indebtedness ....................................................    40
   7.22  Management Agreements, Franchise Agreements,
         Operating Leases, Ground Leases .................................    40
   7.23  Initial Transaction .............................................    41
   7.24  REIT Transaction ................................................    41
   7.25  Status as REIT ..................................................    42
   7.26  Facility Managers; Approved Lessees .............................    42
   7.27  Healthcare Matters ..............................................    42
   7.28  Year 2000 .......................................................    43
SECTION 8.  AFFIRMATIVE COVENANTS ........................................    43
   8.01  Information Covenants ...........................................    43
   8.02  Books, Records and Inspections; Annual Meetings .................    46
   8.03  Maintenance of Property and Insurance ...........................    47
   8.04  Corporate Franchises ............................................    51
   8.05  Compliance with Statutes, etc. ..................................    51
   8.06  Compliance with Environmental Laws ..............................    51
   8.07  ERISA ...........................................................    52
   8.08  End of Fiscal Years; Fiscal Quarters ............................    53
   8.09  Performance of Obligations ......................................    54

   8.10  Payment of Taxes ................................................    54
   8.11  Certain Subsidiaries ............................................    54
   8.12  Management Agreements; Operating Leases .........................    55
   8.13  REIT Requirements ...............................................    55
   8.14  Interest Rate Protection ........................................    55
   8.15  Acknowledgment and Joinder Agreement ............................    55
   8.16  Contributions ...................................................    55
   8.17  Foreign Subsidiaries Security. ..................................    56
   8.18  Additional Guarantors ...........................................    56
   8.19  Capital Expenditures ............................................    58
   8.20  Additional Senior Living Care Assets. ...........................    58
   8.21  Certain Inventory, Fixed Asset Supplies
         and Working Capital Receivables..................................    58
SECTION 9. NEGATIVE COVENANTS ............................................    58
   9.01  Liens ...........................................................    58
   9.02  Consolidation, Merger, Purchase or Sale of Assets, etc ..........    61
   9.03  Dividends .......................................................    65
   9.04  Indebtedness ....................................................    67
   9.05  Advances, Investments and Loans .................................    69
   9.06  Transactions with Affiliates ....................................    71
   9.07  Capital Expenditures ............................................    72
   9.08  Minimum Consolidated Interest Coverage Ratio;
         Minimum Unsecured Interest Coverage Ratio .......................    73
   9.09  Minimum Fixed Charge Coverage Ratio .............................    73
   9.10  Tangible Net Worth ..............................................    73
   9.11  Maximum Total Leverage Ratio ....................................    73

   9.12  Maximum Secured Debt Leverage Ratio;
         Unencumbered EBITDA Ratio .......................................    74
   9.13  Limitation on Payments of Certain Indebtedness;
         Modifications of Certain Indebtedness; Modifications
         of Certificate of Incorporation, By-Laws
         and Certain Agreements; etc .....................................    76
   9.14  Limitation on Certain Restrictions on Subsidiaries ..............    77
   9.15  Limitation on Issuance of Capital Stock .........................    77
   9.16  Business ........................................................    78
   9.17  Limitation on Creation of Subsidiaries ..........................    78
SECTION 10. EVENTS OF DEFAULT ............................................    79
   10.01 Payments ........................................................    79
   10.02 Representations, etc. ...........................................    79
   10.03 Covenants .......................................................    79
   10.04 Default Under Other Agreements ..................................    80
   10.05 Bankruptcy, etc. ................................................    80
   10.06 ERISA ...........................................................    80
   10.07 Pledge and Security Agreement ...................................    81
   10.08 Guaranty ........................................................    81
   10.09 Judgments .......................................................    81
   10.10 Management Agreements ...........................................    82
   10.11 Operating Leases ................................................    82
   10.12 Change of Control ...............................................    82
   10.13 Trademark Permission ............................................    82
   10.14 REIT Status .....................................................    82
   10.15 General Partner Status ..........................................    82
   10.16 Certain FF&E ....................................................    83
SECTION 11. DEFINITIONS AND ACCOUNTING TERMS .............................    83

   11.01 Defined Terms ...................................................    83
SECTION 12. THE ADMINISTRATIVE AGENT; CO-ARRANGERS .......................   117
   12.01 Appointment .....................................................   117
   12.02 Nature of Duties.................................................   117
   12.03 Lack of Reliance on the Administrative Agent ....................   118
   12.04 Certain Rights of the Administrative Agent ......................   118
   12.05 Reliance.........................................................   118
   12.06 Indemnification .................................................   119
   12.07 The Administrative Agent in its Individual Capacity .............   119
   12.08 Holders .........................................................   119
   12.09 Resignation by the Administrative Agent
         and the Co-Arrangers; Removal of the
         Administrative Agent ............................................   119
SECTION 13.  MISCELLANEOUS ...............................................   120
   13.01 Payment of Expenses, etc ........................................   120
   13.02 Right of Setoff .................................................   121
   13.03 Notices .........................................................   121
   13.04 Benefit of Agreement ............................................   122
   13.05 No Waiver; Remedies Cumulative ..................................   124
   13.06 Payments Pro Rata ...............................................   124
   13.07 Calculations; Computations ......................................   125
   13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION;
         VENUE; WAIVER OF JURY TRIAL .....................................   125
   13.09 Counterparts ....................................................   126
   13.10 Effectiveness ...................................................   126
   13.11 Headings Descriptive ............................................   127
   13.12 Amendment or Waiver; etc. .......................................   127
   13.13 Survival ........................................................   128

   13.14 Domicile of Loans ...............................................   128
   13.15 Confidentiality .................................................   128
   13.16 Register ........................................................   129
   13.17 Commercial Loan Transactions ....................................   130
   13.18 Limitations on Recourse .........................................   130
SECTION 14. PARENTS GUARANTY .............................................   130
   14.01 The Guaranty ....................................................   130
   14.02 Bankruptcy ......................................................   131
   14.03 Nature of Liability .............................................   131
   14.04 Independent Obligation ..........................................   131
   14.05 Authorization ...................................................   131
   14.06 Reliance ........................................................   133
   14.07 Subordination ...................................................   133
   14.08 Waiver ..........................................................   133
   14.09 Nature of Liability .............................................   134
   14.10 Interest Rate Protection Agreements
         and Other Hedging Agreements ....................................   134
   14.11 Termination. ....................................................   134

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 19, 1997 and amended and restated as of August 5, 1998, among HOST MARRIOTT CORPORATION, a Delaware corporation ("Host Marriott"), HOST MARRIOT HOSPITALITY, INC., a Delaware corporation ("Hospitality"), HMH PROPERTIES, INC. a Delaware corporation ("HMH"), HOST MARRIOTT, L.P., a Delaware limited partnership (the "Operating Partnership"), HMC CAPITAL RESOURCES CORP., a Delaware corporation ("CRC"), the Banks party hereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA and CREDIT LYONNAIS NEW YORK BRANCH, as Co-Arrangers, and BANKERS TRUST COMPANY, as Arranger and Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, CRHC, HMC Capital, CRC, the lenders party thereto on (and immediately before giving effect to) the Effective Date (the "Original Banks"), Credit Lyonnais New York Branch, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as Co-Agents, The Bank of Nova Scotia, as Documentation Agent, Wells Fargo Bank, National Association, as Syndication Agent, and Bankers Trust Company, as Arranger and Administrative Agent, are parties to a Credit Agreement, dated as of June 19, 1997 (as the same has been amended, modified or supplemented to, but not including, the Effective Date, the "Original Credit Agreement");

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in its entirety in the form of this Agreement; and

          WHEREAS, in connection with the amendment and restatement of the Original Credit Agreement in the form of this Agreement, the parties hereto acknowledge and agree that, from and after the Effective Date, HMH shall be substituted for CRC as the initial Borrower hereunder;

          NOW, THEREFORE, the parties hereto agree that, from and after the Effective Date, the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  (a)  (A)  Subject to and upon the terms and
                ---------------
conditions set forth herein, each Bank with an Initial Term Loan Commitment severally agrees to make, on the Effective Date, a term loan or term loans (each such term loan, an "Initial Term Loan" and, collectively, the "Initial Term Loans") to the Borrower, which Initial Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically
                           --------
provided in Section 1.10(b), all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) shall not exceed for any such Bank, in initial principal amount, that amount which equals the Initial Term Loan Commitment of such Bank on such date (before giving effect to the termination thereof on such date pursuant to Section 2.03(b)).

          (B) Subject to and upon the terms and conditions set forth herein, each Bank with an Additional Term Loan Commitment severally agrees to make, on each Additional Term Loan Borrowing Date, a term loan or term loans (each such term loan, an "Additional Term Loan" and, collectively, the

"Additional Term Loans") to the Borrower, which Additional Term Loans (i) shall be made as provided in Section 1.14 and (ii) shall be made by each such Bank in that aggregate principal amount which equals the Additional Term Loan Commitment of such Bank on each such date (before giving effect to the termination thereof on each such date pursuant to Section 2.03(c)). Once repaid, Term Loans incurred hereunder (including any Term Loans made pursuant to Section 1.01(c)) may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Effective Date and prior to the Revolver Conversion Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that,
                                                            --------
except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed at any time in accordance with the provisions hereof, (iii) shall not exceed for any such Bank at any time outstanding that aggregate principal amount which equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all such Banks at any time outstanding that aggregate principal amount which equals the Total Revolving Loan Commitment at such time.

          (c) Subject to and upon the terms and conditions set forth herein, the Borrower and each Bank with a Revolving Loan Commitment agree that, at 9:00 A.M. (New York time) on the Revolver Conversion Date and so long as the Final Maturity Date has been extended pursuant to Section 1.15, the aggregate principal amount of Revolving Loans owing to such Bank and outstanding at such time shall (unless such Revolving Loans have been declared (or have become) due and payable pursuant to this Agreement), without any notice or action by any party hereto, automatically convert to and thereafter constitute Term Loans owing to such Bank hereunder. The Term Loans of any such Bank made pursuant to this Section 1.01(c) shall not exceed in initial principal amount for any such Bank that amount which equals the aggregate principal amount of Revolving Loans owed to such Bank and outstanding immediately prior to such conversion. In connection with the incurrence of Term Loans pursuant to this Section 1.01(c), the Banks hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower and the Administrative Agent shall take all such actions as may be necessary to ensure that all Banks with outstanding Term Loans (including Term Loans made pursuant to this Section 1.01(c)) participate in each Borrowing of outstanding Term Loans on a pro rata basis (including by having the
                                         --- ----
Term Loans incurred pursuant to this Section 1.01(c) spread out over the then outstanding Borrowings of Term Loans on a pro rata basis even though as a result
                                          --- ----
thereof the new Term Loans incurred pursuant to this Section 1.01(c) may effectively have a shorter Interest Period than the then existing Term Loans), and it is hereby agreed that to the extent the Term Loans that are incurred pursuant to this Section 1.01(c) are spread out over the then outstanding Borrowings of Term Loans, the Banks that have made such Term Loans pursuant to this Section 1.01(c) shall be entitled to receive an effective interest rate on such Term Loans equal to the Eurodollar Rate as in effect two Business Days prior to the incurrence of such Term Loans plus the then Applicable Margin until the end of the then respective current Interest Periods.

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                -------------------
incur a Borrowing of Loans hereunder (other than Term Loans incurred pursuant to Section 1.01(c)), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan to be made hereunder and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain
--------
day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the specific uses to be made of the proceeds of the Loans, (iv) whether the Loans being made pursuant to such Borrowing shall constitute Initial Term Loans, Additional Term Loans or Revolving Loans and (v) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans specified in the respective Notice of Borrowing facsimile or other written notice (i) of such proposed Borrowing, (ii) of such Bank's proportionate share thereof and (iii) of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. Notwithstanding anything to the contrary contained in this Agreement, unless the Administrative Agent otherwise agrees, no more than four Notices of Borrowing may be given in any 30 consecutive day period.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing.

          1.04  Disbursement of Funds.  No later than 1:00 P.M. (New York time)
                ---------------------
on the date specified in each Notice of Borrowing, each Bank with a Commitment for the respective Tranche of Loans and which has received the notice referred to in the next to last sentence of Section 1.03(a) will disburse its pro rata
                                                                     --- ----
portion of each Borrowing requested to be made on such date. All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will promptly disburse to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the time of Borrowing that such Bank does not intend to disburse to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has disbursed such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, disburse to the Borrower a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and, to the extent such corresponding amount has previously been disbursed to the Borrower, the Borrower shall, within one Business Day after such notice, pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate for the first three days and the interest rate applicable to Loans of the respective Tranche maintained as Base Rate Loans for each day thereafter, and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05  Notes.  (a)  Subject to the provisions of clause (e) of this
                -----
Section 1.05, the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank to the Borrower shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes") and (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

          (b) The Term Note issued to each Bank with an Initial Term Loan Commitment, an Additional Term Loan Commitment or with outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Effective Date (or, in the case of Term Notes issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Initial Term Loan Commitment of such Bank on the Effective Date (or, in the case of Term Notes issued after the Effective Date, be in a stated principal amount equal to the outstanding principal amount of the Term Loans of such Bank on the date of the issuance thereof (including as a result of any Term Loans made pursuant to Sections 1.01 (a)(B) and 1.01(c))) and be payable in the principal amount of the Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory repayment as provided in Section 3.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note issued by the Borrower to each Bank with a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination of such Revolving Loan Commitment, be in a stated principal amount equal to the outstanding Revolving Loans, if any, of such Bank at such time) and
be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory repayment as provided in Section 3.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes properly endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations to the holder from time to time of each Note in respect of such Loans.

          (e) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Term Notes and Revolving Notes shall only be delivered to Banks with Loans or Commitments of the respective Tranches which at any time specifically request the delivery of such Notes. No failure of any Bank to request or obtain a Note evidencing its Loans of any Tranche shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (d). At any time when any Bank requests the delivery of a Note to evidence its Loans of any Tranche, the Borrower shall promptly execute and deliver to the respective Bank the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert, on
                -----------
any Business Day occurring after the Effective Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche, provided that, (i) except as otherwise provided in
                         --------
Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (or one Business Day's prior written notice in the case of a conversion of Eurodollar Loans into Base Rate Loans) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.07  Pro Rata Borrowings.  Except as otherwise provided in Section
                -------------------
1.01(c), all Borrowings of Term Loans shall be incurred from the Banks pro rata
                                                                       --- ----
on the basis of their Initial Term Loan Commitments or Additional Term Loan Commitments, as the case may be. All Borrowings of Revolving Loans shall be incurred from the Banks pro rata on the basis of their Revolving Loan
                        --- ----
Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans (without giving effect to any increase in the rate borne by such Loans as a result of the operation of this clause (c)), in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable in respect of each Loan, (i) monthly in arrears on the last Business Day of each calendar month and (ii) on any repayment or prepayment thereof (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, provided, that in the case of Base Rate Loans,
                                --------
interest shall not be payable pursuant to the preceding clause (ii) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made in conjunction with the repayment or prepayment in full of all Loans of the respective Tranche.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the respective Eurodollar Rate for the respective Interest Period or Interest Periods to be applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time the Borrower gives any Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period

(each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:
        --------

           (i) except as otherwise expressly permitted in Section 1.01(c) and in
     Section 1.14, all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) unless the Required Banks otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

           (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date; and

           (vii) no Interest Period in respect of any Borrowing of any Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under
     Section 3.02(b), if the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                ---------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

           (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or notice given under Section 1.09 delivered by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the

Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the Borrower that the events described in clause (i) above cease to exist, then the obligations of the Banks to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) also shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided
                                                                     --------
that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time any Bank determines that, after the date of this Agreement, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of
            --------
compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts. In addition, each such Bank, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrower.

          1.11  Compensation.  The Borrower shall compensate each Bank, upon its
                ------------
written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing or continuation of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, in a Notice of Conversion or in a notice delivered under Section 1.09 (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 3.01 or 3.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay the Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Bank agrees that on the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c) or Section 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms
                        --------
that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10 and 3.04.

          1.13  Replacement of Banks.  (a) (x) If any Bank (i) becomes a
                --------------------
Defaulting Bank or (ii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 3.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees reasonably acceptable to the Administrative Agent, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), provided that (i) at the time of any
                                         --------
replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and all of the outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank at such time and (2) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 2.01 and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above of this proviso in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the recordation thereof in the Register by the Administrative Agent, the payment of amounts referred to in clauses (i) and (ii) of the proviso of Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement for periods when such Bank was a "Bank" under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 13.01 and 13.06), which shall survive as to such Replaced Bank. Upon the Replaced Bank ceasing to be a Bank hereunder, such Replaced Bank agrees to promptly return to the Borrower any Note or Notes theretofore delivered to such Replaced Bank pursuant to this Agreement marked "canceled", or if such Replaced Bank has lost or cannot find any such Note or Notes, such Replaced Bank will execute and deliver to the Borrower a customary lost note and indemnity agreement in form and substance reasonably satisfactory to the Borrower.

          1.14  Additional Term Loans.  So long as no Default or Event of
                ---------------------
Default then exists or would result therefrom, the Borrower shall have the right at any time on or after January 1, 1999 and on or prior to August 5, 2000 to request on two occasions that one or more Banks provide Additional Term Loan Commitments to make Additional Term Loans, it being understood and agreed, however, that (i) all Additional Term Loans made pursuant to Section 1.01(a)(B) and this Section 1.14 pursuant to each such request shall be made on a single date within 30 days after any such request is made by the Borrower as provided above, provided that all such Additional Term Loans shall be required to be incurred on or prior to August 5, 2000, (ii) no Bank shall be obligated to provide an Additional Term Loan Commitment or make any Additional Term Loans as a result of any such request by the Borrower, (iii) any Bank may provide an Additional Term Loan Commitment (and make an Additional Term Loan pursuant thereto) without the consent of any other Bank but with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), (iv) the aggregate principal amount of all Additional Term Loans permitted to be made pursuant to Section 1.01(a)(B) and this Section 1.14 shall be $250,000,000, and to the extent that such amount is less than $250,000,000, such amount shall be at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof,
(v) if, after the Borrower has requested the then existing Banks to provide Additional Term Loan Commitments pursuant to this Section 1.14, the Borrower has not received Additional Term Loan Commitments in an aggregate amount equal to that amount of Additional Term Loans which the Borrower desires to incur pursuant to such request (as set forth in the notice provided by the Borrower as provided below), then the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), request Additional Term Loan Commitments from Persons which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency, and (vi) all actions taken by the Borrower pursuant to this Section 1.14 shall be done in coordination with the Administrative Agent. Not less than 30 days, but no more than 60 days, prior to each proposed Additional Term Loan Borrowing Date, the Borrower shall deliver to the Administrative Agent a notice indicating that the Borrower desires to incur Additional Term Loans pursuant to Section 1.01(a)(B) and this Section 1.14, which notice shall specify the proposed Additional Term Loan Borrowing Date and the aggregate principal amount of Additional Term Loans that the Borrower desires to incur on such date. The Administrative Agent shall promptly transmit a copy of such notice to the Banks, together with such other information as the Administrative Agent considers necessary in connection therewith (including any fees that the Borrower has agreed to pay to those Banks which will provide the Additional Term Loans to be made pursuant to such request). Together with each notice delivered by the Borrower to the Administrative Agent pursuant to this Section 1.14, the Borrower also shall deliver evidence satisfactory to the

Administrative Agent, including an officer's certificate of the Borrower (accompanied by any required financial calculations in reasonable detail) and an opinion of counsel for the Borrower, that the incurrence of such Additional Term Loans does not violate the terms of the Senior Note Documents, which opinion of counsel also shall cover such other customary matters as the Administrative Agent may reasonably request. In connection with each incurrence of Additional Term Loans pursuant to Section 1.01(a)(B) and this Section 1.14, the Banks hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower and the Administrative Agent shall take all such actions as may be necessary to ensure that all Banks with outstanding Term Loans (including the Additional Term Loans to be made on the respective Additional Term Loan Borrowing Date) participate in each Borrowing of outstanding Term Loans on a pro rata basis (including by having such Additional Term Loans spread
           --- ----
out over the then outstanding Borrowings of Term Loans on a pro rata basis even
                                                            --- ----
though as a result thereof such Additional Term Loans may effectively have a shorter Interest Period than the then existing Term Loans), and it is hereby agreed that to the extent such Additional Term Loans are spread out over the then outstanding Borrowings of Term Loans, the Banks that have made such Additional Term Loans shall be entitled to receive an effective interest rate on such Additional Term Loans equal to the Eurodollar Rate as in effect two Business Days prior to the incurrence of such Additional Term Loans plus the then Applicable Margin until the end of the then respective current Interest Periods. To the extent that any Person that is not already a then existing Bank is going to make an Additional Term Loan pursuant to Section 1.01(a)(B) and this
Section 1.14, such Person shall enter into such documentation as may reasonably be requested by the Administrative Agent to join such Person as a "Bank" party to this Agreement.

         1.15  Final Maturity Date Extensions.  Not less than 45 days and not
               ------------------------------
more than 90 days prior to the Final Maturity Date then in effect, the Borrower may deliver a written notice to the Administrative Agent, who shall promptly forward a copy of each such notice to each of the Banks, that the Borrower has elected to extend the Final Maturity Date then in effect to the first anniversary of such Final Maturity Date, and the change to the Final Maturity Date then in effect shall be effective on such Final Maturity Date; provided,
                                                                    --------
however, that notwithstanding anything to the contrary contained in this Section
-------
1.15, (i) in no event shall the Final Maturity Date be extended beyond August 5, 2003 and (ii) no such request may be made by the Borrower, and no extension of the Final Maturity Date shall be effective, if any Default or Event of Default then exists. Each notice delivered pursuant to the first sentence of this
Section 1.15 also shall be accompanied by a certificate of an Authorized Officer of the Borrower certifying that no Default or Event of Default has occurred and is continuing.

          SECTION 2.  Fees; Reductions of Commitment.
                      ------------------------------

          2.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                ----
Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Effective Date to but not including the Revolver Conversion Date (or until such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each February, May, August and November and on the Revolver Conversion Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank an extension fee (the "Extension Fee") in an amount equal to 0.125% of the aggregate outstanding principal amount of Term Loans of each such Bank on each date on which the Final Maturity Date is extended pursuant to Section 1.15 (after giving effect to (i) any Term Loans made on any such date pursuant to Section 1.01(a)(B) and/or Section 1.01(c) and (ii) any repayment of Term Loans made on any such date). Each Extension Fee payable pursuant to this Section 2.01(b) shall be paid on the effective date of each extension of the Final Maturity Date pursuant to Section 1.15.

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower with the Administrative Agent.

          (d) The Borrower also agrees to pay to those Banks that have provided Additional Term Loan Commitments such fees as may be agreed upon among the Administrative Agent, the Borrower and such Banks.

          2.02  Voluntary Termination of Unutilized Commitments.  (a)  Upon at
                -----------------------------------------------
least two Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in a minimum amount of $5,000,000 in the case of partial reductions; provided that each such reduction shall apply
                            --------
proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), terminate the entire Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to
Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement for periods when such Bank was a "Bank" under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          2.03  Mandatory Termination of Commitments.  (a)  The Total Commitment
                ------------------------------------
(and the Initial Term Loan Commitment and the Revolving Loan Commitment of each
Bank) shall terminate in its entirety on August 17, 1998, unless the Effective Date shall have occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Initial Term Loan Commitment (and the Initial Term Loan Commitment of each Bank) shall terminate in its entirety on the Effective Date (after giving effect to the incurrence of the Initial Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total

Additional Term Loan Commitment (and the Additional Term Loan Commitment of each
Bank) provided pursuant to each request made under Section 1.14 shall terminate in its entirety on the respective Additional Term Loan Borrowing Date (after giving effect to the incurrence of the Additional Term Loans on such date).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of
(i) the Final Maturity Date and (ii) 9:00 A.M. (New York time) on the Revolver Conversion Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Commitment (and each of the Commitments of each Bank) shall terminate in its entirety on the date on which a Change of Control shall occur.

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on each date on or after the Effective Date and prior to the Revolver Conversion Date upon which a mandatory repayment of Term Loans pursuant to Sections 3.02(c) through (g), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

          (g) Each reduction to the Total Initial Term Loan Commitment, the Total Additional Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 2.03 shall be applied proportionately to reduce the Initial Term Loan Commitment, the Additional Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          SECTION 3.  Prepayments; Payments; Taxes.
                      ----------------------------

          3.01  Voluntary Prepayments.  (a) The Borrower shall have the right to
                ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, whether Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment of Loans made pursuant to this Section 3.01(a) shall be in an aggregate principal amount of at least $5,000,000, provided that if any partial prepayment of Eurodollar Loans made
            --------
pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect, but instead such Borrowing shall be converted automatically to a Borrowing of Base Rate Loans; (iii) each prepayment made pursuant to this Section 3.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                   --- ----
among such Loans, provided that at the Borrower's election in connection with
                  --------
any prepayment of Revolving Loans pursuant to this Section 3.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank;
(iv) at the time of any prepayment of Eurodollar Loans pursuant to this Section 3.01(a) on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; and (v) each prepayment of Term Loans made pursuant to this Section 3.01(a) on or after the Revolver Conversion Date shall be applied to reduce the then remaining Scheduled Repayments pro rata (based upon the then remaining principal
                               --- ----
amounts of the remaining Scheduled Repayments after giving effect to all prior reductions thereto).

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), repay all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank under this Agreement (including under Section 1.11) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of any Revolving Loans of any Bank pursuant to this Section 3.01(b), the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 2.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this
Section 3.01(b) have been obtained.

          3.02  Mandatory Repayments.  (a)  On any day on which the aggregate
                --------------------
outstanding principal amount of Revolving Loans exceeds the Total Revolving Loan Commitment then in effect, the Borrower shall prepay on such day principal of Revolving Loans in an amount equal to such excess.

          (b) If the Final Maturity Date is extended pursuant to Section 1.15, then on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is equal to the product of (i) the aggregate principal amount of all Term Loans outstanding on the Revolver Conversion Date (after giving effect to any Term Loans made on such date pursuant to Sections 1.01(a)(B) and/or 1.01(c)) multiplied (ii) by the percentage set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 3.01(a) and 3.02(h), a "Scheduled Repayment"):

                Scheduled Repayment Date                  Percentage
                ------------------------                  -----------

          the last Business Day in September, 2001          5.625%
          the last Business Day in December, 2001           5.625%
          the last Business Day in March, 2002              5.625%
          the last Business Day in June, 2002               5.625%

          the last Business Day in September, 2002          5.625%
          the last Business Day in December, 2002           5.625%
          the last Business Day in March, 2003              5.625%
          Final Maturity Date                              60.625%

; provided, that if the Final Maturity Date is extended to the first anniversary
  --------
of  the Revolver Conversion Date pursuant to Section

1.15, but is not extended to the second anniversary of the Revolver Conversion Date pursuant to Section 1.15, then the definition of Scheduled Repayment shall exclude the payments set forth in this Section 3.02(b) for the last Business Days of June 2002, September 2002, December 2002 and March 2003, and the percentage applicable to the Final Maturity Date shall be 83.125%, and not 60.625% as described above.

          (c) In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than proceeds received from capital contributions by, or sales or issuances of equity to, the Borrower, a Subsidiary of the Borrower or a Non-Borrower Subsidiary), an amount equal to 50% of the Net Equity Proceeds of the respective capital contribution or sale or issuance of equity shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 3.02(h) and (i); provided, however, so long as no Specified Default or Event of Default then
--------  -------
exists, the Borrower shall have the option either (i) to retain all or any portion of such Net Equity Proceeds (up to the full amount thereof) to the extent that the Total Leverage Ratio at such time is less than (and the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Financial Officer of the Borrower demonstrating in reasonable detail that the Total Leverage Ratio at such time is less than) 5.25:1.00 (with such Total Leverage Ratio to be calculated on a Pro Forma Basis to take into account
                                           --- -----
(x) any Hotel Properties, Senior Living Care Facilities and/or other assets permitted to be acquired hereunder (or the equity interests of any Person or Persons owing such Hotel Properties, Senior Living Care Facilities and/or such other assets) concurrently being acquired with such Net Equity Proceeds or expected to be acquired within 30 days following the receipt of such Net Equity Proceeds so long as (I) the Borrower has identified to the Administrative Agent in writing the Hotel Properties, Senior Living Care Facilities and/or such other assets expected to be so acquired, (II) such Net Equity Proceeds are being raised specifically for such acquisition and (III) such acquisition is consummated within 30 days following receipt of such Net Equity Proceeds and (y) any prepayment or repayment of Term Loans made on such date (including, without limitation, pursuant to this Section 3.02)) or (ii) to concurrently apply all or any portion of such Net Equity Proceeds to permanently prepay or repay any Indebtedness of Holdings or any of its Subsidiaries not otherwise prohibited from being repaid or prepaid pursuant to this Agreement so long as immediately after giving effect to any such prepayment or repayment made pursuant to this clause (ii) the Total Leverage Ratio would be less than 5.25:1.00. In the event that the Borrower has not, or cannot, satisfy the provisions of the proviso to the immediately preceding sentence, such Net Equity Proceeds shall be applied as provided in the immediately preceding sentence without regard to such proviso.

          (d) In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence by Holdings or any of its Subsidiaries of Specified Indebtedness for Borrowed Money, an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 3.02(h) and (i); provided, however, so long as no Specified Default or
                          --------  -------
Event of Default then exists, the Borrower shall have the option either (i) to retain all or any portion of such Net Debt Proceeds (up to the full amount thereof) to the extent that the Total Leverage Ratio at such time is less than (and the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Financial Officer of the Borrower demonstrating in reasonable detail that the

Total Leverage Ratio at such time is less than) 5.00:1.00 (with such Total Leverage Ratio to be calculated on a Pro Forma Basis to take into
                                     --- -----
account (x) the incurrence of such Indebtedness, (y) any Hotel Properties, Senior Living Care Facilities and/or other assets permitted to be acquired hereunder (or the equity interests of any Person or Persons owning such Hotel Properties, Senior Living Care Facilities and/or such other assets) concurrently being acquired with such Net Debt Proceeds or expected to be acquired within 30 days following the receipt of such Net Debt Proceeds so long as (I) the Borrower has identified to the Administrative Agent in writing the Hotel Properties, Senior Living Care Facilities and/or such other assets expected to be so acquired, (II) such Net Debt Proceeds are being raised specifically for such acquisition and (III) such acquisition is consummated within 30 days following receipt of such Net Debt Proceeds and (z) any prepayment or repayment of Term Loans made on such date (including, without limitation, pursuant to this Section 3.02)) or (ii) to concurrently apply all or any portion of such Net Debt Proceeds to permanently prepay or repay any Indebtedness of Holdings or any of its Subsidiaries not otherwise prohibited from being repaid or prepaid pursuant to this Agreement so long as immediately after giving effect to such prepayment or repayment made pursuant to this clause (ii) the Total Leverage Ratio would be less than 5.00:1.00. In the event that the Borrower has not, or cannot, satisfy the provisions of the proviso to the immediately preceding sentence, such Net Debt Proceeds shall be applied as provided in the immediately preceding sentence without regard to such proviso.

          (e) In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 3.02(h) and (i); provided that the Net Sale Proceeds from any Asset Sale shall not be required to be so applied on such date so long as no Specified Default or Event of Default then exists and the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that it is the Borrower's intention that such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.16 within 365 days (or earlier to the extent required to be so applied pursuant to the terms of any other outstanding Indebtedness) following the date of such Asset Sale (which certificate shall set forth the estimates of the Net Sale Proceeds to be so expended), provided further, that if all or any
                                          ----------------
portion of such Net Sale Proceeds not so applied as a mandatory repayment are not used within such 365 day period (or earlier to the extent required to be so applied pursuant to the terms of any other outstanding Indebtedness) such remaining portion shall be applied on the last day of such period as provided above in this Section 3.02(e) (without regard to the first proviso herein).

          (f) In addition to any other mandatory repayments pursuant to this
Section 3.02, on each Excess Cash Payment Date, an amount equal to 50% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 3.02(h) and (i); provided, however, so long as no
                                              --------  -------
Specified Default or Event of Default exists on the relevant Excess Cash Payment Date and the Total Leverage Ratio as of the last day of the relevant Excess Cash Payment Period is less than 5.00:1.00 (after giving effect to any permanent repayment of any Indebtedness on such date, including outstanding Term Loans), then no such repayment of outstanding Term Loans pursuant to this Section 3.02(f) shall be required on the respective Excess Cash Payment Date.

          (g) In addition to any other mandatory repayments pursuant to this
Section 3.02, within 30 days following each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Casualty Event or Taking, an amount equal to 100% of the Net Insurance/Condemnation Proceeds of such Casualty Event or Taking shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 3.02(h) and (i); provided that so
                                                              --------
long as no Specified Default or Event of Default then exists, such Net Insurance/Condemnation Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance/Condemnation Proceeds shall be used (or be contractually committed to be used) to replace or restore any properties or assets in respect of which such Net Insurance/Condemnation Proceeds were paid within 365 days (or earlier to the extent required to be so applied pursuant to terms of any other outstanding Indebtedness) following the date of such Casualty Event or Taking (which certificate shall set forth the estimates of the proceeds to be so expended) and, provided further, that (1) if all or any portion of such Net
     ----------------
Insurance/Condemnation Proceeds not required to be applied as a mandatory repayment pursuant to the preceding proviso are not so used (or contractually committed to be used) within 365 days (or earlier to the extent required to be so applied pursuant to terms of any other outstanding Indebtedness) after the date of receipt of the Net Insurance/ Condemnation Proceeds from the respective Casualty Event or Taking, then, such remaining portion not used shall be applied on the date which is 365 days (or earlier to the extent required to be so applied pursuant to terms of any other outstanding Indebtedness) following the date of receipt of such Net Insurance/Condemnation Proceeds from the respective Casualty Event or Taking in accordance with the requirements of Section 3.02(h) and (i) and (2) if all or any portion of such Net Insurance/Condemnation Proceeds not required to be applied as a mandatory repayment pursuant to the preceding proviso because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration in accordance with the requirements of Section
3.02 (h) and (i).

          (h) If, on the date of any principal repayment of outstanding Term Loans required by Sections 3.02(c), (d), (e), (f) and (g), the Revolver Conversion Date has occurred, then the amount of such principal repayment of Term Loans shall be applied to reduce the then remaining Scheduled Repayments pro rata (based upon the then remaining principal amounts of the remaining
--- ----
Scheduled Repayments after giving effect to all prior reductions thereto).

          (i) With respect to each repayment of Loans required by this Section 3.02, the Borrower may designate the Types of Loans of the respective Tranche which are required to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i)
                                                         --------
repayments of Eurodollar Loans pursuant to this Section 3.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans made pursuant to the same Borrowing shall be applied pro rata among such Loans. In the absence of a designation by
                 --- ----
the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (j) Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall repay in full all outstanding Loans on the earlier of (i) the date on which a Change of Control occurs and (ii) the Final Maturity Date then in effect.

          3.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.04  Net Payments; Taxes.  (a)  All payments made by the Borrower
                -------------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall reasonably determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably acceptable to the Administrative Agent, evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification invalid or inaccurate in any material respect, such Bank will promptly deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall promptly notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this
Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to any provision of Section 3.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 4.  Conditions Precedent to Loans.  The occurrence of the
                      -----------------------------
Effective Date pursuant to Section 13.10, and the obligation of each Bank to make Loans hereunder on the Effective Date is subject at the time of the occurrence of the Effective Date to the satisfaction of the following conditions:

          4.01  Execution of Agreement; Notes.  On or prior to the Effective
                -----------------------------
Date, (i) this Agreement shall have been executed and delivered as provided in
Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks (subject to Section 1.05(e)) the appropriate Term Note and/or Revolving Note executed by the Borrower, in each case in the amount and maturity and with other terms as otherwise provided herein.

          4.02  Fees, etc.  On the Effective Date, the Borrower shall have paid
                ----------
to the Administrative Agent, the Co-Arrangers and the Banks all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of the Administrative Agent) payable to the Administrative Agent, the respective Co-Arrangers and the Banks to the extent then due.

          4.03  Opinions of Counsel.  On the Effective Date, the Administrative
                -------------------
Agent shall have received (i) from Christopher Townsend, Esq., General Counsel to Holdings, and counsel to HMH, Hospitality, the Operating Partnership and the Subsidiary Guarantors, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit D-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Hogan & Hartson L.L.P., special counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit D-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) from (x) Latham & Watkins, special counsel to HMH, and (y) the General Counsel to Holdings, reliance letters addressed to the Administrative Agent and each of the Banks and dated the Effective Date, entitling the Administrative Agent and each of the Banks to rely on their opinions delivered as part of the issuance of the Senior Notes.

          4.04  Organizational Documents; Proceedings; etc.  (a)  On the
                -------------------------------------------
Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the Secretary or an Assistant Secretary of each Credit Party (or from the Secretary or an Assistant Secretary of the general partner of each Credit Party that is a limited partnership), in the form of Exhibit E with appropriate insertions, together with copies of the declaration of trust, certificate of incorporation and by-laws or other organizational documents (including partnership agreements and certificates of partnership and limited liability company agreements and certificates of limited liability company) of each such Credit Party and the resolutions of each Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

          (b) All trust, corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents in effect on the Effective Date shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership or governmental authorities.

          (c) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date and signed by an Authorized Officer of Holdings and the Borrower, certifying that all of the applicable conditions set forth in Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.16
have been satisfied as of the Effective Date (except to the extent that any such conditions require a determination to be made by the Administrative Agent and/or the Required Banks).

          4.05  Ground Leases; Franchise Agreements; Management Agreements; Debt
                ----------------------------------------------------------------
Agreements; etc.  On or prior to the Effective Date, there shall have been
----------------
delivered to (or made available for review by) the Administrative Agent true and correct copies of (i) the ground lease or other applicable lease, if any, for each Hotel Property and Senior Living Care Facility, (ii) any franchise agreements entered into in respect of each Hotel Property and Senior Living Care Facility (collectively, the "Franchise Agreements"), (iii) all agreements with respect to the management of each Hotel Property and Senior Living Care Facility (collectively, the "Management Agreements") and (iv) all agreements evidencing or relating to all Existing Indebtedness of Holdings or of any of its Subsidiaries which is to remain outstanding after the Effective Date (other than Existing Indebtedness of the type described in Section 9.04(iii)), if the aggregate principal amount of the individual Indebtedness exceeds (or upon utilization of any unused commitments may exceed) $50,000,000 (collectively, the "Debt Agreements"); all of which ground or other leases, Franchise Agreements, Management Agreements and Debt Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

          4.06  Pledge and Security Agreement.  On the Effective Date, each
                -----------------------------
Credit Party shall have duly authorized, executed and delivered a Pledge and Security Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Pledge and Security Agreement") covering all of such Credit Party's present and future Pledge and Security Agreement Collateral, together with:

          (a) all of the certificated Pledged Securities, if any, referred to therein and then owned by such Credit Party, together with executed and undated stock powers in blank or such other instruments of transfer as may be reasonably requested by the Administrative Agent;

          (b) proper financing statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge and Security Agreement;

          (c) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name such Credit Party as debtor and that are filed in the jurisdictions referred to in clause (b) above, together with copies of such other financing statements that name any such Credit Party as debtor (none of which shall cover the Pledge and Security Agreement Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

          (d) evidence of the completion of (or the Administrative Agent shall be reasonably satisfied that arrangements are in place to complete) all other recordings and filings of, or with respect to, the Pledge and Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Pledge and Security Agreement; and

          (e) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Pledge and Security Agreement have been taken (or the Administrative Agent shall be reasonably satisfied that arrangements are in place to perfect and protect such security interests).

          4.07  Subsidiaries Guaranty.  On the Effective Date, each Subsidiary
                ---------------------
Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty").

          4.08  Adverse Change, etc.  (a)  On or prior to the Effective Date,
                --------------------
nothing shall have occurred (and neither the Administrative Agent nor the Banks shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Banks shall determine has had, or believe could reasonably be expected to have, a material adverse effect (i) on the Initial Transaction, (ii) on the rights or remedies of the Administrative Agent or the Banks, or on the ability of any Credit Party to perform its respective obligations to the Administrative Agent and the Banks or
(iii) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and consents in connection with the Initial Transaction and the transactions contemplated by the Documents to occur on or prior to the Effective Date and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the Initial Transaction and the transactions contemplated by such Documents (other than any immaterial approvals and/or consents relating to the Initial Transaction). Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Initial Transaction or the transactions contemplated by the Documents to occur on or prior to the Effective Date.

          4.09  Litigation.  On the Effective Date, no litigation by any entity
                ----------
(private or governmental) shall be pending or threatened (i) with respect to the Initial Transaction or any Document or any documentation executed in connection therewith or the transactions contemplated thereby which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on the Initial Transaction or (ii) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          4.10  Financings; etc.  (a)  On or prior to the Effective Date, the
                ----------------
Borrower shall have received gross cash proceeds of $1,700,000,000 from the issuance by it of a like principal amount of the Senior Notes and/or from another financing transaction on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Banks and (ii) the Borrower shall have utilized the full amount of the net cash proceeds received from the issuance of the Senior Notes and/or from such other financing transaction to make payments owing in connection with the Refinancing Transactions before utilizing any proceeds of the Loans for such purpose.

          (b) On or prior to the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of the Senior Note Documents and/or the documents for such other financing transaction, and all of the terms and conditions thereof shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks. The issuance of the Senior Notes and/or the other financing transaction shall have been consummated, in each case in all material respects, in accordance with the terms and conditions of the applicable Documents therefor and all applicable laws.

          (c) To the extent that any Exchange Bonds remain outstanding on the Effective Date (and after giving effect to the Initial Transaction), there shall have been delivered to the Administrative Agent true and correct copies of the Exchange Bond Documents, and all of the terms and conditions of the Exchange Bond Documents shall (i) permit, or otherwise not prohibit, the Initial Transaction and (ii) be reasonably satisfactory in form and substance to the Administrative Agent.

          4.11  Existing HMH Notes Tender Offers/Consent Solicitations.  On or
                ------------------------------------------------------
prior to the Effective Date, HMH shall have consummated the Existing HMH Notes Tender Offers/Consent Solicitations and shall have successfully purchased pursuant thereto at least that amount of outstanding Existing HMH Notes as shall be required to obtain sufficient exit consents to permit the Initial Transaction and to eliminate substantially all of the covenants and defaults contained in the Existing HMH Note Indentures as set forth in the Existing HMH Note Indenture Supplements, and the Administrative Agent shall have received true and correct copies of all Existing HMH Notes Tender Offers/Consent Solicitations Documents and all of the terms and conditions of such Documents shall be in form and substance reasonably satisfactory to the Administrative Agent. The Existing HMH Notes Tender Offers/Consent Solicitations shall have been consummated, in all material respects, in accordance with the terms and conditions of the Existing HMH Notes Tender Offers/Consent Solicitation Documents and all applicable laws.

          4.12  Original Credit Agreement.  On the Effective Date, all
                -------------------------
outstanding loans under the Original Credit Agreement shall be prepaid in full, together with interest thereon and all other amounts owing pursuant to the Original Credit Agreement (whether or not any such amounts are due on the Effective Date pursuant to the terms thereof).

          4.13  CRHC Merger; etc.  On or prior to the Effective Date, the CRHC
                -----------------
Merger shall have been consummated in accordance with the CRHC Merger Documents and all applicable laws, and the Administrative Agent shall have received true and correct copies of the CRHC Merger Agreement and the other CRHC Merger Documents, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect.

          4.14  Solvency Certificate; Insurance Certificates.  On or prior to
                --------------------------------------------
the Effective Date, there shall have been delivered to the Administrative Agent:

          (a) a solvency certificate in the form of Exhibit H, addressed to the Administrative Agent and each of the Banks and dated the Effective Date from an Authorized Financial Officer of Holdings providing the opinion of such Authorized Financial Officer as to the solvency of Holdings and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis; and

          (b)   certificates of insurance complying with the requirements of
     Section 8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent.

          4.15  Financial Statements; Pro Forma Balance Sheets; Projections.  On
                -----------------------------------------------------------
or prior to the Effective Date, the Administrative Agent shall have received the financial statements, the pro forma balance sheets and the Projections referred to in Section 7.05(a), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

          4.16  No Default; Representations and Warranties.  On the Effective
                ------------------------------------------
Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          The occurrence of the Effective Date shall constitute a representation and warranty by each Principal Credit Party to the Administrative Agent and each of the Banks that all the conditions specified in this Section 4 exist as of the Effective Date (except to the extent that any of the conditions specified in this Section 4 are required to be satisfactory to or determined by any Bank, the Required Banks, the Collateral Agent and/or the Administrative Agent or otherwise expressly calls for a subjective determination to be made by any Bank, the Required Banks, the Collateral Agent and/or the Administrative Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the benefit of each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

          SECTION 5.  Conditions Precedent to All Loans.  The obligation of each
                      ---------------------------------
Bank to make Loans (including any Loans made on the Effective Date) is subject, at the time of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

          5.01  Effective Date.  The Effective Date shall have occurred.
                --------------

          5.02  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          5.03  Notice of Borrowing.  Prior to the making of each Loan, the
                -------------------
Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

          The acceptance of the proceeds of each Loan shall constitute a representation and warranty by each Principal Credit Party to the Administrative Agent and each of the Banks that all the conditions specified in this Section 5 and applicable to such Loan exist as of that time.

          SECTION 6.  Conditions Precedent to REIT Conversion.  Notwithstanding
                      ---------------------------------------
anything to the contrary contained in this Agreement, the REIT Conversion shall not occur unless the following conditions shall have been satisfied as of the end of the REIT Conversion Date:

          6.01  Subsidiaries Mergers.  On or prior to the REIT Conversion Date,
                --------------------
each of the Subsidiary Mergers shall have been consummated, in all material respects, in accordance with Schedule IV, with such exceptions thereto, if any, as may be reasonably satisfactory to the Administrative Agent.

          6.02  HMH Merger; etc.  (a)  On or prior to the REIT Conversion Date,
                ----------------
there shall have been delivered to the Administrative Agent true and correct copies of the HMH Merger Agreement and the other HMH Merger Documents, all of which HMH Merger Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect. All material conditions precedent to the consummation of the HMH Merger as contained in the HMH Merger Agreement shall have been satisfied (or waived with the consent of the Administrative Agent).

          (b) On or prior to the REIT Conversion Date, the HMH Merger shall have been consummated, in all material respects, in accordance with the HMH Merger Documents and all applicable laws. Immediately after giving effect to the consummation of the HMH Merger and prior to the consummation of the other components of the REIT Transaction, the Operating Partnership shall continue to be a Wholly-Owned Subsidiary of Holdings.

          6.03  Hospitality Merger; etc.  (a)  On or prior to the REIT
                ------------------------
Conversion Date, there shall have been delivered to the Administrative Agent true and correct copies of the Hospitality Merger Agreement and the other Hospitality Merger Documents, all of which Hospitality Merger Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect. All material conditions precedent to the consummation of the Hospitality Merger as contained in the Hospitality Merger Agreement shall have been satisfied (or waived with the consent of the Administrative Agent).

          (b) On or prior to the REIT Conversion Date, the Hospitality Merger shall have been consummated, in all material respects, in accordance with the Hospitality Merger Documents and all applicable laws. Immediately after giving effect to the consummation of the Hospitality Merger and prior to the consummation of the other components of the REIT Transaction, the Operating Partnership shall continue to be a Wholly-Owned Subsidiary of Holdings.

          6.04  SLC Spinoff; etc.  (a)  (i) On or prior to the REIT Conversion
                -----------------
Date, Holdings and its Subsidiaries shall have contributed all of their respective Senior Living Care Facilities owned or leased as of the Effective Date, and all rights and agreements with respect thereto (including, without limitation, all leases, management agreements and franchise agreements) to HMC Senior Communities, Inc. ("SLC"), a Wholly-Owned Subsidiary of Holdings, and
(ii) on the REIT Conversion Date,

Holdings shall have distributed to its shareholders and contributed to the Operating Partnership the shares of SLC (all of the transactions described in this Section 6.04(a) are collectively referred to as the "SLC Spinoff").

          (b) On or prior to the REIT Conversion Date, Holdings and certain Non-Borrower Subsidiaries shall have contributed to the Operating Partnership, in exchange for common and/or preferred OP Units and the assumption of liabilities, all of their respective assets, other than (i) their ownership interests in SLC, SLC's Subsidiaries, Hospitality and the Operating Partnership,
(ii) the Senior Living Care Facilities and related assets contributed (or to be contributed) to SLC in connection with the SLC Spinoff (including a 25% ownership interest in the U.S. Swissotel Management Company), (iii) their ownership interest in Permitted REIT Subsidiaries whose sole assets immediately following the REIT Transaction are comprised of OP Units and certain de minimis
                                                                     -- -------
equity interests in certain Subsidiaries of the Operating Partnership, (iv) cash in an amount not to exceed $500,000,000 (which cash will be distributed as part of the E&P Distribution) and (v) certain de minimis assets.

          (c) On or prior to the REIT Conversion Date and following the contributions set forth in Section 6.04(b), the Operating Partnership and/or one or more of its Wholly-Owned Subsidiaries shall effect a Partnership Roll-Up with respect to each partnership described in Schedule VII (each, a "Partnership to be Rolled-Up"), but only to the extent that the requisite percentage of the partners of each Partnership to be Rolled-Up shall have given their consent thereto, and with each Partnership Roll-Up to be effected substantially in the manner set forth on such Schedule VII, in each case with such exceptions thereto, if any, as are reasonably satisfactory to the Administrative Agent.

          (d) On the REIT Conversion Date, the Operating Partnership and its Subsidiaries shall be permitted to contribute and/or sell to one or more Non-Controlled Entities certain Non-Conforming Assets and cash, in each case to the extent that such contributions and/or sales are reasonably determined by the Borrower to be necessary in order to assure that Host REIT will qualify as a real estate investment trust for federal income tax purposes (allowing reasonable margins with respect to applicable limitations) or to avoid significant adverse tax consequences; provided, that to the extent the sum of
                                      --------
(i) all of such cash and (ii) the book value of all of such Non-Conforming Assets exceeds $500,000,000, such excess amounts shall be applied, dollar-for-dollar, against the $800,000,000 allowance for such Investments provided for in
Section 9.05(xii) (although no such excess amount shall be permitted to the extent that an Investment could not be made at such time pursuant to such
Section 9.05(xii)).

          (e) On or prior to the REIT Conversion Date, the Administrative Agent shall have received true and correct copies of the SLC Spinoff Documents and the other REIT Transaction Documents evidencing the transactions described in clauses (b), (c) and (d) of this Section 6.04, all of which REIT Transaction Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect.

          6.05  REIT Merger; REIT Qualification; etc.  (a)  On or prior to the
                -------------------------------------
REIT Conversion Date, there shall have been delivered to the Administrative Agent true and correct copies of the REIT Merger Agreement and the other REIT Merger Documents, all of which REIT Merger Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect. All material conditions precedent to the consummation of the REIT Merger as contained in the REIT Merger Agreement shall have been satisfied or waived with the consent of the Administrative Agent.

          (b) On the REIT Conversion Date, the REIT Merger shall have been consummated, in all material respects, in accordance with the REIT Merger Documents and all applicable laws. After giving effect to the consummation of the REIT Merger, Host REIT shall own not less than a 51% limited partnership interest in the Operating Partnership, and Host REIT or a Wholly-Owned Subsidiary thereof shall own the entire general partnership interest in the Operating Partnership.

          (c) From and after the REIT Conversion Date, Host REIT shall be organized in conformity with the requirements for qualification as a real estate investment trust under the Code for its first taxable year commencing after the REIT Conversion Date.

          6.06  Acknowledgment and Joinder Agreement.  On the REIT Conversion
                ------------------------------------
Date, Host REIT, as the surviving entity of the REIT Merger, shall have duly authorized, executed and delivered to the Administrative Agent the Acknowledgment and Joinder Agreement in the form of Exhibit I (the "Acknowledgment and Joinder Agreement").

          6.07  Leases.  (a)  Not less than 30 days prior to the REIT Conversion
                ------
Date, there shall have been delivered to the Administrative Agent and the Banks, a true and correct copy of the form of Operating Lease, which form of Operating Lease shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. In addition, prior to the REIT Conversion Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of the Operating Leases to be entered into between the Borrower and/or one or more of its Subsidiaries, on the one hand, and SLC and/or one or more other Approved Lessees, on the other, pursuant to which SLC and/or one or more other Approved Lessees shall lease, as lessee, all of the Hotel Properties of the Borrower and its Subsidiaries as of the REIT Conversion Date (except for the Hotels set forth on Schedule X and such other exceptions, if any, as shall be reasonably acceptable to the Administrative Agent), all of which Operating Leases shall be consistent with the form of Operating Lease delivered pursuant to this Section 6.07(a) and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and (ii) there shall have been delivered to the Banks a summary of the principal economic terms of each such Operating Lease and any principal deviations from the form of Operating Lease previously delivered to the Banks.

          (b) Except as otherwise provided in clause (a) of this Section 6.07, on the REIT Conversion Date, the Borrower and/or its Subsidiaries, on the one hand, and SLC and/or one or more other Approved Lessees, on the other, shall have entered into the Operating Leases delivered to the Administrative Agent pursuant to clause (a) above with respect to the Hotel Properties of the Borrower and its Subsidiaries effective not later than the later of January 1, 1999 and the day following the REIT Conversion Date.

          6.08  Adverse Change, etc.  (a)  On or prior to the REIT Conversion
                --------------------
Date, nothing shall have occurred (and neither the Administrative Agent nor the Banks shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine
(a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the REIT Transaction or on the business, operations, property, assets, liabilities, condition (finan-cial or otherwise) or prospects of Holdings, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          (b) On or prior to the REIT Conversion Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents (including shareholder and board of director consents) in connection with the REIT Transaction and the other transactions contemplated by the REIT Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the REIT Transaction or the other transactions contemplated by the REIT Transaction Documents or otherwise referred to herein or therein (other than any immaterial approvals and/or consents relating to the REIT Transaction and the other transactions contemplated by the REIT Transaction Documents). Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the REIT Transaction or the other transactions contemplated by the REIT Transaction Documents or otherwise required to be consummated herein or therein.

          6.09  Litigation.  On the REIT Conversion Date, there shall be no
                ----------
actions, suits or proceedings pending or threatened (i) with respect to the REIT Transaction or any REIT Transaction Document which could reasonably be expected to have a material adverse effect on the REIT Transaction or (ii) which the Administrative Agent or the Required Banks shall reasonably determine could reasonably be expected to have a material adverse effect on the REIT Transaction or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          6.10  No Default; Representations and Warranties.  At the time of the
                ------------------------------------------
REIT Conversion and also after giving effect thereto (i) there shall exist no Specified Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the REIT Conversion Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.11  Officer's Certificate; Corporate Documents; Proceedings; etc.
                -------------------------------------------------------------
(a) On the REIT Conversion Date, the Administrative Agent shall have received a certificate, dated the REIT Conversion Date and signed by an Authorized Officer of Host REIT and the Borrower, stating that all of the conditions in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.07(b), 6.08, 6.09 and 6.10 have been satisfied on such date (except to the extent that any such condition consists of a determination to be made by the Administrative Agent or the Required Banks).

          (b) On the REIT Conversion Date, the Administrative Agent shall have received a certificate from Host REIT and each newly created or acquired Wholly-Owned Subsidiary of Host REIT that is required to become a Credit Party under Sections 8.18 and/or 9.17, dated the REIT Conversion Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

          (c) All corporate, trust, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the REIT Transaction and all other transactions contemplated by this Agreement and the other REIT Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (d) On the REIT Conversion Date, the Administrative Agent shall have received an updated list of all of the Subsidiaries of Host REIT, which list shall identify the direct owner or owners of each such Subsidiary.

          6.12  Opinions of Counsel.  On the REIT Conversion Date, the
                -------------------
Administrative Agent shall have received (i) from Hogan & Hartson L.L.P., special counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Banks and dated the REIT Conversion Date, in form and substance reasonably satisfactory to the Administrative Agent, covering such matters incident to the REIT Transaction as the Administrative Agent may reasonably request, and (ii) from Hogan & Hartson L.L.P., special counsel to the Credit Parties, a tax opinion addressed to the Administrative Agent and each of the Banks and dated the REIT Conversion Date, in form and substance reasonably satisfactory to the Administrative Agent, covering the qualification of Host REIT as a real estate investment trust under the Code effective for its first taxable year commencing after the REIT Conversion Date and such other matters incident to the REIT Transaction as the Administrative Agent may reasonably request.

          SECTION 7.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans as provided herein, each Principal Credit Party makes (as to itself and each of its Subsidiaries), the following representations, warranties and agreements, in each case after giving effect to the Initial Transaction as consummated on the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of the Effective Date and the incurrence of each Loan on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this
Section 7 are true and correct on and as of the Effective Date and on the date of each such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01  Status.  Each of Holdings and each of its Subsidiaries (i) is a
                ------
duly organized and validly existing real estate investment trust, corporation, partnership or limited liability company, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the trust, corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.02  Power and Authority.  Each Credit Party has the trust,
                -------------------
corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary trust, corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance (but only with respect to any guaranties or security interests given by a Subsidiary Guarantor), reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge and Security Agreement) upon any of the properties or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the declaration of trust, certificate of incorporation, partnership agreement, certificate of partnership, limited liability company agreement or by-laws, as the case may be, of Holdings or any of its Subsidiaries.

          7.04  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

          7.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  (a)  The consolidated balance sheets of each of
------------------------------
Host Marriott and its Subsidiaries, HMH and its Subsidiaries and CRHC and its Subsidiaries for the fiscal year ended on January 2, 1998 and the fiscal quarter ended on March 27, 1998, and the related consolidated statements of income, cash flows and shareholders' equity of such Persons for the fiscal year and fiscal quarter ended on such dates, as the case may be, copies of which have been furnished to the Banks on or prior to the Effective Date, present fairly in all material respects the consolidated financial position of each of Host Marriott and its

Subsidiaries, HMH and its Subsidiaries and CRHC and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of such Persons for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The pro forma consolidated financial statements
                                     --- -----
of Host Marriott and its Subsidiaries and HMH and its Subsidiaries as of March 27, 1998 and after giving effect to the Initial Transaction, copies of which have been furnished to the Banks on or prior to the Effective Date, present fairly in all material respects the pro forma consolidated financial position of
                                    --- -----
Host Marriott and its Subsidiaries and HMH and its Subsidiaries as of March 27, 1998 and for the 52-week period ended on such date. Since January 2, 1998 (but for this purpose, assuming that the Initial Transaction had been consummated on such date), nothing shall have occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          (b) On and as of the Effective Date and on the date on which each Loan is made, on a Pro Forma Basis after giving effect to all Indebtedness
                   --- -----
(including the Loans) being incurred or assumed and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) will exceed their respective debts, (y) Holdings and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) Holdings and its Subsidiaries (taken as a whole) and the Borrower (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or in the Schedules to this Agreement, there were as of the Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due) of a nature required to be set forth in a balance sheet or footnote thereto prepared in accordance with generally accepted accounting principles which, either individually or in the aggregate, would be material to Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, no Principal Credit Party knows of any liability or obligation of itself or any of its Subsidiaries of any such nature that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or in the footnotes thereto which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          (d) On and as of the Effective Date, the Projections previously delivered to the Administrative Agent and the Banks have been prepared on a basis consistent in all material respects with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to any Principal Credit Party to be misleading in any material respect or which fail to take into account known material information regarding the matters reported therein. On the Effective Date, each Principal Credit Party believed that the Projections were reasonable and attainable.

          7.06  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the best knowledge of each Principal Credit Party, threatened (i) with respect to the Initial Transaction, the REIT Transaction or any Document which could reasonably be expected to have a material adverse effect on the Initial Transaction or the REIT Transaction, (ii) which purports to affect the legality, validity or enforceability of any Credit Document or (iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.07  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents, the Initial Transaction, the REIT Transaction or any of the other transactions contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and, to the best of each Principal Credit Party's knowledge, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information is or was provided.

          7.08  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Loans shall be used by the Borrower and its Subsidiaries, subject to the other restrictions set forth in this Agreement, (i) to fund, in part, the Refinancing Transaction and the REIT Transaction, and (ii) for the working capital and general corporate purposes of Holdings and its Subsidiaries.

          (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09  Tax Returns and Payments.  Each of Holdings and each of its
                ------------------------
Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or its Subsidiaries. The Returns accurately reflect in all material respects all material liability for taxes of Holdings and its Subsidiaries for the periods covered thereby except for amounts for which adequate reserves have been established in accordance with generally accepted accounting principles. Each of Holdings and each of its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of each Principal Credit Party, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, Holdings and each of its Subsidiaries have properly accrued adequate reserves in accordance with generally acceptable accounting principles for any amount of taxes in dispute for a Return which is the subject of any waiver extending the statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries.

          7.10  Compliance with ERISA.  (i)  Each Plan that is a single employer
                ---------------------
plan as defined in Section 4001(a)(15) of ERISA (a "Single Employer Plan") is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Single Employer Plan; no Single Employer Plan is insolvent or in reorganization; to the best knowledge of each Principal Credit Party, no Multiemployer Plan is insolvent or in reorganization; no Single Employer Plan has an Unfunded Current Liability; no Single Employer Plan which is subject to
Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made by Holdings or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan and a Foreign Pension Plan have been timely made; neither Holdings nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan; to the best knowledge of each Principal Credit Party, no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan; no condition exists which presents a substantial risk to Holdings or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Single Employer Plan pursuant to the foregoing provisions of ERISA and the Code; to the best knowledge of each Principal Credit Party, no condition exists which presents a substantial risk to Holdings or any of its Subsidiaries or any ERISA Affiliate of incurring any material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; each Principal Credit Party believes that the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the incurrence of any Loan, could not reasonably be expected to have a material adverse effect on the ability of Holdings or any of its Subsidiaries to perform its obligations under this Agreement or the other Credit Documents to which it is a party; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or any ERISA Affiliate exists or, to the best knowledge of each Principal Credit Party is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to (A) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or (B) any Plan, the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of Holdings or any of its Subsidiaries to perform its obligations under this Agreement or the other Credit Documents to which it is a party.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings nor or any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, does not exceed the current value of the assets of each Foreign Pension Plan allocable to such benefit liabilities, in the aggregate, by a material amount.

          7.11  The Pledge and Security Agreement; Equity Pledges.  (a)  The
                -------------------------------------------------
Pledge and Security Agreement creates (after all steps required under Articles 8 and 9 of the New York UCC have been taken) in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of each Credit Party in the Pledge and Security Agreement Collateral described therein and owned by such Credit Party on any date on which this representation and warranty is made or deemed made to the extent that a security interest therein can be created pursuant to the UCC, which security interest shall, (i) upon delivery to the Collateral Agent of any certificates evidencing any Pledged Securities, (ii) upon the filing of appropriate financing statements under the UCC in respect of any uncertificated Pledged Securities that constitute a "general intangible" under the New York UCC or (iii) upon the completion of such other actions as may be required under the applicable provisions of the UCC (which delivery, filings and/or other actions have been done (or will be done within five days after the Effective Date) and remain in full force and effect as to the Pledge and Security Agreement Collateral owned by any Credit Party on any date on which this representation and warranty is made or deemed made), constitute a fully perfected first lien on, and security interest in, all right, title and interest of such Credit Party in all of the Pledge and Security Agreement Collateral described therein, subject to no security interests of any other Person.

          (b) Schedule IX sets forth, as of the Effective Date, whether the capital stock or other equity interests in each Subsidiary listed on Schedule V is pledged (as of the Effective Date) pursuant to the Pledge and Security Agreement, and to the extent any such interest is not so pledged, Schedule IX shall indicate the reason therefor.

          7.12  Properties.  Each of Holdings and each of its Subsidiaries has
                ----------
good and marketable title to all material properties owned by them, including all material property reflected in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheets, free and clear of all Liens, other than (i) as referred to in such balance sheets or in the notes thereto or (ii) Permitted Liens).

          7.13  Representations and Warranties in Other Documents.  All
                -------------------------------------------------
representations and warranties set forth in the Documents to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

          7.14  Subsidiaries.  (a)  Holdings has no Subsidiaries other than (i)
                ------------
Hospitality, the Borrower and those Subsidiaries of the Borrower listed on
Schedule V, (ii) the Non-Borrower Subsidiaries and (iii) new Subsidiaries created in compliance with Section 9.17. Schedule V correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of each of its Subsidiaries existing on the Effective Date and also identifies the direct owner thereof.

          (b) Part I of Schedule V sets forth, as of the Effective Date, each initial Subsidiary Guarantor. Part II of Schedule V sets forth, as of the Effective Date, each Subsidiary of Holdings (other than the Borrower and Hospitality) which shall not be a Subsidiary Guarantor on the Effective Date, which Schedule shall specify the reason the respective Subsidiary is not required to be a Subsidiary Guarantor.

          7.15  Compliance with Statutes, etc.  Each of Holdings and each of its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to zoning compliance and environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.16  Investment Company Act.  Neither Holdings nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.17  Public Utility Holding Company Act.  Neither Holdings nor any of
                ----------------------------------
its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.18  Environmental Matters.  (a)  To the best knowledge of each
                ---------------------
Principal Credit Party, each of Holdings and each of its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the best knowledge of each Principal Credit Party, there are no pending or threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries. To the best knowledge of each Principal Credit Party, there are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) To the best knowledge of each Principal Credit Party, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by Holdings or such Subsidiary's business.

          (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.19  Labor Relations.  Neither Holdings nor any of its Subsidiaries,
                ---------------
and to the best knowledge of each Principal Credit Party, no Facility Manager or Approved Lessee, is engaged in any unfair labor practice with respect to any Hotel Property or Senior Living Care Facility that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole. To the best knowledge of each Principal Credit Party, there is (i) no unfair labor practice complaint pending or reasonably expected to arise against Holdings any of its Subsidiaries, any Facility Manager or any Approved Lessee before the National Labor Relations Board and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or reasonably expected to arise against Holdings, any of its Subsidiaries, any Facility Manager or any Approved Lessee, (ii) no strike, labor dispute, slowdown or stoppage is pending or reasonably expected to arise against Holdings, any of its Subsidiaries, any Facility Manager or any Approved Lessee and (iii) no union representation question exists with respect to the employees of Holdings, any of its Subsidiaries, any Facility Manager or any Approved Lessee, in each case with respect to the Hotel Properties and/or Senior Living Care Facilities managed by the Facility Managers and/or leased by the Approved Lessees, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.20  Intellectual Property.  Each of Holdings and each of its
                ---------------------
Subsidiaries owns or has the right to use all trademarks, permits, service marks, trade names, licenses and franchises necessary for the conduct of its respective businesses, except such as could not, either individually or in the aggregate, reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.21  Indebtedness.  (a)  Schedule VI sets forth a true and complete
                ------------
list of all Indebtedness of Holdings and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Initial Transaction (excluding the Loans, the Senior Notes and Indebtedness of the type described in Section 9.04(iii), the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt. On the Effective Date, Holdings is current on all interest payments due on the QUIPs Debt.

          7.22  Management Agreements, Franchise Agreements, Operating Leases,
                --------------------------------------------------------------
Ground Leases.  (a)  Each Management Agreement and Franchise Agreement and,
-------------
after the REIT Conversion Date, each Operating Lease with respect to any Hotel Property or Senior Living Care Facility is in full force and effect in accordance with its terms and has not been terminated, modified or amended without the consent of the Administrative Agent (other than in accordance with its terms) and no party thereto has denied or disaffirmed any of its material obligations thereunder or has defaulted in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto, in each case except to the extent that (i) Holdings or its relevant Subsidiary is diligently attempting to replace any such agreement that has been terminated and (ii) the result of any such termination, amendment, denial, disaffirmation or default (as applicable) could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          (b) Each ground lease with respect to any Hotel Property or Senior Living Care Facility which is a Leasehold is in full force and effect in accordance with its terms and no party thereto has denied or disaffirmed any of its material obligations thereunder or has defaulted in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto.

          7.23  Initial Transaction.  At the time of consummation thereof, each
                -------------------
component of the Initial Transaction shall have been consummated in all material respects in accordance with the terms of the respective Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each component of the Initial Transaction have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) (other than immaterial consents). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon any component of the Initial Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any component of the Initial Transaction, or the making of any Loans or the performance by a Credit Party of its obligations under the Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of each component of the Initial Transaction have been taken in compliance with the respective Documents and all applicable laws.

          7.24  REIT Transaction.  At the time of consummation thereof, each
                ----------------
component of the REIT Transaction shall have been consummated, in all material respects, in accordance with the terms of the respective REIT Transaction Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each component of the REIT Transaction have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) (other than immaterial consents). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon any component of the REIT Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any component of the REIT Transaction, or the making of any Loans or the performance by a Credit Party of its obligations under the REIT Transaction Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of each component of the REIT Transaction have been taken in compliance with the respective REIT Transaction Documents and all applicable laws.

          7.25  Status as REIT.  On and after the REIT Conversion Date, Host
                --------------
REIT will meet all of the requirements for qualification as a real estate investment trust under the Code effective for its first taxable year commencing after the REIT Conversion Date. On and after the REIT Conversion Date, Host REIT is or will be in a position to qualify for such taxable year and for each taxable year thereafter as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

          7.26  Facility Managers; Approved Lessees.  To the best knowledge of
                -----------------------------------
each Principal Credit Party, each Facility Manager has full power and authority and the legal right to manage and operate the properties it operates and to conduct the business in which it is currently engaged with respect to any Real Property owned or leased by Holdings or any of its Subsidiaries, including, without limitation, to be a party to a Management Agreement. To the best knowledge of each Principal Credit Party, each Approved Lessee has full power and authority and the legal right to lease, manage and operate the properties it operates and to conduct the business in which it is currently engaged with respect to any Real Property owned or leased by Holdings or any of its Subsidiaries, including, without limitation, to be the lessee under an Operating Lease and a party to a Management Agreement.

          7.27  Healthcare Matters.  (a)  To the best knowledge of each
                ------------------
Principal Credit Party, each Facility Manager or other operator of a Senior Living Care Facility (i) has, with respect to each of the Senior Living Care Facilities it manages, all licenses required under applicable law to operate each such Senior Living Care Facility and to conduct the business in which it is currently engaged, (ii) has, with respect to each Senior Living Care Facility it manages, received any certificate of need, determination of need or similar approval required under applicable law, and any amendments or supplements with respect thereto, and such approvals are in full force and effect, and (iii) with respect to Senior Living Care Facilities that are operated as nursing facilities (except where participation in Medicare or Medicaid is deemed undesirable in the reasonable business judgment of the Facility Manager or such other operator) is a party to provider agreements with respect to the participation of such Senior Living Care Facilities in Medicare and Medicaid, which provider agreements are in full force and effect, and are not, and for the past five calendar years have not been, the subject of any proceedings that have been initiated or notices issued by any Person to suspend, revoke, limit or otherwise modify any such provider agreement, except, with respect to foregoing clauses (i), (ii) and
(iii), such licenses, approvals, certifications and provider agreements as to which any lack thereof could not, and except for such proceedings which could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          (b) Each Senior Living Care Facility (i) complies with all applicable federal, state and local laws, regulations, quality and safety standards, building and fire codes, accreditation standards and health care, nursing facility or other requirements of any state department of health or other federal, state or local governmental authorities, (ii) complies with all requirements for participation in, and is in conformity with, all insurance, reimbursement and cost reporting requirements imposed by law or regulation and has a current provider agreement which is in full force and effect under, Medicare and Medicaid, and (iii) is not, and for the past five calendar years has not been, the subject of any proceedings that have been initiated or notices issued by any Person to suspend, revoke, limit or otherwise modify any such provider agreement, except, with respect to foregoing clauses (i), (ii) and (iii), such failures to comply and failures to conform which could not, and except such proceedings which could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          7.28  Year 2000.  Any reprogramming required to permit the proper
                ---------
functioning, in and following the year 2000, of (i) the computer systems of Holdings and its Subsidiaries and (ii) equipment of Holdings and its Subsidiaries containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, will be completed by July 1, 1999 except to the extent that the failure to complete such reprogramming and testing by such date could not be reasonably expected to have a material adverse effect upon the business, operations, property, assets, liability, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole. The cost to Holdings and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Holdings and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) is not reasonably likely to have a material adverse effect upon the business, operations, property, assets, liability, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          SECTION 8.  Affirmative Covenants.  Each Principal Credit Party hereby
                      ---------------------
covenants and agrees (as to itself and each of its Subsidiaries) that from and after the Effective Date and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.01  Information Covenants.  Holdings and/or the Borrower will
                ---------------------
furnish to the Administrative Agent and each of the Banks:

          (a)     Quarterly Financial Statements and Reports. (A) Within 60 days
                  ------------------------------------------
     after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings and the Borrower (commencing with the quarterly accounting period ending closest to June 30, 1998), (i) a consolidated balance sheet of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of such quarterly accounting period, (ii) the related consolidated statements of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iii) the related consolidated statements of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case (commencing with the financial statements to be delivered in respect of the quarterly accounting period ending closest to June 30, 1998) setting forth comparative figures for the corresponding fiscal periods in the prior fiscal year, all of which shall be in reasonable detail and certified by an Authorized Financial Officer of Holdings or the Borrower, as the case may be, that, to the best of such officer's knowledge after due inquiry, they fairly present, in all material respects, the financial condition of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments, provided that, in satisfying the requirements of this
                        --------
     Section 8.01(a) at any time after the REIT Conversion Date, if at the time the financial statements referenced herein are to be delivered, Holdings owns no capital stock of any Person other than the Borrower and has no other material assets or liabilities (other than pursuant to the Credit Documents), then only the consolidated financial statements of Holdings and its Subsidiaries need to be delivered pursuant to this Section 8.01(a) so long as any differences in the consolidated financial statements of Holdings and its Subsidiaries from those of the Borrower and its Subsidiaries are indicated by footnotes in the respective consolidated financial statements of Holdings and its Subsidiaries.

          (B) Within 60 days after the end of each quarterly accounting period in each fiscal year of Holdings occurring after the REIT Conversion Date, an operating statement in form and detail reasonably satisfactory to the Administrative Agent and the Borrower for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period for all Hotel Properties then subject to Operating Leases.

          (b)     Annual Financial Statements. Within 105 days after the close
                  ---------------------------
     of each fiscal year of Holdings and the Borrower, the consolidated balance sheet of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and shareholders' equity and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Arthur Andersen L.L.P. or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under any of Sections 9.07 through 9.12, inclusive, or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, provided that, in
                                                       --------
     satisfying the requirements of this Section 8.01(b) at any time after the REIT Conversion Date, if at the time the financial statements referenced herein are to be delivered, Holdings owns no capital stock of any Person other than the Borrower and has no other material assets or liabilities (other than pursuant to the Credit Documents), then only the consolidated financial statements of Holdings and its Subsidiaries need to be delivered pursuant to this Section 8.01(b) so long as any differences in the consolidated financial statements of Holdings and its Subsidiaries from those of the Borrower and its Subsidiaries are indicated by footnotes in the respective consolidated financial statements.

          (c)   Budgets.  No later than 60 days after the first day of each
                -------
     fiscal year of Holdings, budgets in form reasonably satisfactory to the Administrative Agent (including, in any event, budgeted statements of cash flow and Capital Expenditures and budgeted debt and cash balances) for such fiscal year prepared in detail, with respect to Holdings and its Subsidiaries, accompanied by a statement of an Authorized Financial Officer of Holdings to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate of the period covered thereby.

          (d)   Officer's Certificates.  At the time of the delivery of the
                ----------------------
     financial statements provided for in Sections 8.01(a) and (b), a certificate of an Authorized Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 9.02(vi), 9.02(vii), 9.02(ix), 9.03, 9.04, 9.05 and
     9.07 through 9.12, inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) commencing with the fiscal quarter ending closest to June 30, 1998, set forth the amount of (and the calculations required to establish) Quarterly Excess Cash Flow for the preceding fiscal quarter or Annual Excess Cash Flow for the preceding fiscal year, as the case may be.

          (e)   Notice of Default or Litigation.  Promptly, and in any event
                -------------------------------
     within three Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (z) with respect to any Credit Document.

          (f)   Management Letters.  Promptly after any Credit Party's receipt
                ------------------
     thereof, a copy of any "management letter" received by any such Credit Party from its certified public accountants and management's responses, if any, thereto.

          (g)   Other Reports and Filings.  Promptly, and without duplication of
                -------------------------
     any documents or information delivered pursuant to another clause of this
     Section 8.01, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") (it being understood, however, that with respect to any preliminary filings made with the SEC, Holdings need only deliver a certificate describing such filing) and copies of all notices and reports which Holdings or any of its Subsidiaries shall deliver to holders of the Senior Notes pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (h)   Environmental Matters. Promptly upon, and in any event within
                ---------------------
     ten Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Credit Party, obtaining knowledge thereof, notice of one or more of the following environmental matters to the extent that any such environmental matters, individually or in the aggregate, could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole:

                (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

                (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in non-compliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or such Subsidiary's response or proposed response thereto.

          (i)     Other Information. From time to time, such other information
                  -----------------
     or documents (financial or otherwise) with respect to Holdings and/or any of its Subsidiaries as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

          8.02  Books, Records and Inspections; Annual Meetings.  (a)  Holdings
                -----------------------------------------------
will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, upon reasonable advance notice, during regular business hours and under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or any of its Subsidiaries, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and any of its Subsidiaries with, and be advised as to the same by, its and their respective Presidents, Chief Executive Officers, Vice Presidents, Authorized Financial Officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may reasonably request, provided that any Bank's rights under this Section 8.02 may not be
         --------
exercised more than once in any fiscal quarter of Holdings.

          (b)   Annual Meetings with Banks. At the request of the Administrative
                --------------------------
Agent or the Required Banks, Holdings and the Borrower shall, at least once during each fiscal year of Holdings, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries shall be reviewed, with each Bank bearing its own travel, lodging, food and other costs associated with attending any such meeting.

          8.03  Maintenance of Property and Insurance.  (a)  Holdings will, and
                -------------------------------------
will cause each of its Subsidiaries, Approved Lessees and Facility Managers (as appropriate) to, (i) maintain all of their material property in good working order and condition (ordinary wear and tear and damage by casualty excepted),
(ii) maintain with financially sound and reputable insurance companies or qualified self-insurers, insurance on itself and its properties in commercially reasonable amounts, and (iii) furnish to the Administrative Agent and the Banks from time to time, upon written request, certificates of insurance reasonably acceptable to the Administrative Agent and required under this Agreement and the other Credit Documents and such other information relating to such insurance as the Administrative Agent or any Bank may reasonably request.

          (b) With respect to each Hotel Property and Senior Living Care Facility, Holdings and its Subsidiaries, as applicable, shall obtain and maintain, or cause to be maintained, insurance providing at least the following coverages:

          (i) comprehensive all risk insurance on the Improvements on each Hotel Property and Senior Living Care Facility and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements owned or leased by Holdings or such Subsidiary and Personal Property or a waiver of all co-insurance provisions; (C) with deductibles in such amounts as may be carried by operators of similar facilities or as required by the insurance carrier; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Hotel Property or Senior Living Care Facility shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of the Administrative Agent by an appraiser or contractor designated and paid by Holdings or such Subsidiary and approved by the Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer. Notwith-standing the foregoing, if such redetermination is based on an appraisal, the cost thereof shall be paid by Holdings or the related Subsidiary. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade or as determined by the respective insurance carrier and shall be Holdings' or the related Subsidiary's expense. Such appraisals will not be required so long as the policy is written on a blanket full replacement cost basis with an agreed amount endorsement. No omission on the part of the Administrative Agent to request any such ascertainment shall relieve Holdings or any Subsidiary of any of its obligations under this Section 8.03(b)(i). In addition, Holdings and its Subsidiaries shall obtain (x) flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area" and (y) earthquake insurance in amounts and in form and substance reasonably satisfactory to the Administrative Agent (but in no event less than the "Probable Maximum Loss" determined by consultants reasonably satisfactory to the Administrative Agent) in the event the Hotel Property or Senior Living Care Facility is located in an area with a high degree of seismic activity, or otherwise as required by the Administrative Agent, provided that the insurance pursuant to preceding clauses (x) and (y) shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 8.03(b)(i), except that the deductible on wind insurance if the Hotel Property or Senior Living Care Facility is located in a coast line area, shall not be in excess of seven and one-half percent (7.5%) of the appraised value of the Hotel Property or Senior Living Care Facility;

          (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Hotel Property or Senior Living Care Facility, including, in the case of Hotel Properties, "Dram Shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at any such Hotel Properties, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000 or such greater amount as may be generally required by institutional lenders for hotels or facilities comparable to the Hotel Property or Senior Living Care Facility; (B) to continue at not less than the aforesaid limit until required to be changed by the Administrative Agent or the Required Banks in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:
     (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

          (iii) business income and rent loss insurance (A) covering all risks required to be covered by the insurance provided for in Section 8.03(b)(i);
     (B) containing an extended period of indemnity endorsement which provides that from and after the physical loss to the Improvements on each Hotel Property, Senior Living Care Facility and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the original date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (C) in an amount equal to 100% of the projected house profits plus fixed expenses, to include interest on fixed indebtedness from the Hotel Property or Senior Living Care Facility for a period of twelve (12) months, determined prior to the date hereof and at least once each year thereafter based on the greater of: (x) Holdings' reasonable estimate of the house profits plus fixed expenses, to include interest on fixed indebtedness from the Hotel Property or Senior Living Care Facility, which estimate shall be reasonably satisfactory to the Administrative Agent and (y) the house profits plus fixed expenses, to include interest on fixed indebtedness set forth in the financial statements delivered to the Banks in accordance with this Agreement;

          (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements on each Hotel Property and Senior Living Care Facility (A) contractor's liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and
     (B) the insurance provided for in Section 8.03(b)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 8.03(b)(i), (3) including permission to occupy such Hotel Property or Senior Living Care Facility, and (4) with an agreed amount endorsement or a waiver of coinsurance provisions;

          (v) workers' compensation, subject to the statutory limits of the jurisdiction (domestic or foreign) in which the respective Hotel Property or Senior Living Care Facility is located, and employer's liability insurance (A) with a limit per accident and per disease per employee, and
     (B) in an amount for disease aggregate in respect of any work or operations on or about such Hotel Property or Senior Living Care Facility, or in connection with such Hotel Property or Senior Living Care Facility or its operation (if applicable), in each case reasonably required by the Administrative Agent;

          (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by the Administrative Agent on terms consistent with the comprehensive all risk insurance policy required under Section 8.03(b)(i);

          (vii) umbrella liability insurance in an amount not less than $100,000,000 per occurrence or such greater amount as may be generally required by institutional lenders for hotels or senior living facilities comparable to the respective Hotel Properties or Senior Living Care Facilities on terms consistent with the commercial general liability insurance policy required under Section 8.03(b)(ii);

          (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000 and an umbrella liability insurance of not less than $4,000,000;

          (ix) a blanket fidelity bond coverage insuring, among other things, against losses resulting from dishonest or fraudulent acts including losses from acts committed by (A) Holdings' or any of its Subsidiaries' personnel or (B) temporary contract employees or student interns;

          (x) such other insurance and in such amounts as are required pursuant to any franchise agreements or as the Administrative Agent from time to time may reasonably request against such other insurable hazards which are generally required by institutional lenders for hotels or senior living facilities comparable to the respective Hotel Properties or Senior Living Care Facilities or which are commonly insured against for property similar to the respective Hotel Properties or Senior Living Care Facilities located in or around the region in which the respective Hotel Properties or Senior Living Care Facilities are located;

          (xi) insurance against terrorist acts in amounts reasonably satisfactory to the Administrative Agent, which may be covered by a standard all-risk policy to the extent available on commercially reasonable terms; and

          (xii) fiduciary liability insurance and directors and officers liability insurance in amounts and in form and substance reasonably satisfactory to the Administrative Agent.

           (c) All insurance provided for in Section 8.03(b) hereof shall be obtained under valid and enforceable policies (the "Policies"), and shall be subject to the reasonable approval of the Administrative Agent as to insurance companies, amounts, forms and deductibles. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the jurisdiction (domestic or foreign) in which each Hotel Property or Senior Living Care Facility is located and approved by the Administrative Agent. Such insurance company must have a general policy rating of A- or better and a financial class of VII or better by A.M. Best Company, Inc., or another financial size rating reasonably acceptable to the Administrative Agent considering market conditions (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to the Administrative Agent pursuant to Section 8.03(b), accompanied by evidence reasonably satisfactory to the Administrative Agent of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Holdings and its Subsidiaries to the Administrative Agent; provided, however, that in the case of renewal Policies,
                      --------  -------
Holdings and its Subsidiaries may furnish the Administrative Agent with certificates of insurance reasonably acceptable to the Administrative Agent therefor to be followed by the original Policies when issued.

           (d) In the event Holdings or any of its Subsidiaries obtains separate insurance or an umbrella or a blanket Policy, Holdings or such Subsidiary shall notify the Administrative Agent of the same and shall cause certified copies of certificates of insurance reasonably acceptable to the Administrative Agent to be delivered as required in Section 8.03(b). Any blanket insurance Policy shall be written on an occurrence basis for the coverages required hereunder.

           (e) All Policies of insurance provided for in Section 8.03(b) shall contain clauses or endorsements to the effect that:

          (i) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least 30 days' written notice to the Administrative Agent and any other party named therein as an additional insured and 10 days notice for non-payment of premium; and

          (ii) each Policy shall provide that the issuers thereof shall give written notice to the Administrative Agent if the Policy has not been renewed thirty (30) days prior to its expiration.

           (f) Holdings will furnish to the Administrative Agent and to each Bank, on or before thirty (30) days after the renewal of any Policy, a certificate of insurance indicating the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance, and, if requested by

Administrative Agent or the Required Banks, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to the Administrative Agent.

          8.04  Corporate Franchises.  Holdings will, and will cause each of its
                --------------------
Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall
                      --------  -------
prevent (i) any of the transactions permitted in accordance with Section 9.02,
(ii) any of the transactions that constitute the Initial Transaction or the REIT Transaction or (iii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          8.05  Compliance with Statutes, etc.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries and, to the extent it has the power or right to do so (whether by contract or otherwise) each Approved Lessee and Facility Manager to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including, without limitation, any requirements of any federal, state or local department of health, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole. Holdings will, and will cause each of its Subsidiaries and each Approved Lessee and Facility Manager to, (x) maintain in good standing all material licenses, certifications, accreditations and other approvals applicable to it or to any Hotel Property or Senior Living Care Facility which it owns, leases, manages or operates and (y) maintain a standard of care for the patients or residents of each such Senior Living Care Facility at all times at the level necessary to ensure quality care for such patients or residents.

          8.06  Compliance with Environmental Laws.  (a)  Holdings will comply,
                ----------------------------------
and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws.

          (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (i) the Administrative Agent receives notice under Section 8.01(h) of any event for which notice is required to be delivered for any Real Property or (ii) Holdings or any of its Subsidiaries are not in compliance with Section 8.06(a) with respect to any Real Property, Holdings and the Borrower will provide, at their sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If Holdings or the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and Holdings and the Borrower shall grant and hereby grant, to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          8.07  ERISA.  Within 15 Business Days after Holdings, any Subsidiary
                -----
of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that such events, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole, Holdings will deliver to the Administrative Agent a certificate of an Authorized Financial Officer of Holdings setting forth details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Single Employer Plan; that any contribution required to be made by Holdings, any Subsidiary of Holdings or any ERISA Affiliate to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien on the assets of Holdings, any Subsidiary of Holdings or any ERISA Affiliate under ERISA or the Code; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted against Holdings, any Subsidiary of Holdings or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may reasonably be expected to incur or has incurred any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Holdings will deliver to the Administrative Agent (with sufficient copies for each Bank)
(i) a complete copy of the annual report (Form 5500) of each

Single Employer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed by Holdings or any of its Subsidiaries with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent (with sufficient copies for each Bank) no later than 15 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings, such Subsidiary or such ERISA Affiliate, as applicable.

          8.08  End of Fiscal Years; Fiscal Quarters.  Holdings and the Borrower
                ------------------------------------
will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the Friday closest to December 31 and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of the 12th, 24th and 36th week, respectively, of each fiscal year and the fourth fiscal quarter to end on the Friday closest to December 31, it being understood that
(x) if any Hotel Property or Senior Living Care Facility owned or leased by a Subsidiary of Holdings is managed or leased by an Approved Lessee or a Facility Manager other than SLC, any Wholly-Owned Subsidiary of SLC, Marriott International or any Wholly-Owned Subsidiary of Marriott International, Holdings, and the Borrower shall cause such Subsidiary's fiscal years and fiscal quarters to end on dates as close as reasonably practicable to the dates set forth above in this Section 8.08 and (y) Holdings and the Borrower may elect to change each of its and each of its Subsidiaries fiscal quarters to end on March 31, June 30, September 30 and December 31.

          8.09  Performance of Obligations.  Holdings will, and will cause each
                --------------------------
of its Subsidiaries to, perform all of its obligations under the terms of each ground lease, each Operating Lease and each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it or any Real Property owned or leased by Holdings or any of its Subsidiaries is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole. Holdings will, and will cause each of its Subsidiaries to, enforce the provisions of each Operating Lease so as to cause each Approved Lessee to abide by the terms of, and enforce the obligations under, each Management Agreement, each franchise agreement and each other material agreement, contract or instrument to which such Approved Lessee is a party or by which such Approved Lessee is bound and which affects the ownership, leasing, management or operation of any Real Property owned or leased by Holdings or any of its Subsidiaries, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, conditions (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          8.10  Payment of Taxes.  Holdings will, and will cause each of its
                ----------------
Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which any penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of

Holdings or any such Subsidiary; provided that neither Holdings nor any such
                                 --------
Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11  Certain Subsidiaries.  (a)  Holdings and the Borrower will
                --------------------
ensure that at all times either the Borrower or a Wholly-Owned Subsidiary of Holdings or the Borrower that is a Subsidiary Guarantor is (i) the sole general partner of any Subsidiary Guarantor that is a partnership, or (ii) the sole managing member (or has the sole right to designate members of the board of managers) of any Subsidiary Guarantor that is a limited liability company.

          (b) Holdings and the Borrower will ensure that at all times (i) either the Borrower or a Wholly-Owned Subsidiary of Holdings or the Borrower that is a Subsidiary Guarantor owns 100% of the equity interests in each Look-Through Subsidiary and (ii) the equity interests owned by the Borrower (directly or indirectly) in each Subsidiary of the Borrower that is not a Look-Through Subsidiary are owned by a Look-Through Subsidiary of the Borrower that is a Subsidiary Guarantor. In addition, Holdings and the Borrower will ensure that all Subsidiary Guarantors existing immediately following the consummation of the REIT Transaction (other than Subsidiary Guarantors owning Hotel Properties that are the subject of a Partnership Roll-Up) shall be Look-Through Subsidiaries.

          8.12  Management Agreements; Operating Leases.  Unless the Required
                ---------------------------------------
Banks otherwise agree in writing, Holdings will take, and will cause each of its Subsidiaries to take, all action necessary so that (i) each Hotel Property or Senior Living Care Facility is at all times managed by a Permitted Facility Manager pursuant to a Management Agreement, and (ii) from and after the REIT Conversion Date, each Hotel Property that is leased is at all times leased to an Approved Lessee pursuant to an Operating Lease; provided, however, that Holdings
                                                --------  -------
and its Subsidiaries shall not be deemed to be in breach of the covenants set forth in this Section 8.12 by virtue of a failure to so maintain a Management Agreement or Operating Lease, so long as (x) Holdings or its relevant Subsidiary is diligently pursuing engaging a replacement Permitted Facility Manager or Approved Lessee pursuant to a Management Agreement or Operating Lease, as applicable, and (y) the failure to have maintained such Management Agreement or Operating Lease could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole.

          8.13  REIT Requirements.  Effective as of the first day of the first
                -----------------
taxable year commencing following the REIT Conversion Date, Host REIT shall thereafter operate its business at all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Code. Host REIT will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of Host REIT as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. Host REIT will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

          8.14  Interest Rate Protection.  If at any time the aggregate
                ------------------------
outstanding principal of Loans exceeds $750,000,000, then within 60 days thereafter, the Borrower will enter into (and thereafter maintain) Interest Rate Protection Agreements reasonably acceptable to the Administrative Agent, with a term of at least one year, establishing a fixed or maximum interest rate not to exceed 11% for an aggregate amount equal to at least 50% of the aggregate principal amount of all Loans then outstanding.

          8.15  Acknowledgment and Joinder Agreement.  At the time of the
                ------------------------------------
consummation of the REIT Merger, Host REIT, as the surviving entity of the REIT Merger, shall have duly authorized, executed and delivered the Acknowledgment and Joinder Agreement.

          8.16  Contributions.  From and after the REIT Conversion Date,
                -------------
Holdings will contribute as an equity contribution to the capital of the Borrower within 15 days following its receipt thereof, any cash proceeds received by Holdings from any asset sale, any incurrence of Indebtedness, any Insurance Proceeds or Condemnation Proceeds, any sale or issuance of its equity, any cash capital contributions received by Holdings or any cash Dividends received from the Borrower to the extent not promptly used by Holdings to make a distribution to its shareholders as permitted under Section 9.03 or to pay its general corporate overhead expenses and other liabilities.

          8.17  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and Holdings, with respect to any Foreign Subsidiary that is not a Look-Through Subsidiary which has not already had all of its stock pledged pursuant to the Pledge and Security Agreement, that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other material adverse Federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to (and to the extent required by) the Pledge and Security Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge and Security Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Subsidiary) shall execute and deliver (x) the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and (y) the Pledge and Security Agreement (or another pledge agreement in substantially similar form, if needed) securing such Foreign Subsidiary's obligations under the Subsidiaries Guaranty, in each case to the extent that the entering into such Pledge and Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.17 to be in form and substance reasonably satisfactory to the Administrative Agent.

          8.18  Additional Guarantors.  (a)  On or prior to September 30, 1998,
                ---------------------
each of MHP Acquisition Corp. and MHP II Acquisition Corp. shall, and on or prior to December 31, 1998, HMC Capital Corporation shall (unless it has already merged into a Subsidiary Guarantor), execute and deliver to the Administrative Agent counterparts of the Subsidiaries Guaranty and the Pledge and Security Agreement, at which time each such Subsidiary shall become a Subsidiary Guarantor.

          (b) If at any time after the Effective Date, (A) Holdings or the Borrower (directly or indirectly) acquires, establishes or creates any Wholly-Owned Domestic Subsidiary or any Wholly-Owned Foreign Subsidiary that is a Look-Through Subsidiary (or in the circumstances contemplated by Section 8.17, any other Wholly-Owned Foreign Subsidiary), other than a Permitted REIT Subsidiary, or (B) any Subsidiary of Holdings guaranties the obligations of the Borrower under the Senior Notes or under any other Indebtedness of the Borrower, such Subsidiary shall be required at such time to execute and deliver counterparts of the Subsidiaries Guaranty and the Pledge and Security Agreement, at which time such Subsidiary shall become a Subsidiary Guarantor (unless, in the case of preceding clause (A), such Wholly-Owned Subsidiary is prohibited from entering into the Subsidiaries Guaranty and the Pledge and Security Agreement by reason of restrictions set forth in the terms of any then existing Indebtedness of such Wholly-Owned Subsidiary and, in the case of a Wholly-Owned Subsidiary acquired after the Effective Date, such Wholly-Owned Subsidiary is prohibited from entering into the Subsidiaries Guaranty and the Pledge and Security Agreement by reason of restrictions contained in any other material contract existing at the time of such acquisition). Notwithstanding anything to the contrary contained in this Section 8.18(b), any Wholly-Owned Subsidiary created solely to effect an acquisition permitted pursuant to Section 9.02 (viii), (ix) or (x) shall not be required to execute and deliver a counterpart of the Subsidiaries Guaranty or the Pledge and Security Agreement until such time as the respective acquisition is consummated but only so long as such Wholly-Owned Subsidiary does not have any assets other than up to $5,000 in cash.

          (c) If the REIT Transaction has not been consummated by March 31, 1999, then within 30 days thereafter (i) the capital stock of Hospitality shall be pledged pursuant to the Pledge and Security Agreement and (ii) each Wholly-Owned Non-Borrower Subsidiary which has not theretofore executed and delivered counterparts of the Subsidiaries Guaranty and the Pledge and Security Agreement shall so execute and deliver such Credit Documents and shall become a Subsidiary Guarantor, unless such Wholly-Owned Non-Borrower Subsidiary is prohibited from executing and delivering such Credit Documents by the terms of any Indebtedness (and in the case of a Wholly-Owned Subsidiary acquired after the Effective Date, prohibitions contained in the terms of any other material contract existing at the time of such acquisition) to which it is a party or to which it or its assets are subject.

          (d) Each Wholly-Owned Subsidiary of Holdings or the Borrower that is not a party to the Subsidiaries Guaranty and the Pledge and Security Agreement because of prohibitions contained in the terms of any Indebtedness (and in the case of a Wholly-Owned Subsidiary acquired after the Effective Date, prohibitions contained in the terms of any other material contract existing at the time of such acquisition) to which such Subsidiary is a party or to which it or its assets is subject shall promptly (and in any event within 30 days) following satisfaction and discharge of such Indebtedness (or the termination of such prohibitions) (unless such Indebtedness is refinanced in accordance with this Agreement with other Indebtedness that prohibits such Subsidiary from being a party to the Subsidiaries Guaranty or the Pledge and Security Agreement) execute and deliver counterparts of the

Subsidiaries Guaranty and the Pledge and Security Agreement and become a Subsidiary Guarantor; provided, however, that the provisions of this Section
                      --------  -------
8.18(d) shall not apply to Wholly-Owned Non-Borrower Subsidiaries until March 31, 1999.

          (e) Notwithstanding the foregoing provisions of this Section 8.18, provided that (i) the REIT Transaction has been consummated and (ii) the IRS Ruling has been issued, neither the Borrower nor any Subsidiary Guarantor shall be required to pledge the equity interest of any Person that is not a Look-Through Subsidiary pursuant to the Pledge and Security Agreement (and all pledges of equity interests in Persons that are not Look-Through Subsidiaries shall be released from the pledge created under the Pledge and Security Agreement at the request and expense of the Borrower, as more particularly provided therein).

          (f) Each Subsidiary required to take actions pursuant to the preceding Sections 8.18(a), (b), (c) and (d) shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4 (including without limitation, opinions of counsel) as such Subsidiary would have had to deliver if such Subsidiary were a Credit Party on the Effective Date, with all actions to be taken pursuant to this Section
8.18 to be taken to the reasonable satisfaction of the Administrative Agent.

          8.19  Capital Expenditures.  Holdings and its Subsidiaries shall,
                --------------------
during each fiscal year of Holdings and the Borrower, expend in respect of maintenance Capital Expenditures at the Hotel Properties and Senior Living Care Facilities (or to the extent not spent, place in a reserve) an amount equal to at least 4% of the combined total Gross Revenues from the Hotel Properties and Senior Living Care Facilities for such fiscal year.

          8.20  Additional Senior Living Care Assets.  Within 90 days following
                ------------------------------------
the REIT Conversion Date, Holdings and its Subsidiaries shall have sold all of their remaining Senior Living Care Facilities (and related assets) which were not disposed of as part of the SLC Spinoff to SLC, one or more of SLC's Subsidiaries and/or one or more other Persons which are not Subsidiaries of Holdings at a price, and on terms, no less favorable than those pursuant to which Holdings and/or its Subsidiaries originally acquired such Senior Living Care Facilities (and related assets).

          8.21  Certain Inventory, Fixed Asset Supplies and Working Capital
                -----------------------------------------------------------
Receivables.  Holdings will, and will cause each of its Subsidiaries to, ensure
-----------
that each Operating Lease relating to a Hotel Property pursuant to which all or any portion of the inventory, fixed asset supplies and/or working capital receivables have been sold to the related Approved Lessee as provided in Section 9.02(xvi), provides to the Borrower or its Subsidiary owning the related Hotel Property a right to repurchase all of the inventory, fixed asset supplies and/or working capital receivables upon any termination or expiration of the related Operating Lease related to such Hotel Property for a purchase price not greater than the fair market value thereof. Holdings will, and will cause each of its Subsidiaries to, exercise each such repurchase option upon the termination or expiration of each such Operating Lease.

          SECTION 9.  Negative Covenants.  Each Principal Credit Party hereby
                      ------------------
covenants and agrees (as to itself and each of its Subsidiaries) that from and after the Effective Date and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01  Liens.  Holdings will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income (other than in connection with a sale permitted under Section 9.02) or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the
                                                       --------
provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, "Permitted Liens"):

          (i) inchoate Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal and termination of any such Liens, plus renewals, replacements, refinancings and extensions of such Liens to the extent permitted by
     Section 9.04(xi), provided that any such renewal, replacement, refinancing
                       --------
     or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (iv)  Liens created pursuant to the Pledge and Security Agreement;

          (v) leases or subleases granted to merchants, vendors, other providers of services and other Persons in the ordinary course of business and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (vi) to the extent that the respective Indebtedness is permitted to be incurred at such time pursuant to Section 9.04(xii), (A) Liens upon equipment or machinery subject to Capitalized Lease Obligations, provided
                                                                      --------
     that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to such Capitalized Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries and (B) Liens placed upon equipment or machinery used in the ordinary course of business of Holdings or any of its Subsidiaries at the time of acquisition thereof by Holdings or any such

     Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided, that the Lien
                                                         --------
     encumbering the asset giving rise to the purchase money Indebtedness does not encumber any other asset of Holdings or any of its Subsidiaries;

          (vii) to the extent that the respective Indebtedness is permitted to be incurred at such time pursuant to Section 9.04(xii), Liens securing Permitted Non-Recourse Indebtedness of Specified Subsidiaries so long as such Liens only encumber the Real Property (including the furniture, fixtures, equipment and other personal property related thereto) and the revenues and proceeds derived therefrom of the Specified Subsidiary that has incurred such Permitted Non-Recourse Indebtedness;

          (viii) easements, rights-of-way, restrictions (including zoning restrictions), encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings in respect of operating leases;

          (x) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

          (xi) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (xii) Liens arising out of the existence of judgments, decrees or awards not constituting an Event of Default under Section 10.09, provided
                                                                      --------
     that the aggregate amount of any cash and the fair market value of all property pledged or deposited to secure all such judgments, decrees and awards shall not exceed $50,000,000 at any time outstanding;

          (xiii) Liens on property or assets acquired pursuant to an acquisition permitted under Section 9.02(viii), (ix) or (x), pursuant to a Partnership Roll-Up or pursuant to an Investment made under Section 9.05(xi) or (xii) (so long as, in the case of such clause (xii), such Liens do not attach to any FF&E of a Non-Controlled Entity unless such Liens are part of an existing blanket Lien on all assets so acquired (in which case the FF&E may be contributed to a Non-Controlled Entity subject to such
     Lien)), or on property or assets of a Subsidiary of Holdings acquired pursuant to such an acquisition, pursuant to such a Partnership Roll-Up or pursuant to such an Investment, in each case in existence at the time such acquisition, Partnership Roll-Up or Investment is consummated, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(x) and (ii) such Liens are not incurred in connection with or in contemplation or anticipation of such acquisition, Partnership Roll-Up or Investment and do not attach to any other asset of Holdings or any of its Subsidiaries;

          (xiv) Liens (or other transfers designed to effect a security interest, in each case) on the capital stock or other equity interests of, and/or the assets owned by, those Subsidiaries of Holdings (other than a Credit Party) which were created or acquired solely in connection with their acquisition of two Hotel Properties located in Cancun and Puerto Vallarta, Mexico, which Liens solely secure the Indebtedness incurred to finance such acquisitions, so long as (i) such Subsidiaries do not have any material assets other than such Hotel Properties, (ii) such Indebtedness is permitted to be incurred under Section 9.04(xii) and (iii) the aggregate principal amount of such Indebtedness shall not exceed $70,000,000; and

          (xv) Liens in favor of the Borrower or any of its Subsidiaries granted by a Non-Controlled Entity.

Notwithstanding anything to the contrary contained above in this Section 9.01, in no event shall more than $2,200,000,000 in aggregate principal amount of all outstanding Permitted Refinancing Indebtedness and all Indebtedness incurred pursuant to Section 9.04(xii) be permitted to be secured pursuant to the Pledge and Security Agreement and such Indebtedness shall only be entitled to the benefits of the Pledge and Security Agreement to the extent that it is otherwise unsecured.

            9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.
                -------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale- leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures (including payments in respect of Capitalized Lease Obligations) by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Sections 9.01(vi)(B) and 9.07;

          (ii) Holdings and its Subsidiaries may in the ordinary course of business, (x) sell or otherwise dispose of equipment and materials which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business and (y) sell or exchange other items of equipment and materials so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment or materials which are the functional equivalent of the item of equipment or material so sold or exchanged and is at least of comparable value and quality;

          (iii) Investments may be made to the extent permitted by Section
     9.05;

          (iv) Holdings and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by
     Section 9.01(vi));

          (v) Holdings and its Subsidiaries may make sales or other dispositions of inventory in the ordinary course of business and consistent with past practice;

          (vi) Holdings and its Subsidiaries may sell Hotel Properties, Senior Living Care Facilities and other assets

     (including the capital stock or other equity interests (including by way of merger) of the Person or Persons owning such Hotel Properties, Senior Living Care Facilities or other assets, but specifically excluding the capital stock of Hospitality, the Borrower or any Subsidiary Guarantor unless all of the capital stock or other equity interests of a Subsidiary Guarantor is sold) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is at fair market value (as determined in good faith by Holdings or such Subsidiary, as the case may be), (iii) the consideration received by Holdings or such Subsidiary is either (a) at least 75% cash and is received at the time of the consummation of such sale, and with the balance of such consideration to be in the form of promissory notes, real estate assets (including related FF&E) and/or equity interests of Persons owning real estate assets, or (b) a combination of cash and Permitted Like-Kind Exchange Property,
     (iv) the aggregate amount of all sales made pursuant to preceding clause
     (a) of this Section 9.02(vi) shall not exceed $250,000,000 in any fiscal year of Holdings and (v) and the aggregate fair market value of all assets sold in exchange for Permitted Like-Kind Exchange Properties shall not exceed (A) $500,000,000 in any twelve month period beginning after the Effective Date and ending prior to July 31, 2000 or (B) $250,000,000 for any twelve month period thereafter;

           (vii) on and after the REIT Conversion Date, the Borrower and its Subsidiaries may sell the FF&E at a Hotel Property to a Non-Controlled Entity so long as (i) the Borrower shall have reasonably determined that each such sale is necessary in order to avoid the characterization for tax purposes of any portion of the rent payable under the related Operating Lease as rent not attributable to real property (allowing reasonable margins with respect to applicable limitations), (ii) such FF&E is leased by such Non-Controlled Entity to the Approved Lessee under the related Operating Lease pursuant to an FF&E lease containing market terms for similar FF&E and with provisions protecting the interests of the owner of the applicable Hotel Property in a form reasonably acceptable to the Administrative Agent, (iii) the related Approved Lessee shall have assigned its interest (as lessee) in such FF&E lease to the Borrower or its Subsidiary owning the related Hotel Property as security for such Approved Lessee's obligations under the Operating Lease and the Borrower or such Subsidiary (or any successor Approved Lessee of such Hotel Property) shall have the right to acquire the interests of the tenant under such FF&E lease (if it is then in effect) upon a termination of the related Operating Lease, (iv) the purchase price paid for such FF&E shall be equal to at least the fair market value of such FF&E (with a purchase price equal to the book value thereof being deemed to meet this standard) (and the consideration paid shall be in the form of cash and/or a promissory note), and (v) no more than (A) $200,000,000 of such FF&E is sold at the time of the REIT Conversion and (B) without duplication of any FF&E sold pursuant to preceding clause (A), $100,000,000 of such FF&E is otherwise sold in any fiscal year of the Borrower less (in the case of this clause (B)) the aggregate amount of FF&E otherwise purchased by Non-Controlled Entities during such fiscal year from Persons other than the Borrower or a Subsidiary thereof for use at a Hotel Property of the Borrower or a Subsidiary thereof;

           (viii) the Borrower and its Wholly-Owned Subsidiaries and, prior to the REIT Conversion Date, Wholly-Owned Subsidiaries which are Non-Borrower Subsidiaries, may acquire Hotel Properties (other than pursuant to the Blackstone Acquisition) and/or, prior to the REIT Conversion Date, Senior Living Care Facilities (or all of the capital stock or other equity interests of the Person or Persons owning such Hotel Properties and/or Senior Living Care Facilities (including by way of merger)) so long as (i) no Specified Default or Event of Default then exists or would result therefrom, (ii) based on calculations made by Holdings and/or the Borrower on a Pro Forma Basis after giving effect to
                                       --- -----
     such acquisition and as if such acquisition had occurred on the first day of the respective Calculation Period, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may
     be) prior to the date of the respective acquisition under, the financial covenants contained in Sections 9.08 through 9.12, inclusive, (iii) in the case of an acquisition of a Hotel Property, such Hotel Property is a Full Service Hotel, provided that limited service Hotel Properties also may be acquired pursuant to this Section 9.02(viii) so long as on a Pro Forma Basis the portion of Consolidated EBITDA attributed to such limited service Hotels, when added to the portion of Consolidated EBITDA attributed to all other limited service Hotels of Holdings and its Subsidiaries, does not exceed 7% of the Consolidated EBITDA for the most recently ended Test Period, and (iv) in the case of any acquisition made pursuant to this
     Section 9.02(viii) with an Acquisition Purchase Price of $100,000,000 or more, Holdings or the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of Holdings or the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (iii) and containing the calculations required by the preceding clauses (ii) and (iii);

           (ix) the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, the Non-Borrower Subsidiaries, may acquire high quality real estate (or the equity interests of a Person owning such real estate (including by way of merger)) consistent with the quality of the Borrower's and its Subsidiaries' existing portfolio of Hotel Properties (other than pursuant to the Blackstone Acquisition) so long as (i) no Specified Default or Event of Default then exists or would result therefrom, (ii) based on calculations made by Holdings and/or the Borrower on a Pro Forma Basis
                                                            --- -----
     after giving effect to such acquisition and as if such acquisition had occurred on the first day of the respective Calculation Period, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective acquisition under, the financial covenants contained in Sections 9.08 through 9.12, inclusive, (iii) the aggregate amount of all acquisitions made pursuant to this Section 9.02(ix), when added to the aggregate amount of all Investments made pursuant to Section 9.05(xi), does not exceed $1,500,000,000, and (iv) in the case of any such acquisition with an Acquisition Purchase Price of $100,000,000 or more, Holdings or the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of Holdings or the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (iii) and containing the calculations required by the preceding clauses (ii) and (iii);

           (x) the Borrower or one or more Wholly-Owned Subsidiaries thereof may consummate the Blackstone Acquisition so long as no Default or Event of Default then exists or would result therefrom;

           (xi) any Subsidiary of the Borrower (other than a Specified Subsidiary that has outstanding Permitted Non-Recourse Indebtedness) may be merged with and into the Borrower or any Subsidiary Guarantor so long as
     (i) in the case of any merger involving the Borrower, the Borrower is the surviving Person, (ii) in the case of any merger involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving Person, (iii) in the case of any merger involving a non-Wholly-Owned Subsidiary, the only consideration paid to third parties in connection therewith is (I) cash,
     (II) the assumption of Indebtedness, (III) equity interests in the surviving Person so long as such Person is not a Subsidiary Guarantor and/or (IV) after the REIT Conversion Date, equity in Host REIT or OP Units, provided that, in the case of a merger described in preceding clause
     (iii), (x) in the event that the surviving Person is not a Wholly-Owned Subsidiary of the Borrower, any such cash payment shall be treated as an Investment made (and shall reduce the aggregate amount of Investments permitted to be made) under Section 9.05(xi) and such cash payment may only be made to the extent that an Investment may be made at such time under such Section 9.05(xi) and (y) in the event that the surviving Person is (or becomes) a Wholly-Owned Subsidiary of the Borrower, such transaction shall only be permitted if the Borrower could have consummated such transaction pursuant to Section 9.02(viii) (and with the Borrower being required to satisfy the provisions of such Section 9.02(viii) in connection therewith), and (iv) at least 5 Business Days prior written notice of any such merger is given by the Borrower to the Administrative Agent;

           (xii) any Subsidiary of Holdings (other than the Borrower or a Specified Subsidiary that has outstanding Permitted Non-Recourse Indebtedness) that is not a Subsidiary Guarantor may be merged with and into any other Subsidiary of Holdings (other than the Borrower or a Specified Subsidiary that has outstanding Permitted Non-Recourse Indebtedness) that is not a Subsidiary Guarantor so long as in the case of any merger involving a non-Wholly-Owned Subsidiary of Holdings, the only consideration paid to third parties in connection therewith is (I) cash,
     (II) the assumption of Indebtedness, (III) equity interests in the surviving Person so long as such Person is not a Subsidiary Guarantor and/or (IV) after the REIT Conversion Date, equity in Host REIT or OP Units, provided that, (x) in the event that the surviving Person is not a Wholly-Owned Subsidiary of the Borrower, any such cash payment shall be treated as an Investment made (and shall reduce the aggregate amount of Investments permitted to be made) under Section 9.05(xi) and such cash payment may only be made to the extent that an Investment may be made at such time under such Section 9.05(xi) and (y) in the event that the surviving Person is (or becomes) a Wholly-Owned Subsidiary of the Borrower, such transaction shall only be permitted if the Borrower could have consummated such transaction pursuant to Section 9.02(viii) (and with the Borrower being required to satisfy the provisions of such Section 9.02(viii) in connection therewith);

           (xiii) on or after the REIT Conversion Date, the Borrower and its Subsidiaries may enter into Operating Leases with an Approved Lessee and the Non-Controlled Entities may enter into FF&E leases with an Approved Lessee;

           (xiv) the CRHC Merger shall be permitted in accordance with Section 4.13;

           (xv) each of the transactions that constitute the REIT Transaction shall be permitted in accordance with the terms of this Agreement;

           (xvi) from and after the REIT Conversion Date, the Borrower and its Subsidiaries shall have the right to sell inventory, fixed asset supplies and working capital receivables relating to a Hotel Property to the Approved Lessee under the Operating Lease relating to such Hotel Property for a purchase price equal to no less than the fair market value thereof (with a purchase price equal to the book value thereof being deemed to meet this standard) (and the consideration therefor shall be in the form of cash and/or a promissory note), so long as the Borrower or related Subsidiary is granted a Lien upon such inventory, fixed asset supplies and working capital receivables pursuant to the related Operating Lease as security for the obligations of the Approved Lessee thereunder; and

           (xvii) sales of Senior Living Care Facilities (and related assets) pursuant to Section 8.20 shall be permitted.

To the extent the Required Banks or all of the Banks, as the case may be, waive the provisions of this Section 9.02 with respect to the sale of any Pledge and Security Agreement Collateral, or any Pledge and Security Agreement Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Pledge and Security Agreement Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Pledge and Security Agreement, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03  Dividends.  (a)  Prior to the REIT Conversion Date, Holdings
                ---------
will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that, (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders, members or partners generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary), (iii) any Non-Borrower Subsidiary may pay cash Dividends to its shareholders, members or partners generally so long as Holdings or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary), (iv) so long as no Specified Default or Event of Default then exists or would result therefrom, Dividends may be paid on the QUIPs, (v) the Borrower may pay cash Dividends to Hospitality, which in turn may pay cash Dividends to Holdings, so long as the proceeds therefrom are promptly used by Holdings to pay (x) any Permitted Tax Payments that are then actually due and payable and (y) any general corporate and other overhead expenses and liabilities incurred by it to the extent not otherwise prohibited by this Agreement, and (vi) so long as no Default or Event of Default then exists or would result therefrom and same are permitted by the Senior Note

Indenture, the Borrower may pay cash Dividends to Hospitality, which in turn may pay cash Dividends to Holdings, provided that (x) the aggregate amount of cash
                                --------
Dividends paid by the Borrower pursuant to this clause (vi) in any fiscal quarter of the Borrower shall not exceed (A) prior to the end of the fiscal quarter ending closest to March 31, 1999, 50%, and (B) after such time, 75% (or 50% to the extent that a payment is required under Section 3.02(f) in respect of the relevant Excess Cash Payment Period), in each case of Quarterly Excess Cash Flow of Holdings for the immediately preceding fiscal quarter of Holdings, although (I) to the extent that Dividends are permitted to be paid in a fiscal quarter of the Borrower pursuant subclauses (A) or (B) above in this clause (vi) and are not so paid in such fiscal quarter, such unused amount may be carried forward and paid as a cash Dividend in any succeeding fiscal quarter of the Borrower that is part of the same fiscal year (or within 60 days after the end of such fiscal year), and (II) for the period from the Effective Date through December 31, 1998, the amount of such Dividends permitted by this clause (vi) for such period shall not be less than $100,000,000 and (y) no such Dividends may be paid from such Quarterly Excess Cash Flow for the immediately preceding fiscal quarter until Holdings and the Borrower have delivered to the Administrative Agent the financial statements pursuant to Section 8.01(a) or
(b), as the case may be, in respect of such immediately preceding fiscal quarter.

          (b) On and after the REIT Conversion Date, Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders, members or partners generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary), (iii) so long as (x) no Specified Default, and no Event of Default, exists at the time of the respective payment or would exist immediately after giving effect thereto and (y) Holdings qualifies, or has taken all actions necessary to qualify, as "real estate investment trust" under the Code, during any four consecutive fiscal quarters of Holdings, the Borrower may pay cash Dividends to Holdings and all other holders of OP Units when and to the extent necessary for Holdings to distribute, and Holdings may so distribute, cash Dividends to its shareholders in an aggregate amount not to exceed the greater of (A) 85% of the Adjusted Funds From Operations for such four consecutive fiscal periods (or, if shorter, the period from the REIT Conversion Date to the last day of the Borrower's fiscal quarter then last ended) and (B) the minimum amount necessary for Holdings to maintain its tax status as a real estate investment trust and to satisfy the distributions required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto) by reason of Holdings making the election provided for therein, in each case so long as such Dividend is otherwise permitted to be made by the Senior Note Indenture,
(iv) so long as no Default or Event of Default then exists or would result therefrom, Dividends may be paid on the QUIPs, (v) so long as no Specified Default, and no Event of Default, exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as the proceeds therefrom are promptly used by Holdings to pay (x) any Permitted Tax Payments at the time and to the extent actually due and payable (but without duplication of any tax payments permitted to be made pursuant to clause (iii) above to satisfy the distribution required to be made by Notice 88-19 under the Code (or Treasury regulations issued pursuant thereto)) and (y) any general corporate and other overhead expenses and liabilities incurred by it to the extent not otherwise prohibited by this

Agreement, (vi) at the time of the REIT Conversion, the SLC Spinoff shall be permitted in accordance with the terms of this Agreement, and (vii) from and after the REIT Conversion, the Borrower may pay cash Dividends and OP Units to Holdings and the other holders of OP Units sufficient to enable Holdings to make (and Holdings may make) the E&P Distribution, provided that the aggregate amount of the E&P Distribution paid in cash shall not exceed $500,000,000.

          9.04  Indebtedness.  Holdings will not, and will not permit any of its
                ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii)   Existing Indebtedness to the extent the same is listed on
     Schedule VI;

          (iii) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (iv) intercompany Indebtedness among the Borrower and the Subsidiary Guarantors or any of them to the extent permitted by Section 9.05(iv);

          (v) other intercompany Indebtedness between or among Holdings and Subsidiaries of Holdings or any of them to the extent permitted by Sections 9.05(vi), (vii), (xi) and (xii);

          (vi) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Agreement;

          (vii) accrued and deferred management fees under any Management Agreement;

          (viii) from and after the REIT Conversion, Indebtedness of the Borrower evidenced by Limited Partner Notes in an aggregate principal amount not to exceed $250,000,000 (as reduced by any repayments of principal thereof);

          (ix) Indebtedness of the Borrower and the Guarantors under the Senior Notes and the other Senior Note Documents in an aggregate outstanding principal amount not to exceed $1,700,000,000 (as reduced by any repayments of principal thereof), provided that no Guarantor may guaranty the Senior Notes unless such Guarantor also has guaranteed the Obligations pursuant to the Parents Guaranty or the Subsidiaries Guaranty, as the case may be;

          (x) Indebtedness of the Borrower or any of its Subsidiaries or, prior to the REIT Conversion Date, of Holdings or any Non-Borrower Subsidiary, in either case acquired pursuant to (A) an acquisition or merger permitted under Section 9.02(viii), (ix) or (x) (or Indebtedness assumed at the time of any such acquisition secured by the asset so acquired), or (B) as part of a Partnership Roll-Up or an Investment permitted under Section 9.05(xi) or (xii), in each case, so long as (i) such Indebtedness was not incurred in connection with or in contemplation or anticipation of any such acquisition or merger, Partnership Roll-Up or Investment, and (ii) except in the case of the Blackstone Acquisition or the existing Indebtedness securing the Marriott O'Hare Suites to be acquired as part of the related Partnership Roll-Up, at the time of any such acquisition or Investment such Indebtedness does not exceed 65% of the

     Acquisition Purchase Price of the assets or Subsidiaries so acquired as part of the same transaction, provided that, notwithstanding the foregoing,
                                   --------
     such Indebtedness may exceed 65%, but not 80%, of the Acquisition Purchase Price of the assets or the Subsidiaries so acquired, so long as the aggregate outstanding principal amount of all such Indebtedness in excess of the 65% requirement set forth above does not exceed $200,000,000 (excluding Indebtedness relating to the Blackstone Acquisition or Marriott O'Hare Suites);

          (xi) Indebtedness of the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, Holdings and the Non-Borrower Subsidiaries, in either case constituting Permitted Refinancing Indebtedness so long as the proceeds thereof are used (x) to refinance Existing Indebtedness (other than the QUIPs Debt and any intercompany Indebtedness between or among Holdings and its Subsidiaries) or (y) to refinance Indebtedness acquired or assumed pursuant to Section 9.04(x), in each case to the extent that the proceeds of such Refinancing Indebtedness are not required to repay the Loans pursuant to Section 3.02(d); and

          (xii) additional Indebtedness of the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, Holdings and the Non-Borrower Subsidiaries in an aggregate principal amount not to exceed at any time outstanding $1,200,000,000, in each case so long as (i) no Default or Event of Default then exists or would result therefrom and such Indebtedness is otherwise permitted to be incurred under the Senior Note Indenture, (ii) based on calculations made by Holdings or the Borrower on a Pro Forma Basis
                                                                 --- -----
     as if the incurrence of such Indebtedness had occurred on the first day of the respective Calculation Period relating to such incurrence, no Default or Event of Default will exist under, or would have existed during the period beginning on the first day of the respective Calculation Period and ended on the Determination Date under, the financial covenants contained in Sections 9.08 through 9.12, inclusive, (iii) such Indebtedness is unsecured although such Indebtedness may be secured by a Lien permitted under Sections 9.01(iv) or 9.01(xiv), provided, however, that up to $400,000,000
                                     --------  -------
     in aggregate outstanding principal amount of such Indebtedness at any time may be secured Indebtedness in the form of Permitted Non-Recourse Indebtedness, Capitalized Lease Obligations and/or purchase money Indebtedness in respect of equipment and materials, and (iv) Holdings or the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of Holdings or the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this Section 9.04(xii) and containing the calculations required by the preceding clauses (ii) and (iii).

Notwithstanding anything to the contrary contained in this Section 9.04 or elsewhere in this Agreement, in no event shall any Non-Controlled Entity which owns any FF&E at a Hotel Property owned or leased by Holdings or any of its Subsidiaries incur any Indebtedness for borrowed money or enter into any guaranties in respect thereof (other than in the form of an intercompany loan from the Borrower or a Subsidiary Guarantor).

          9.05  Advances, Investments and Loans.  Holdings will not, and will
                -------------------------------
not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

           (i) Holdings and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

           (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided, to the extent that Holdings holds any cash or Cash Equivalents, Holdings shall comply with the requirements of Section 8.16;

           (iii) the Borrower and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(vi);

           (iv) the Borrower and the Subsidiary Guarantors may make intercompany loans and cash equity contributions in and to one another;

           (v) (A) prior to the REIT Conversion Date, Holdings may make equity contributions and intercompany loans to Hospitality and the Non-Borrower Subsidiaries, and Hospitality may make equity contributions and intercompany loans to the Borrower, and (B) on and after the REIT Conversion Date, Holdings may make equity contributions to the Borrower;

           (vi) (A) so long as no Specified Default or Event of Default then exists or would result therefrom, the Borrower and the Subsidiary Guarantors may make intercompany loans to, and cash equity contributions in, their respective Subsidiaries which are not Subsidiary Guarantors (other than a Non-Controlled Entity) in an aggregate amount not to exceed $250,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs thereof) and (B) Subsidiaries of Holdings which are not Credit Parties and, prior to the REIT Conversion Date, Holdings, may make intercompany loans and cash equity contributions between or among one another;

           (vii) Holdings and its Subsidiaries may hold the Investments held by them on the Effective Date, without giving effect to any additions thereto or replacements thereof, except to the extent permitted to be made pursuant to another clause in this Section 9.05;

           (viii) Holdings and its Subsidiaries may make Investments consisting of non-cash consideration to the extent permitted in connection with dispositions of assets pursuant to Sections 9.02(vi), (vii) and (xvi);

           (ix) acquisitions effected in accordance with the requirements of Sections 9.02(viii), (ix) and (x);

           (x) Holdings and its Subsidiaries may hold the stock or other equity interests in their respective Subsidiaries;

           (xi) the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, Holdings and the Non-Borrower Subsidiaries may make Permitted Designated Investments so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the aggregate amount of all Investments made pursuant to this Section 9.05(xi), when added to the aggregate amount of all acquisitions made pursuant to Section 9.02(ix), shall not exceed $1,500,000,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs thereof), (iii) based on calculations made by Holdings or the Borrower on a Pro Forma Basis after
                                                        --- -----
     giving effect to such Investment and as if such Investment had occurred on the first day of the respective Calculation Period, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective Investment under, the financial covenants contained in Sections 9.08 through 9.12, inclusive,
     (iv) in the case of any Investment made pursuant to this Section 9.05(xi) of $100,000,000 or more which is financed in whole or in part with Indebtedness, Holdings or the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of Holdings or the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this Section 9.05(xi) and containing the calculations required by the preceding clauses
     (ii) and (iii), and (v) no Permitted Designated Investments are made pursuant to this Section 9.05(xi) to, in and/or for the benefit of, any Non-Controlled Entity;

           (xii) from and after the REIT Conversion Date, the Borrower and its Subsidiaries may make Investments in Non-Controlled Entities, the assets of which principally consist of Non-Conforming Assets, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) except for up to a $200,000,000 cash Investment made on the REIT Conversion Date to finance the cash portion of the purchase price for the initial purchase of FF&E pursuant to Section 9.02(vii) and except for contributions and/or sales of up to $500,000,000 of Non-Conforming Assets and cash to Non-Controlled Entities as provided in Section 6.04(d), the aggregate amount of all other Investments made pursuant to this Section 9.05(xii) (other than cash Investments the proceeds of which are used to purchase FF&E pursuant to Section 9.02(viii)), when added to the aggregate amount of all sales of FF&E made after the REIT Conversion Date pursuant to Section 9.02(vii), shall not exceed $800,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof) (it being understood that the amount of any FF&E invested pursuant to this
     Section 9.05(xii) shall be contributed at the fair market value thereof (with a price equal to the book value thereof being deemed to meet this standard)), (iii) based on calculations made by Holdings or the Borrower on a Pro Forma Basis after giving effect to such Investment and as if such
       --- -----
     Investment had occurred on the first day of the respective Calculation Period, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective Investment under, the financial covenants contained in Sections 9.08 through 9.12, inclusive, and (iv) in the case of any Investment made pursuant to this Section 9.05(xii) of $100,000,000 or more to the extent financed in whole or in part with Indebtedness, Holdings or the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Financial Officer of Holdings or the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this Section 9.05(xii) and containing the calculations required by the preceding clauses (ii) and (iii);

           (xiii) each of the transactions that constitute the REIT Transaction shall be permitted in accordance with the terms of this Agreement; and

           (xiv) Holdings and its Subsidiaries may create Subsidiaries pursuant to Section 9.17 (although any Investments made in such Subsidiaries shall only be permitted if independently justified under another provision of this Section 9.05).

              9.06  Transactions with Affiliates. Holdings will not, and will
                    ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

              (i)   Dividends may be paid to the extent provided in Section
     9.03;

              (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 9.02,
     9.04 or 9.05;

              (iii) each of the transactions that constitute the REIT Transaction shall be permitted in accordance with the terms of this Agreement;

              (iv) Permitted Sharing Arrangements and payments made pursuant thereto shall be permitted to the extent that such transactions are not otherwise prohibited or restricted pursuant to this Agreement;

              (v) on and after the REIT Conversion Date, the Borrower and its Subsidiaries, on the one hand, and the Approved Lessees, on the other, may enter into, and perform the terms of, the Operating Leases; and

              (vi) the payment of reasonable and customary fees and expenses to members of the Board of Directors of the Borrower who are not employees of the Borrower shall be permitted.

              9.07 Capital Expenditures.  Holdings will not, and will not permit
                   --------------------
any of its Subsidiaries to, make any Capital Expenditures, except:

              (i) the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, the Non-Borrower Subsidiaries may make acquisitions of Hotel Properties, Senior Living Care Facilities and/or other real estate assets in accordance with the requirements of Sections 9.02(viii), (ix) and
     (x) and may make Investments pursuant to Sections 9.05(v), (vi), (vii),
     (viii), (xi) and (xii), in each case to the extent that same constitute Capital Expenditures;

              (ii) in addition to Capital Expenditures permitted by the preceding clause (i) and the following clauses (iii), (iv) and (v), the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, the Non-Borrower Subsidiaries may make maintenance Capital Expenditures with respect to their Hotel Properties, Senior Living Care Facilities and other high quality real estate so long as (x) the aggregate amount of all such Capital Expenditures in any fiscal year of the Borrower does not exceed an amount equal to 8% of the Gross Revenues from all such Hotel Properties, Senior Living Care Facilities and other high quality real estate for such fiscal year (or such higher amount as may be required pursuant to the respective Management Agreement) plus any amounts then being so held for Hotel Properties, Senior Living Care Facilities or high quality real estate, as the case may be, to the extent deposited in a prior fiscal year and (y) all such Capital Expenditures are made in accordance with the terms of the respective Management Agreement for such Hotel Properties, Senior Living Care Facilities or high quality real estate, as the case may be;

              (iii) in addition to Capital Expenditures permitted by the preceding clauses (i) and (ii) and the following clauses (iv) and (v), the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, the Non-Borrower Subsidiaries may make additional Capital Expenditures to the extent permitted by Section 3.02(g);

              (iv) in addition to Capital Expenditures permitted by the preceding clauses (i), (ii) and (iii) and the following clause (v), the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, the Non-Borrower Subsidiaries may make payments in respect of Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are otherwise permitted under Section 9.04(xii); and

              (v) in addition to the Capital Expenditures permitted to be made pursuant to clauses (i), (ii), (iii) and (iv), the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, the Non-Borrower Subsidiaries may make additional Capital Expenditures for the purpose of renovating or constructing Improvements with respect to existing Hotel Properties and/or Senior Living Care Facilities and for the purpose of constructing new Hotel Properties so long as the aggregate amount of all such Capital Expenditures does not exceed (x) for the period commencing on the Effective Date and ending on the last day of the Borrower's fiscal year ending closest to December 31, 1998, $150,000,000 and (y) for any fiscal year of the Borrower thereafter, $400,000,000; provided that, to the extent
                                                    --------
     that the amount of Capital Expenditures made by the Borrower and its Subsidiaries and, prior to the REIT Conversion Date, the Non-Borrower Subsidiaries pursuant to preceding clause (y) during the Borrower's fiscal year ending closest to December 31, 1999 is less than $400,000,000, then the amount of such difference, but not in excess of $200,000,000, may be carried forward and used to make such Capital Expenditures in the immediately succeeding fiscal year of the Borrower.

              9.08  Minimum Consolidated Interest Coverage Ratio; Minimum
                    -----------------------------------------------------
Unsecured Interest Coverage Ratio. (a) Holdings and the Borrower will not permit
---------------------------------
the Consolidated Interest Coverage Ratio for any Test Period (i) ending on or prior to the last day of Holdings' fiscal quarter ending closest to June 30, 1999, to be less than 2.25:1.00, (ii) ending after such date and on or prior to the last day of Holdings' fiscal quarter ending closest to June 30, 2000, to be less than 2.375:1.00 and (iii) ending after such date, to be less than 2.50:1.00.

              (b) Holdings and the Borrower will not permit the Unsecured Interest Coverage Ratio for any Test Period to be less than 2.00:1.00.

              9.09 Minimum Fixed Charge Coverage Ratio. Holdings and the
                   -----------------------------------
Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than 1.50:1.00.

              9.10 Tangible Net Worth. Holdings and the Borrower will not permit
                   ------------------
Tangible Net Worth at any time to be less than Minimum Tangible Net Worth.

              9.11 Maximum Total Leverage Ratio. Holdings and the Borrower will
                   ----------------------------
not permit the Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                         Period                               Ratio
                         ------                               -----

              Effective Date through but not
              including the last day of Holdings'
              fiscal quarter ending closest to
              June 30, 1999                                 5.50:1.00


              The last day of Holdings' fiscal
              quarter ending closest to June 30,
              1999 through but not including the
              last day of Holdings' fiscal quarter
              ending closest to December 31, 1999           5.25:1.00


              The last day of Holdings' fiscal
              quarter ending closest to December
              31, 1999 through but not including
              the last day of Holdings' fiscal quarter
              ending closest to June 30, 2000               5.00:1.00


              Thereafter                                    4.50:1.00

              9.12 Maximum Secured Debt Leverage Ratio; Unencumbered EBITDA
                   --------------------------------------------------------
Ratio. (a) Holdings and the Borrower will not permit the Secured Debt Leverage
-----
Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

              Period                                         Ratio
              ------                                         -----

              Effective Date through but not
              including the last day of Holdings'
              fiscal quarter ending closest to
              June 30, 1999                                 0.57:1.00


              The last day of Holdings' fiscal quarter
              ending closest to June 30, 1999
              through but not including the last
              day of Holdings' fiscal quarter ending
              closest to September 30, 1999                 0.525:1.00


              The last day of Holdings' fiscal quarter
              ending closest to September 30, 1999
              through but not including the last
              day of Holdings' fiscal quarter ending
              closest to December 31, 1999                  0.50:1.00


              The last day of Holdings' fiscal quarter
              ending closest to December 31, 1999
              through but not including the last
              day of Holdings' fiscal quarter ending
              closest to December 31, 2000                  0.45:1.00


              The last day of Holdings' fiscal quarter
              ending closest to December 31, 2000
              through but not including the last day
              of Holdings' fiscal quarter ending closest
              to December 31, 2001                          0.425:1.00


              Thereafter                                    0.40:1.00


provided, that notwithstanding anything to the contrary contained above in this
--------
Section 9.12(a), in the event that $2,200,000,000 of Indebtedness, other than the Obligations hereunder, the Senior Notes and the Existing HMH Notes, are secured pursuant to the Pledge and Security Agreement, then the ratio set forth above opposite the period labeled "Thereafter" shall no longer be applicable, and Holdings and the Borrower in lieu thereof will not permit the Secured Debt Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

              Period                                         Ratio
              ------                                         -----

              The last day of Holdings' fiscal quarter
              ending closest to September 30,
              2001 through but not including the
              last day of Holdings' fiscal quarter
              ending closest to September 30, 2002          0.375:1.00


              Thereafter                                    0.35:1.00


              (b)  Unencumbered EBITDA Ratio.  Holdings and the Borrower will
                   -------------------------
not permit the Unencumbered EBITDA Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the ratio opposite such fiscal quarter below:


          Fiscal Quarter Ending                              Ratio
          ---------------------                              -----
                 Closest To
                 ----------

              September 30, 1998                            0.425:1.00
              December 31, 1998                             0.425:1.00

              March 31, 1999                                0.425:1.00
              June 30, 1999                                 0.475:1.00
              September 30, 1999                            0.50:1.00
              December 31, 1999                             0.55:1.00


              March 31, 2000                                0.55:1.00
              June 30,  2000                                0.55:1.00
              September 30, 2000                            0.55:1.00
              December 31, 2000                             0.575:1.00

              March 31, 2001                                0.575:1.00
              June 30,  2001                                0.575:1.00
              September 30, 2001                            0.575:1.00
              December 31, 2001                             0.60:1.00

              March 31, 2002                                0.60:1.00
              June 30, 2002                                 0.60:1.00
              September 30, 2002                            0.60:1.00
              December 31, 2002                             0.60:1.00

              March 31, 2003                                0.60:1.00
              June 30, 2003                                 0.60:1.00


             9.13  Limitation on Payments of Certain Indebtedness; Modifications
                   -------------------------------------------------------------
of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws
-------------------------------------------------------------------------------
and Certain Agreements; etc. Holdings will not, and will not permit any of its
---------------------------
Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, the Senior Notes, the QUIPs Debt, any Limited Partner Notes or any Permitted Non-Recourse Indebtedness, provided
                                                                      --------
that (x) so long as no Default or Event of Default then exists or would result therefrom, from and after the REIT Conversion Date, the Borrower may voluntarily prepay Limited Partner Notes and may prepay such Limited Partner Notes from the sale of any asset in respect of which such Limited Partner Note relates to the extent that such prepayment is required by the terms of such Limited Partner Note, (y) so long as no Default or Event of Default then exists or would result therefrom, Holdings may prepay the QUIPs Debt with that portion of any Net Equity Proceeds from any sale or issuance of its equity that is not required to be used to prepay Loans pursuant to Section 3.02(c) and (z) any Permitted Non-Recourse Indebtedness may be prepaid by the Specified Subsidiary that incurred same with the proceeds from the sale of any property that secures such Permitted Non-Recourse Indebtedness, (ii) amend or modify, or permit the amendment or modification of, the QUIPs Debt, the Limited Partner Notes or any Permitted Non-Recourse Indebtedness or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto (other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and could not reasonably be expected to be adverse to the interests of the Banks in any material respect), (iii) amend or modify, or permit the amendment or modification of, any provision of any Senior Note Document, (iv) amend or modify, or permit the amendment or modification of, any provision of any Management Agreement or Operating Lease (other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and the other Credit Documents and could not reasonably be expected to be adverse to the interests of the Banks in any material respect), or (v) other than in connection with the REIT Transaction, amend, modify or change its designation of trust, certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement or any equivalent organizational document, or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes pursuant to this clause (v) or any such new agreements in each case which are not adverse in any material respect to the interests of the Banks. Notwithstanding anything to the contrary contained in this Agreement, at any time that a Default or an Event of Default exists, no payment of principal, interest or otherwise may be made on the QUIPs Debt.

             9.14  Limitation on Certain Restrictions on Subsidiaries.  Holdings
                   --------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to
(a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business,
(vi) customary provisions restricting the transfer of assets subject to Liens permitted under Section 9.01, (vii) restrictions existing in any document executed in connection with any Permitted Non-Recourse Indebtedness so long as such restrictions only apply to the Specified Subsidiary that has incurred such Permitted Non-Recourse Indebtedness, (viii) restrictions assumed pursuant to the acquisition by the Borrower or any Subsidiary of the Borrower of any Person or of any property or assets, so long as such encumbrances or restrictions exist at the time of such acquisition and are not incurred in contemplation thereof, and such encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets so acquired, (ix) restrictions under an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock of, or property and assets of, a Subsidiary of the Borrower, so long as such encumbrances or restrictions apply solely to such Subsidiary, (x) replacements of restrictions imposed pursuant to clause (viii) of this Section
9.14 in connection with and pursuant to a refinancing of the Indebtedness giving rise to such restrictions to the extent such refinancing is permitted under this Agreement and so long as such replacement restrictions are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced, and (xi) customary restrictions on the transfer of assets owned by, or loans and advances made by, a non-Wholly Owned Subsidiary of the Borrower to the extent such restrictions are set forth in the joint venture agreement, partnership agreement or other organizational documents relating thereto.

             9.15  Limitation on Issuance of Capital Stock.  (a) Holdings will
                   ---------------------------------------
not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or other equity interests or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for OP Units issued by the Operating Partnership to the extent that no Event of Default will result therefrom, (ii) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (iii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, (iv) to qualify directors to the extent required by applicable law, (v) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement and (vi) for additional issuances by existing non-Wholly-Owned Subsidiaries which are limited partnerships as required pursuant to the terms of their respective partnership agreements or as part of any agreement entered into in connection with the REIT Transaction.

             (b) Holdings will not, and will not permit any of its Subsidiaries to, issue any class of redeemable common stock or other redeemable common equity interests or any class of preferred stock other than (i) redeemable common OP Units issued by the Operating Partnership which are redeemable into stock of Host REIT or, at the option of Host REIT, into cash,
(ii) Qualified Preferred Stock of Holdings and OP Units of the Operating Partnership that constitute preference shares or OP Units to the extent such shares or OP Units may be issued under Section 9.15(a) and (iii) interests in non-Wholly-Owned Subsidiaries that are redeemable, at the option of the Borrower or a Subsidiary thereof, for cash, OP Units or stock of Host REIT.

             9.16 Business.  (a)  Holdings will not, and will not permit any of
                  --------
its Subsidiaries to, engage (directly or indirectly) in any business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Effective Date and those otherwise specifically permitted by this Agreement, provided that from and after the REIT Conversion Date, Holdings will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in the senior living care business.

              (b) Notwithstanding anything to the contrary contained in this Agreement, from and after the REIT Conversion Date, Holdings will not engage in any business activities, will not have any significant assets other than the ownership of the OP Units of the Borrower and de minimis equity interests in Subsidiaries of the Borrower (other than a Subsidiary Guarantor), and will not have any significant liabilities other than those under this Agreement, under the other Documents to which it is a party and pre-existing liabilities of Holdings at the time of the REIT Conversion (which liabilities have been assumed by the Operating Partnership but which may still remain liabilities of Holdings). Notwithstanding anything to the contrary contained in this Agreement, from and after the REIT Conversion Date, Holdings shall not (i) make any Capital Expenditures, (ii) enter into any merger, consolidation or similar transaction except for the REIT Merger, (iii) incur (or permit to remain outstanding) any Indebtedness (other than (x) in respect of outstanding QUIPs Debt, (y) as otherwise permitted by the immediately preceding sentence and (z) liabilities of the Borrower for which Holdings is liable solely by virtue of it being the general partner of the Borrower (although any such liabilities in respect of Indebtedness for borrowed money, Capitalized Lease Obligations, purchase money Indebtedness, letters of credit and guarantees of any of the foregoing shall provide that such liabilities are non-recourse to Holdings except under circumstances similar to those contained in Section 13.18)), (iv) grant any Liens except under the Credit Documents or (v) make any Investment except as otherwise permitted under the first sentence of this clause (b).

              9.17 Limitation on Creation of Subsidiaries.  (a)  Except as
                   --------------------------------------
otherwise specifically provided in following clause (b), Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary; provided that, (i) the Borrower and its
                                   --------
Wholly-Owned Subsidiaries, and prior to the REIT Conversion Date, Wholly-Owned Non-Borrower Subsidiaries, shall be permitted to establish or create, and to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries so long as the capital stock or other equity interests of such new Subsidiary that is owned by any Credit Party is pledged pursuant to, and to the extent required by, the Pledge and Security Agreement (and so long as any actions required to be taken by the Pledge and Security Agreement in connection therewith are in fact taken),
(ii) such new Subsidiary, if required by Section 8.18, executes a counterpart of the Subsidiaries Guaranty and the Pledge and Security Agreement and (iii) such new Subsidiary, to the extent requested by the Administrative Agent or the Required Banks, takes all actions required pursuant to Section 8.18. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date. Without prejudice to the preceding provisions of this Section 9.17(a), the Collateral Agent may require that the capital stock of a new Subsidiary (in the case of a Foreign Subsidiary, subject to limitations on the percentage of voting stock required to be pledged which are consistent with the limitations provided in the Pledge and Security Agreement as originally in effect) be pledged pursuant to an agreement in a form suitable for enforcement in the jurisdiction in which the new Subsidiary is incorporated.

              (b) In addition to Subsidiaries created pursuant to preceding clause (a), the Borrower and its Subsidiaries, and prior to the REIT Conversion Date, Non-Borrower Subsidiaries may establish or acquire one or more Subsidiaries after the Effective Date as a result of Investments expressly permitted to be made pursuant to Section 9.05; provided that (x) all
                                                         --------
capital stock or other equity interests of each such Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge and Security Agreement and (y) if any such Subsidiary is, or becomes, a Wholly-Owned Subsidiary of such Borrower, such Subsidiary shall at such time take all actions as would otherwise be required pursuant to Section 9.17(a) in connection with the creation of a new Wholly-Owned Subsidiary.

              SECTION 10.  Events of Default.  Upon the occurrence of any of the
                           -----------------
following specified events (each an "Event of Default"):

              10.01  Payments.  The Borrower shall (i) default in the payment
                     --------
when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

              10.02  Representations, etc.  Any representation, warranty or
                     ---------------------
statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

              10.03  Covenants.  Any Credit Party shall (i) default in the due
                     ---------
performance or observance by it of any term, covenant or agreement contained in
Section 8.01(e)(i), 8.08, 8.12, 8.16, 8.18 or 8.21 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 10.01) and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Banks; or

              10.04  Default Under Other Agreements.  (i)  Holdings or any of
                     ------------------------------
its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it
                                                           --------
shall not be a Default or an Event of Default under clauses (i) or (ii) of this
Section 10.04 unless the aggregate outstanding principal amount of all Indebtedness as described in such clauses (i) and (ii) is at least $15,000,000; or

              10.05  Bankruptcy, etc.  Holdings or any of its Subsidiaries
                     ---------------
(other than a Designated Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) or Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary), or there is commenced against Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 30 days, or Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 30 days; or Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by Holdings or any of its Subsidiaries (other than a Designated Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

              10.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum
                     -----
funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64., .65, .66, .67 or
 .68 or PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by Holdings, any Subsidiary of Holdings or any ERISA Affiliate to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Banks, will have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole; or

              10.07  Pledge and Security Agreement.  At any time after the
                     -----------------------------
execution and delivery thereof, the Pledge and Security Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Pledge and Security Agreement Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Pledge and Security Agreement and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of the Pledge and Security Agreement; or

              10.08  Guaranty.  Any Guaranty shall cease to be in full force or
                     --------
effect (other than in accordance with its terms) as to the relevant Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guaranty; or

              10.09  Judgments.  One or more judgments or decrees shall be
                     ---------
entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $15,000,000; or

              10.10  Management Agreements.  Any Management Agreement or any
                     ---------------------
material provision thereof shall cease to be in full force and effect or any party thereto shall deny or disaffirm its material obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto after the expiration of any applicable cure period, other than those failures, defaults or modifications which could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole; or

              10.11  Operating Leases.  Any Operating Lease or any material
                     ----------------
provision thereof shall cease to be in full force and effect or otherwise be amended or modified without the consent of the Administrative Agent or any party thereto shall deny or disaffirm its material obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto after the expiration of any applicable cure period, other than those failures, defaults or modifications which could not individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Holdings and its Subsidiaries taken as a whole, the Borrower or the Borrower and its Subsidiaries taken as a whole; or

              10.12  Change of Control.  A Change of Control shall occur; or
                     -----------------

              10.13  Trademark Permission.  (a)  At any time Hotel Properties
                     --------------------
which account for more than 15% of Consolidated EBITDA for the Test Period then most recently ended shall be operated without the use of the "Marriott", "Renaissance", "Hyatt", "Swissotel", "Four Seasons" or "Ritz-Carlton" or other nationally recognized luxury or upscale chain name or trademark or shall not be permitted to use any such name or trademark in any advertising incident thereto; or

              (b) At any time on or prior to the REIT Conversion Date, Senior Living Care Facilities which accounted for more than 15% of Consolidated EBITDA for the Test Period then most recently ended shall be operated without the use of the "Forum" or "Brighton Gardens" name or trademark (or another nationally recognized brand name or trademark acceptable to the Required Banks and which is used by a Permitted Facility Manager in the operation of a Senior Living Care Facility) or shall not be permitted to use any such name or trademark in any advertising incident thereto; or

              10.14  REIT Status.  At any time from and after the REIT
                     -----------
Conversion Date, Host REIT shall cease, for any reason, to be a real estate investment trust under Sections 856 through 860 of the Code; or

              10.15  General Partner Status.  On or after the REIT Conversion
                     ----------------------
Date, Host REIT shall cease at any time to be the sole general partner of the Borrower; or

              10.16  Certain FF&E.  From and after the REIT Conversion Date, any
                     ------------
Person, other than the Borrower or a Subsidiary thereof, shall have any consensual Lien on the FF&E owned by a Non-Controlled Entity (other than Liens existing on the Effective Date or as otherwise specifically provided in Section 9.01(xiii));

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05
              --------
shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge and Security Agreement.

          SECTION 11.  Definitions and Accounting Terms.
                       --------------------------------

          11.01  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acknowledgment and Joinder Agreement" shall have the meaning provided in Section 6.06.

          "Acquisition Purchase Price" shall mean, with respect to any acquisition of assets pursuant to Section 9.02(viii) or (ix), any Partnership Roll-Up or any Investment made pursuant to Section 9.05(xi) the total amount of consideration paid by Holdings and its Subsidiaries for such assets or Investment (including the aggregate principal amount of all Indebtedness, issued, assumed and/or acquired in connection with such acquisition, Partnership Roll-Up or Investment).

          "Additional Term Loan" shall have the meaning provided in Section 1.01(a)(B).

          "Additional Term Loan Borrowing Date" shall mean each of two single dates to occur on or after January 1, 1999 and on or before August 5, 2000 on which Additional Term Loans are made pursuant to Sections 1.01(a)(B) and 1.14.

          "Additional Term Loan Commitment" shall mean, for each Bank that has agreed to make an Additional Term Loan on an Additional Term Loan Borrowing Date pursuant to Sections 1.01(a)(B) and 1.14, the amount allocated to such Bank by the Administrative Agent and agreed to by such Bank in respect of the Additional Term Loans to be made on each such date.

          "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash income and gains included in arriving at the Consolidated Net Income for such period.

          "Adjusted Funds From Operations" shall mean, for any period, Consolidated Net Income for such period plus (a) the sum of the following amounts for such period to the extent deducted in the determination of Consolidated Net Income for such period: (i) depreciation expense, (ii) amortization expense and other non-cash charges of Holdings and its Subsidiaries with respect to their real estate assets for such period, (iii) losses from Asset Sales, losses resulting from restructuring of Indebtedness and other extraordinary losses, and (iv) amortization of financing costs; less (b) the sum of the following amounts to the extent included in the determination of Consolidated Net Income for such period: (i) gains from Asset Sales, gains resulting from restructuring of Indebtedness and other extraordinary gains and
(ii) the applicable share of Consolidated Net Income of Holdings' Unconsolidated Entities; plus (c) Holdings' pro rata share of Adjusted Funds From Operations of
                             --- ----
Holdings' Unconsolidated Entities based upon Holdings' percentage ownership interest in such Unconsolidated Entities.

          "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and general partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, provided that the right to designate a member of the board of directors or managers of a Person will not, by itself, be deemed to constitute control. Notwithstanding the foregoing, neither Marriott International nor any of its Subsidiaries shall be considered to be Affiliates of Holdings or any of its Subsidiaries.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

          "Annual Excess Cash Flow" shall mean, in respect of any fiscal year of Holdings, the amount of Excess Cash Flow of Holdings for such fiscal year.

          "Applicable Commitment Commission Percentage" see definition of "Applicable Margin" below.

          "Applicable Margin" and "Applicable Commitment Commission Percentage" shall have the meaning provided in clause (a) or (b) below, as applicable:

          (a) At any time during which the Borrower has not achieved or has failed to maintain an Unsecured Debt Rating of at least BBB- from S&P and Baa3 from Moody's, "Applicable Margin" and "Applicable Commitment Commission Percentage" shall mean, from and after any Start Date to and including the corresponding End Date, the respective percentage set forth below under the respective Type of Loan or Commitment Commission and opposite the respective Level (i.e., Level I, Level II, Level III, Level IV, Level V or Level VI, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(d)), it being understood that from the Effective Date through the Start Date in respect of the Test Period ending closest to December 31, 1998, (i) should the Total Leverage Ratio on the Effective Date be less than 5.0:1.0, the Applicable Margin for such period shall be, for Base Rate Loans, 0.75%, and for Eurodollar Rate Loans, 1.75%, and the Applicable Commitment Commission Percentage shall be 0.35%, and (ii) should the Total Leverage Ratio on the Effective Date be equal to or greater than 5.0:1.0, the Applicable Margin and the Applicable Commitment Commission Percentage shall be based on the Level applicable on the Effective Date:


                                                                   Base         Eurodollar
                                                                   Rate            Rate        Commitment
                                   Total Leverage Ratio           Loans           Loans        Commission
                                   --------------------           -----           -----        ----------


         Level I               less than 3.5:1.0                 0.275%          1.275%        0.25%

         Level II              greater than or equal to
                               3.5:1.0 and less than 4.0:1.0     0.375%          1.375%        0.25%

         Level III             greater than or equal to
                               4.0:1.0 and less than 4.5:1.0     0.500%          1.50%         0.25%

         Level IV              greater than or equal to
                               4.5:1.0 and less than 5.0:1.0     0.625%          1.625%        0.35%

         Level V               greater than or equal to
                               5.0:1.0 and less than             0.80%           1.80%         0.35%
                               5.25:1.0

         Level VI
                               greater than or equal to          0.95%           1.95%         0.35%
                               5.25:1.0

          (b) At any time during which the Borrower has achieved and is currently maintaining an Unsecured Debt Rating of at least BBB- from S&P and Baa3 from Moody's, "Applicable Margin" and "Applicable Commitment Commission Percentage" shall mean, from any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Loan or Commitment Commission and opposite the respective Level (i.e., Level I, Level II, Level III or Level IV, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(d)):


                                 Unsecured Debt
                                    Rating of          Base        Eurodollar
                                  the Borrower         Rate           Rate         Commitment
                                  (S&P/Moody's)       Loans          Loans         Commission
                                 --------------       -----          -----         ----------

         Level I                    A-/A3 or         0%             0.875%         0.125%
                                    better

         Level II                   BBB+/Baa1        0%             1.00%          0.15%

         Level III                  BBB/Baa2         0.125%         1.125%         0.175%

         Level IV                   BBB-/Baa3        0.250%         1.25%          0.20%

provided that (i) if S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, the applicable Level shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Level in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, the applicable Level shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) except as set forth in clause (iii) below, if the long term senior unsecured actual or implied debt ratings of the Borrower by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining the applicable Level; and (iii) if the long term senior unsecured actual or implied debt ratings of the Borrower by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining the applicable Level.

           Notwithstanding anything to the contrary contained above in this definition, at any time that a Specified Default or an Event of Default shall exist, Level VI pricing set forth in clause (a) of this definition shall apply.

           "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

           "Approved Lessee" shall mean (i) SLC or a Subsidiary thereof, as lessee under an Operating Lease, or (ii) another lessee under an Operating Lease approved by the Administrative Agent and the Required Banks.

           "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interest in, another Person) other than sales or other dispositions of assets pursuant to Sections 9.02(ii), (v), (xiii) and
(xvi).

           "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

           "Authorized Financial Officer" of any Credit Party shall mean any of the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party or any other officer of such Credit Party designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to act in such capacity so long as the other officer is a financial person who works in such Credit Party's controller's or accounting office.

           "Authorized Officer" of any Credit Party shall mean any of the President, any Authorized Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give notices under this Agreement.

           "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 13.04(b).

           "Bank Default" shall mean (i) the refusal (which has not been retracted) or failure of a Bank to make available its portion of any Borrowing in violation of this Agreement or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01, including, without limitation, as a result of any takeover of such Bank by any regulatory authority or agency.

           "Bankruptcy Code" shall have the meaning provided in Section 10.05.

           "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

           "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "Blackstone Acquisition" shall mean the acquisition by the Borrower and/or one or more Subsidiaries of the Borrower of 12 luxury Hotel Properties (or interests therein), three mortgage notes and certain other assets from Affiliates of The Blackstone Group and Blackstone Real Estate Partners on substantially the terms and conditions described on Schedule III (which Schedule III shall also set forth any Indebtedness and/or Liens securing Indebtedness being acquired or assumed in connection therewith).

           "Borrower" shall mean, (x) prior to the consummation of the HMH Merger, HMH, and (y) from and after the consummation of the HMH Merger, the Operating Partnership.

           "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from Banks having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans
                                              --------
incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

           "BTCo" shall mean Bankers Trust Company in its individual capacity.

           "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

           "Calculation Period" shall mean the period of four consecutive fiscal quarters last ended before the date of the respective event or incurrence which requires calculations to be made on a Pro Forma Basis and for which financial
                                      --- -----
information of the kind referred to in Sections 8.01(a) and (b) is available.

           "Capital Expenditures" shall mean, with respect to any Person, without duplication, (i) all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations of such Person (but excluding, solely for purposes of calculating Excess Cash Flow for any period, any expenditures as described above in this clause (i) to the extent representing reductions to amounts held in reserve for FF&E which were included as Capital Expenditures pursuant to clause (ii) below of this definition in a prior period) and (ii) solely for purposes of calculating Excess Cash Flow for any period, all amounts actually held in reserve for FF& E by such Person during such period.

           "Capitalized Interest" shall mean interest that is capitalized and is not counted as interest expense in accordance with GAAP.

           "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

           "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged
in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

           "Casualty Event" shall mean any theft, loss, physical destruction, damage or similar event with respect to any Hotel Property or any Senior Living Care Facility (or in each case any portion thereof).

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.CA. (S) 9601 et seq.
                          -- ----

           "Change of Control" shall mean (a) prior to the REIT Conversion Date, either (i) Holdings shall at any time cease to own 100% of the economic and voting interests of Hospitality, (ii) Hospitality shall at any time cease to own 100% of the economic and voting interests of the Borrower, (iii) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than Marriott Family Members, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act) of 30% or more of the outstanding shares of common stock of Holdings, (iv) the Board of Directors of Holdings shall not consist of a majority of Continuing Directors or (v) any "change of control" or similar event shall occur under any Qualified Preferred Stock, the Senior Notes or any other Indebtedness (other than Permitted Non-Recourse Indebtedness) of Holdings or the Borrower with an aggregate principal amount of $25,000,000 or more, and
(b) from and after the REIT Conversion Date, either (i) Holdings shall at any time cease to own 100% of the general partnership interests of the Borrower,
(ii) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than Marriott Family Members, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act) of 30% or more of the outstanding shares of common stock of Holdings, (iii) the Board of Directors of Holdings shall not consist of a majority of Continuing Directors or (iv) any "change of control" or similar event shall occur under any Qualified Preferred Stock, the Senior Notes or any other Indebtedness (other than Permitted Non-Recourse Indebtedness) of Holdings or the Borrower with an aggregate principal amount of $25,000,000 or more.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Co-Arranger" shall mean each of Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge and Security Agreement.

          "Commitment" shall mean any of the commitments of any Bank, i.e.,
                                                                      ----
whether the Initial Term Loan Commitment, Additional Term Loan Commitment or Revolving Loan Commitment.

          "Commitment Commission" shall have the meaning provided in Section 2.01(a).

          "Condemnation Proceeds" shall mean all compensation, awards, damages, rights of action and proceeds awarded to any Credit Party or any of its Subsidiaries by reason of any Taking.

          "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income of Holdings (or, from and after the REIT Conversion Date, the Borrower) for such period adjusted (A) to add thereto (to the extent deducted in determining Consolidated Net Income for such period), without duplication, the sum of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) depreciation and amortization expense (provided that the depreciation and amortization expense of a non-Wholly-Owned Subsidiary shall be included only to the extent of the equity interest of such Person in such non-Wholly-Owned Subsidiary), (iv) any other noncash items reducing Consolidated Net Income of Holdings (or, from and after the REIT Conversion Date, the Borrower) for such period (except to the extent that such noncash items relate to the write-off or write-down of any item included in Consolidated Net Income in a prior period) and (v) any cash receipts of such Person or a Subsidiary thereof during such period that represent items included in Consolidated Net Income of Holdings (or, from and after the REIT Conversion Date, the Borrower) for a prior period which were excluded from Consolidated EBITDA in such prior period by virtue of clause (B) of this definition, (B) to subtract therefrom, without duplication, the sum of the amounts for such period of (i) all noncash items increasing Consolidated Net Income of Holdings (or, from and after the REIT Conversation Date, the Borrower) for such period and (ii) any cash expenditures of Holdings and its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower and its Subsidiaries) during such period to the extent that such cash expenditures (x) did not reduce Consolidated Net Income of Holdings for such period and (y) were applied against reserves or accruals that constituted noncash items reducing Consolidated Net Income of Holdings (or, from and after the REIT Conversion Date, the Borrower) when reserved or accrued for in a prior period and (C) as provided in the definition of Pro Forma Basis; provided that Consolidated EBITDA shall be
                               --------
determined without giving effect to (i) any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses from sales of assets other than from sales of inventory (excluding Real Property) in the ordinary course of business or (ii) any non-recurring expenses incurred in connection with the REIT

Transaction. Notwithstanding anything to the contrary contained in this Agreement, for purposes of determining compliance with Sections 9.08, 9.09, 9.11 and 9.12 and for purposes of determining the Applicable Margin and the Applicable Commitment Commission Percentage, to the extent that the portion of Consolidated EBITDA for any period attributable to Non-Controlled Entities exceeds 16% of the total Consolidated EBITDA for such period, such excess shall be ignored in making such determinations.

          "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) the sum of (i) Consolidated Interest Expense for such period, (ii) to the extent that same does not constitute Consolidated Interest Expense for such period, all interest expense on the QUIPs Debt for such period, (iii) preferred stock dividends (or the equivalent thereof) accrued and/or paid in cash by Holdings and the Borrower (without duplication) (or, from and after the REIT Conversion Date, the Borrower) during such period, (iv) 5% of Gross Revenues during such period received from all Hotel Properties and (v) 3% of Gross Revenues during such period received from all Senior Living Care Facilities and other high quality real estate.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower) for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of such Person and its Subsidiaries representing the interest factor for such period, but excluding the amortization of any deferred financing costs; provided that (i) interest expense on the QUIPs Debt shall only be included as Consolidated Interest Expense for Test Periods ending on and after the last day of the Borrower's fiscal quarter ending closest to June 30, 2000 and (ii) such Consolidated Interest Expense shall be adjusted as provided in the definition of Pro Forma Basis. Notwithstanding anything to the contrary contained elsewhere in this Agreement or the requirements of GAAP, the amount of Capitalized Interest incurred during any period shall be added as a component of Consolidated Interest Expense.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower and its Subsidiaries) for such period, determined on a consolidated basis; provided that (i) net income (or loss) of (x) any other Person which is accounted for by such specified Person by the equity method of accounting or (y) any Subsidiary of such Person that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall (in each case) be included only to the extent of the amount of cash dividends or distributions paid to the specified Person or a Wholly-Owned Subsidiary of such Person, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of Holdings (or, from and after the REIT Conversion Date, the Borrower), Consolidated Net Income shall be reduced by the amounts attributable to such minority interests.

          "Consolidated Secured Debt" shall mean any Indebtedness of Holdings or any of its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower or any of its Subsidiaries) that constitutes part of Consolidated Total Debt to the extent that such Indebtedness is secured or collateralized by any asset or property of Holdings or any of its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower or any of its Subsidiaries) (excluding, in any event, all Loans, all Senior Notes, all Existing HMH Notes that remain outstanding after the consummation of the Existing HMH Notes Tender Offers/Consent Solicitations and all other Indebtedness that is secured solely by a Lien under the Pledge and Security Agreement).

          "Consolidated Total Debt" shall mean, at any time, all Indebtedness of Holdings and its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower and its Subsidiaries) as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles and as determined on a consolidated basis at such time, including, in any event, all Loans, all Senior Notes, all Existing HMH Notes that remain outstanding after the consummation of the Existing HMH Notes Tender Offers/ Consent Solicitations, all Limited Partner Notes and all Permitted Non- Recourse Indebtedness, excluding however, the amount of QUIPs Debt outstanding at such time; provided that such Consolidated Total Debt shall be further adjusted as provided in the definition of Pro Forma Basis.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent
                                 --------  -------
Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) liabilities of Holdings or any of its Subsidiaries arising solely as a result of their being a general partner in a Person which is not a Subsidiary to the extent such liabilities are of the type described in Section 9.04(iii) or are in respect of other Indebtedness which provides that recourse thereunder is limited to those circumstances of the type described in Section 13.18. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of

Directors a majority of which is composed of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Pledge and Security Agreement and the Subsidiaries Guaranty.

          "Credit Party" shall mean each Principal Credit Party and each Subsidiary Guarantor.

          "Creditors" shall mean and include the Administrative Agent, each Co-Arranger, the Collateral Agent, each Bank and each Person (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such Person constitutes a Secured Creditor under the Pledge and Security Agreement.

          "CRC" shall have the meaning provided in the first paragraph of this Agreement.

          "CRHC" shall mean HMC Capital Resources Holdings Corp., a Delaware corporation.

          "CRHC Merger" shall mean the merger of CRHC with and into HMH, with HMH being the surviving corporation of such merger.

          "CRHC Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 5, 1998, between CRHC and HMH.

          "CRHC Merger Documents" shall mean the CRHC Merger Agreement, the certificate of merger attached thereto as an exhibit and all other agreements and documents related to the CRHC Merger.

          "Debt Agreements" shall have the meaning provided in Section 4.05.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Designated Immaterial Subsidiary" shall mean, prior to the Partnership Roll-Up of the respective Subsidiary, each of Marriott MDAH One Corporation and MOHS Corporation so long as (i) the only material asset of each such Subsidiary is a 1% general partnership interest in Marriott Diversified American Hotels, L.P. and Mutual Benefit Chicago Marriott Suite Hotel Partnership , L.P., respectively, and up to $20,000,000 of intercompany notes in aggregate principal amount for all such partnerships taken together from Holdings and its other Subsidiaries, (ii) there is no recourse, whether contractual, by operation of law or otherwise, against Holdings or any of its Subsidiaries in respect of the Indebtedness and other liabilities of such partnerships and (iii) at such time as the Designated Immaterial Subsidiary is subject to an Event of Default under Section 10.05, any of the intercompany notes referred to above in this definition and held by such Designated Immaterial Subsidiary shall be treated as Indebtedness incurred under Section 9.04(xii).

          "Determination Date" shall have the meaning provided in the definition of "Pro Forma Basis."

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock or other common equity interests of such Person or Qualified Preferred Stock of Holdings or the Borrower) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other equity interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest).

          "Documents" shall mean and include (i) the Credit Documents, (ii) the Existing HMH Notes Tender Offer/Consent Solicitation Documents, (iii) the CRHC Merger Documents, (iv) the Senior Note Documents and (v) the REIT Transaction Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of Holdings incorporated or organized in the United States or any State or territory thereof.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D under the Securities Act).

          "End Date" shall mean, for any Margin Adjustment Period, the last day of such Margin Adjustment Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, Hazardous Materials or employee health or safety relating to Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.CA. (S) 2601 et seq., the Clean Air Act, 42 U.S.CA. (S) 7401 et
                         -- ----                                         --
seq.; the Safe Drinking Water Act, 42 U.S.CA. (S) 3803 et seq.; the Oil
----                                                   -- ----
Pollution Act of 1990, 33 U.S.CA. (S) 2701 et seq.; the Emergency Planning and
                                           -- ----
the Community Right-to-Know Act of 1986, 42 U.S.CA. (S) 11001 et seq., the
                                                              -- ----
Hazardous Material

Transportation Act, 49 U.S.CA. (S) 1801 et seq. and the Occupational Safety and
                                        -- ---
Health Act, 29 U.S.CA. (S) 651 et seq. (to the extent it regulates occupational
                               -- ---
exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "E&P Distribution" shall mean, collectively, one or more distributions to the shareholders of Host Marriott and/or Host REIT of cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host Marriott or Host REIT from time to time as being necessary to assure that Host Marriott and Host REIT have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host Marriott as of the last day of the first taxable year for which Host REIT's election to be taxed as a real estate investment trust is effective. Notwithstanding any other provision of this Agreement to the contrary, the E&P Distribution may include shares of redeemable preferred stock of Host REIT (and the Borrower may issue OP Units corresponding to such shares) and Host REIT shall be permitted to redeem (and within 60 days after the issuance thereof shall redeem) such shares (and Borrower shall be permitted to redeem the corresponding OP Units) in accordance with the terms thereof, provided that the
                                                              --------
amount of such redemption obligation actually paid in cash shall be included in the limit on the portion of the E&P Distribution payable in cash as set forth in
Section 9.03(b).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b),(c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next highest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) Adjusted Consolidated Net Income for such period, minus (b) the sum of, without duplication, (i) the amount of all Capital Expenditures made by Holdings and its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower and its Subsidiaries) on a consolidated basis during such period that are permitted under Section 9.07 (but excluding Capital Expenditures to the extent (w) financed with Indebtedness, (x) made with Insurance Proceeds or Condemnation Proceeds, (y) made with the proceeds of equity issuances or capital contributions or (z) made with Net Sale Proceeds), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries (or, from and after the REIT Conversion Date, the Borrower and its Subsidiaries) during such period (but excluding repayments made pursuant to the Refinancing Transaction and repayments of Loans, provided that repayments of Loans shall be deducted in
                         --------
determining Excess Cash Flow if such repayments were (A) required as a result of a Scheduled Repayment under Section 3.02(b) or (B) made as a voluntary prepayment pursuant to Section 3.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)),
(iii) the amount of cash Dividends paid by Holdings and the Borrower (without duplication) after the REIT Conversion Date pursuant to Section 9.03(b) during such period and (iv) all amounts paid by the Borrower to Holdings for Permitted Tax Payments and to pay corporate overhead expenses, in each case to the extent not otherwise deducted from Consolidated Net Income.

          "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ending closest to December 31, 1999).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Bonds" shall mean the approximately $35,000,000 aggregate principal amount of four series of Indebtedness of Host Marriott outstanding on the Effective Date.

          "Exchange Bonds Documents" shall mean each of the documents and agreements entered into in connection with the Exchange Bonds.

          "Existing HMH Notes" shall mean each of (i) HMH's 9 1/2% Senior Secured Notes due 2005, (ii) HMH's 8 7/8% Senior Notes due 2007 and (iii) HMH's 9% Senior Notes due 2007.

          "Existing HMH Note Indenture Supplements" shall mean each of the supplemental indentures to the Existing HMH Note Indentures in the forms delivered to the Administrative Agent pursuant to Section 4.11 and entered into by HMH and the respective trustee for the respective issue of the Existing HMH Notes in connection with the Existing HMH Notes Tender Offer/Consent Solicitation, which supplemental indentures shall eliminate substantially all of the covenants and defaults contained in the Existing HMH Note Indentures.

          "Existing HMH Note Indentures" shall mean each of the respective indentures entered into by HMH, the subsidiary guarantors named therein and Marine Midland Bank, as trustee in connection with the Existing HMH Notes.

          "Existing HMH Notes Tender Offers/Consent Solicitations" shall mean
(i) the offer by HMH to purchase for cash any and all of the Existing HMH Notes and (ii) the solicitation by HMH of consents from the holders of each issue of Existing HMH

Notes to amend each Existing HMH Note Indenture, each of the foregoing to be effected pursuant to the Existing HMH Notes Tender Offer/Consent Solicitation Documents and the Existing HMH Note Indentures.

          "Existing HMH Notes Tender Offer/Consent Solicitation Documents" shall mean each of the documents distributed and/or executed by HMH to effectuate the Existing HMH Notes Tender Offer/Consent Solicitation, including the Existing HMH
Note Indenture Supplements and the offers to purchase the Existing HMH Notes.

          "Existing Indebtedness" shall have the meaning provided in Section
7.21.

          "Extension Fee" shall have the meaning provided in Section 2.01(b).

          "Facility Manager" shall mean each manager of a Hotel Property or Senior Living Care Facility pursuant to a Management Agreement.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

          "FF&E" shall mean, with respect to any Hotel Property or Senior Living Care Facility, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, cleaning equipment or other items of furniture, fixtures and equipment typically used in hotel properties or senior living care facilities (including furniture, fixtures and equipment used in guest rooms, lobbies and common areas (other than those items of furniture, fixtures and equipment owned by the occupant or tenant in any such room)).

          "Final Maturity Date" shall mean August 5, 2001, as the same may be extended from time to time pursuant to Section 1.15, it being understood and agreed, however, that no extension pursuant to such Section 1.15 shall be effective if the Final Maturity Date would extend beyond August 5, 2003.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Affiliates primarily for the benefit of employees of Holdings or such Affiliates residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, and as to which plan neither the Borrower nor any Guarantor has any material liability.

          "Foreign Subsidiary" shall mean each Subsidiary of Holdings other than a Domestic Subsidiary.

          "Franchise Agreements" shall have the meaning provided in Section
4.05.

          "Full-Service Hotel" shall mean a Hotel (including an all-suites Hotel) which may reasonably be categorized as one which offers customary food and beverage facilities and room service.

          "Gross Revenues" shall mean, for any Hotel Property or Senior Living Care Facility, all revenues and receipts of every kind derived from operating such Hotel Property or Senior Living Care Facility and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Hotel Property or Senior Living Care Facility); service charges, to the extent not distributed to the employees at such Hotel Property or Senior Living Care Facility as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided,
                                                                   --------
however, that Gross Revenues shall not include the following:  gratuities to
-------
employees of such Hotel Property or Senior Living Care Facility, federal, state or municipal excise, sales, use or similar taxes collected directly from tenants, patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Hotel Property or Senior Living Care Facility.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal of, and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, expenses, fees and interest thereon) of the Borrower to the Creditors now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and
(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Borrower owing under, or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement entered into with any Creditor, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained therein.

          "Guarantor" shall mean each Parent Guarantor and each Subsidiary Guarantor.

          "Guaranty" shall mean the Parents Guaranty and the Subsidiaries Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "HMC Capital" mean HMC Capital Corporation, a Delaware corporation.

          "HMH" shall have the meaning provided in the first paragraph of this Agreement.

          "HMH Merger" shall mean the merger of HMH with and into the Operating Partnership, with the Operating Partnership being the surviving Person of such merger.

          "HMH Merger Agreement" shall mean the merger agreement to be entered into between HMH and the Operating Partnership in connection with the HMH Merger.

          "HMH Merger Documents" hall mean the HMH Merger Agreement, the certificate of merger related thereto and all other agreements and documents related to the HMH Merger.

          "Holdings" shall mean, (x) prior to the REIT Conversion Date, Host Marriott, and (y) on and after such date, Host REIT.

          "Hospitality" shall have the meaning provided in the first paragraph of this Agreement.

          "Hospitality Merger" shall mean the merger of Hospitality with and into the Operating Partnership with the Operating Partnership being the surviving Person of such merger.

          "Hospitality Merger Agreement" shall mean the merger agreement to be entered into between Hospitality and the Operating Partnership.

          "Hospitality Merger Documents" shall mean the Hospitality Merger Agreement, the certificate of merger related thereto and all other agreements and documents related to the Hospitality Merger.

          "Host REIT" shall mean Host Marriott Trust, a Maryland real estate investment trust.

          "Host Marriott" shall mean have the meaning provided in the first paragraph of this Agreement.

          "Hotel" shall mean any Real Property (including Improvements thereon and any retail, golf, tennis, spa or other resort amenities appurtenant thereto) comprising an operating facility offering hotel or lodging services.

          "Hotel Property" shall mean each Hotel owned or leased by Holdings or any of its Subsidiaries (including the furniture, fixture and equipment thereon), provided that the term "Hotel Property" shall not include any casino
          --------
or gaming hotel.

          "Improvements" shall mean all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Real Property, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar
                                                ----
obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations of such Person under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement.

          "Initial Term Loan" shall have the meaning provided in Section 1.01(a)(A).

          "Initial Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Initial Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 2.03, 3.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Initial Transaction" shall mean (i) the Refinancing Transaction, (ii) the issuance of the Senior Notes, (iii) the CRHC Merger and (iv) the entering into of this Agreement and the incurrence of Loans on the Effective Date.

          "Insurance Premiums" shall have the meaning provided in Section
8.03(c).

          "Insurance Proceeds" shall mean all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Hotel Property or Senior Living Care Facility.

          "Intangible Asset" shall mean, with respect to any Person, a long-lived asset that is useful in the operations of such Person, that is not directly used in revenue generation and is not held for sale, and is without physical qualities, including but not limited to patents, copyrights and goodwill, but excluding capitalized costs associated with the acquisition of brand names, franchises and trademarks, franchise agreements and management agreements.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in Section 9.05.

          "IRS Ruling" shall mean a final ruling issued by the Internal Revenue Service for the benefit of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that (i) the Borrower and its Subsidiaries may refinance Indebtedness secured by Liens on Hotel Properties with designated unsecured Indebtedness without adversely affecting the federal income tax position of the third parties owning equity interests in such Hotel Properties who will be exchanging such equity interests for OP Units or capital stock of Host REIT and (ii) the pledge by the Credit Parties pursuant to the Pledge and Security Agreement of the equity interests in all Wholly-Owned Subsidiaries of Holdings or the Borrower that are Look-Through Subsidiaries will not hinder the ability of the Borrower and its Subsidiaries to consummate the refinancings described in clause (i) above, all as more particularly described in the memorandum dated July 27, 1998 to the Banks from the Borrower's outside counsel.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Limited Partner Note" shall mean an unsecured note of the Operating Partnership which a limited partner of a Public Partnership can elect to receive at the time of the Partnership Roll-Up for such Public Partnership instead of or in exchange for OP Units, which Limited Partner Notes shall not have any maturity or amortization prior to December 15, 2005 (except in connection with the sale of assets formerly owned, directly or indirectly, by such Public Partnership to which such Limited Partner Note relates as contemplated by the definition of "Net Sale Proceeds").

          "Loan" shall mean (i) each Term Loan and (ii) each Revolving Loan.

          "Look-Through Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower that is not recognized as existing for federal income tax purposes (such as, but not limited to, a single member limited liability company or a partnership in which the sole partners are the Borrower and/or other Look-Through Subsidiaries of the Borrower).

          "Management Agreements" shall have the meaning provided in Section
4.05. With respect to each Hotel Property or Senior Living Care Facility acquired after the Effective Date, the terms and conditions of the Management Agreement with respect thereto shall be consistent with those contained in Management Agreements which have been approved by the Administrative Agent prior to the Effective Date, with any material differences to be reasonably approved by the Administrative Agent, and the manager thereunder shall be a Permitted Facility Manager.

          "Margin Adjustment Period" shall mean each period which shall commence on the date occurring after the Effective Date on which the respective officer's certificates are delivered pursuant to Section 8.01(d) and which shall end on the earlier of (i) the date of actual delivery of the next officer's certificates pursuant to Section 8.01(d) and (ii) the latest date on which the next officer's certificates are required to be delivered pursuant to
Section 8.01(d).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Marriott Family Members" shall mean any of Alice Marriott, J.W. Marriott, Jr., Richard E. Marriott, any brother or sister of J.W. Marriott, Sr. (deceased), any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.

          "Marriott International" shall mean Marriott International, Inc., a Delaware corporation.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $5,000,000 and (ii) for Term Loans, $10,000,000.

          "Minimum Tangible Net Worth" shall mean, at any time, the sum of (i) 75% of Tangible Net Worth as of the Effective Date plus (ii) 75% of the aggregate Net Equity Proceeds received by Holdings or the Borrower (without duplication) (or, from and after the REIT Conversion Date, by the Borrower) after the Effective Date in connection with any issuance of Stock, Stock Equivalents or any OP Units, in each case to any Person other than Holdings (or from after the REIT Conversion Date, the Borrower) or any Subsidiary thereof.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA subject to Title IV of ERISA.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Insurance/Condemnation Proceeds" shall mean all Insurance Proceeds on account of any Casualty Event to any Hotel Property or Senior Living Care Facility or all Condemnation Proceeds in respect of any Taking of any Hotel Property or Senior Living Care Facility, minus the reasonable cost, if any, of recovering such proceeds and of paying out such proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor.

          "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received from any Asset Sale, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith), (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than the Loans, the Senior Notes or any other Indebtedness secured pursuant to the Pledge and Security Agreement) which is secured by the respective assets which were sold, or, in the case of the Limited Partner Notes, the amount of such gross cash proceeds which is required to be used to repay such Limited Partner Notes as a result of such Asset Sale and (iii) the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such Asset Sale.

          "Non-Borrower Subsidiary" shall mean each direct or indirect Subsidiary of Host Marriott other than Hospitality and its Subsidiaries.

          "Non-Conforming Assets" shall mean various assets (principally comprising partnership or other interests in Hotels which are not leased, certain international hotels in which Holdings or its Subsidiaries own interests, and certain FF&E relating to Hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize Host REIT's status as a REIT or otherwise could cause significant adverse tax consequences to Holdings and its Subsidiaries.

          "Non-Controlled Entity" shall mean any corporation, limited partnership or limited liability corporation in which Holdings and its Subsidiaries own at least 94% of the economic interests of such entity and no more than 6% of the voting rights or controlling interests of such entity and whose assets consist primarily of Non-Conforming Assets.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Note" shall mean each Term Note and each Revolving Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Gloria Argueta, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, any Co-Arranger, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Operating Lease" shall mean a lease or sublease between the Borrower or any Subsidiary thereof, as lessor, and an Approved Lessee, as lessee, which lease shall be reasonably satisfactory to the Administrative Agent and shall provide for rent payments which provide an economic return to the lessor thereunder generally comparable to the economic returns provided to the lessors from the rent payments under the Operating Leases originally delivered to and approved by the Administrative Agent prior to the REIT Conversion Date. With respect to each Hotel Property acquired after the REIT Conversion Date, the terms and conditions of the Operating Lease with respect thereto shall be consistent with those contained in Operating Leases which have been approved by the Administrative Agent prior to the REIT Conversion Date, with any material differences to be reasonably approved by the Administrative Agent, and the lessee thereunder shall be an Approved Lessee.

          "Operating Partnership" shall have the meaning provided in the first paragraph of this Agreement.

          "OP Units" shall mean the partnership units of the Operating Partnership.

          "Original Banks" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

          "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Parent Guarantor" shall mean and include each of Host Marriott and Hospitality.

          "Parents Guaranty" shall mean the guaranty of the Parent Guarantors pursuant to Section 14.

          "Partnership Roll-Up" shall mean the transactions described on
Schedule VII.

          "Partnership to be Rolled Up" shall have the meaning provided in
Section 6.04(c)

          "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Designated Investments" shall mean and include (i) any promissory note or other evidences of indebtedness executed by a maker in favor of Holdings or any of its Subsidiaries and evidencing indebtedness secured by real estate assets or equity interests of Persons (other than a Subsidiary of Holdings) owning such real estate assets, (ii) any cash equity investment in a Person engaged primarily in the ownership of hotel properties or other high quality real estate consistent with the quality of the Borrower's and its Subsidiaries' existing portfolio of Hotel Properties, or (iii) any cash equity investment in and/or loan to a Subsidiary of the Borrower that is not a Subsidiary Guarantor.

          "Permitted Facility Manager" shall mean, with respect to each Hotel Property or Senior Living Care Facility, Marriott International, a Wholly-Owned Subsidiary of Marriott International, Interstate Hotels Corporation (or a successor thereto (so long as such successor remains a first-class nationally recognized hotel management company)), a Wholly-Owned Subsidiary of Interstate Hotels Corporation (or such successor), Hyatt Corporation, a Wholly-Owned Subsidiary of Hyatt Corporation, Four Seasons Hotel Limited, a Wholly-Owned Subsidiary of Four Seasons Hotel Limited, Swissotel Management (US) LLC or another first-class nationally recognized hotel management company in good standing reasonably acceptable to the Administrative Agent.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Like-Kind Exchange Property" shall mean, with respect to any sale of real estate property (and related personal property), one or more other real estate assets (and related personal property) with a fair market value reasonably equivalent to the property sold (either by itself or together with cash paid for such assets), so long as (i) such other real estate assets (and related personal property) is designated to be received as consideration for such sale within 45 days of the consummation of such sale and (b) such other real estate assets (and related personal property) are actually received by Holdings or its respective Subsidiary within 180 days of the consummation of such sale.

          "Permitted Non-Recourse Indebtedness" shall mean, with respect to any Specified Subsidiary, Indebtedness permitted to be incurred by such Specified Subsidiary pursuant to Section 9.04(xii) to finance the purchase of or to finance the renovation of a Hotel Property or Senior Living Care Facility acquired pursuant to Section 9.02(viii), or to preserve the tax basis in the respective asset by the outside limited partners, which Indebtedness (i) shall be secured only by such Hotel Property or Senior Living Care Facility, as the case may be, including any fixtures, furniture and equipment related thereto,
(ii) shall be made expressly non-recourse to Holdings and its other Subsidiaries and (iii) shall have (A) a final maturity date of not earlier than August 5, 2004, (B) a remaining amortization schedule based upon a schedule of no less than 20 years and (C) a market rate of interest.

          "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower or any of its Subsidiaries or, prior to the REIT Conversion Date, of any Non-Borrower Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), Existing Indebtedness or Indebtedness permitted by Section 9.04(x); provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced plus the reasonable costs and fees associated therewith; (ii) the remaining amortization schedule of such Permitted Refinancing Indebtedness shall be based upon a schedule of no less than 15 years; (iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Banks as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced (except that, from and after the REIT Conversion Date, such Permitted Refinancing Indebtedness may be incurred by the Borrower and the Subsidiary Guarantors so long as such Permitted Refinancing Indebtedness is unsecured, except as otherwise permitted by Section 9.01(iv)) and (v) in no event shall any Permitted Refinancing Indebtedness be secured by any Pledge and Security Agreement Collateral (whether equally and ratably with, or junior to, the Secured Creditors or otherwise) except as otherwise permitted by Section 9.01(iv).

          "Permitted REIT Subsidiary" shall mean a Wholly-Owned Subsidiary of Holdings established solely for the purpose of holding de minimis equity interests in Subsidiaries of the Borrower or OP Units.

          "Permitted Sharing Arrangements" shall mean any contracts, agreements or other arrangements between the Borrower and/or one or more of its Subsidiaries and Holdings and/or one or more other Subsidiaries of Holdings, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income)

(provided that (i) such Permitted Sharing Arrangements are, in the determination
 --------
of management of the Borrower, the Subsidiary Guarantors or their Subsidiaries in the best interests of the Borrower, the Subsidiary Guarantors or their Subsidiaries and (ii) the liabilities of the Borrower, the Subsidiary Guarantors and their Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

          "Permitted Tax Payments" shall mean payment of any liability of Holdings, the Borrower or any of their respective Subsidiaries for all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Personal Property" means, for any person, to the extent owned by such Person, all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications, elevator fixtures, inventory, and goods), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions, therefor (including, but not limited to, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever, now or hereafter located upon the Hotel Properties and Senior Living Care Facilities, or appurtenances thereto, or usable in connection with the present or future operation and occupancy of the Hotel Properties and all building equipment, materials and supplies of any nature whatsoever, now or hereafter located upon the Hotel Properties and Senior Living Care Facilities.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or any of its Subsidiaries or ERISA Affiliates, and each such plan for the five-year period immediately following the latest date on which Holdings or any of its Subsidiaries or ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge and Security Agreement" shall have the meaning provided in
Section 4.06.

          "Pledge and Security Agreement Collateral" shall mean all "Collateral" as defined in the Pledge and Security Agreement.

          "Pledged Securities" shall have the meaning provided in the Pledge and Security Agreement.

          "Policies" shall have the meaning provided in Section 8.03(c).

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Principal Credit Party" shall mean, at any time, each of Holdings, HMH, Hospitality, the Operating Partnership and CRC to the extent that such Person is a party to this Agreement at such time.

          "Pro Forma Basis" shall mean, with respect to any incurrence,
           --- -----
acquisition or assumption of Indebtedness or acquisition or sale of a Hotel Property, Senior Living Care Facility or other assets with a fair market value of $5,000,000 or more (or the equity interest of the Person or Persons owning such Hotel Property, Senior Living Care Facility or other assets) occurring after the Effective Date, the calculation of the consolidated results of Holdings and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Indebtedness, acquisition or sale (and all other Indebtedness incurred or assumed or other such acquisition or sale effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

           (i) pro forma effect shall be given to (1) any Indebtedness incurred
               --- -----
     subsequent to the end of the Calculation Period and prior to the Determination Date, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the Determination Date and (3) any Indebtedness to be incurred on the Determination Date, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof (but excluding normal fluctuations in revolving indebtedness incurred for working capital purposes and not to finance any acquisition or Investment);

           (ii) interest expense attributable to interest or dividends on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

           (iii) there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the Determination Date; and

           (iv) pro forma effect shall be given to all sales and acquisitions of
                --- -----
     Hotel Properties, Senior Living Care

     Facilities and other assets with a fair market value of $5,000,000 or more (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties, Senior Living Care Facilities and/or such other assets) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period, provided that in connection with any such acquisitions, pro forma effect (for periods prior to such acquisition) shall be given to the management fees payable pursuant to the respective Management Agreement as if such management fees had been payable throughout the Calculation Period.

          "Projections" shall mean the Projections, dated on or about June 25, 1998, which were prepared by Host Marriott and delivered to the Banks prior to the Effective Date.

          "Public Partnerships" shall mean, collectively, Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership; Desert Springs Marriott Limited Partnership, a Delaware limited partnership; Hanover Marriott Limited Partnership, a Delaware limited partnership; Marriott Diversified American Hotels, L.P., a Delaware limited partnership; Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership; Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island Limited partnership; or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

          "Qualified Insurer" shall have the meaning provided in Section
8.03(c).

          "Qualified Preferred Stock" shall mean any preferred stock or other preference shares of Holdings or the Operating Partnership, so long as the terms of such preferred stock or other preference shares (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by Holdings or any of its Subsidiaries, (iii) do not require any cash dividends or cash distributions (other than dividends or distributions payable when and if declared by the Board of Directors of Holdings or the Operating Partnership) or contain any mandatory put, redemption, repayment, sinking fund or other similar provision in each case occurring before August 5, 2004 (other than any such provision that can be satisfied, at the election of Holdings or the Borrower, by the issuance of OP Units or common stock or Qualified Preferred Stock of Host
REIT), (iv) do not contain any covenants other than periodic reporting requirements, (v) do not grant the holders thereof any voting rights expect for
(x) voting rights required to be granted to such holders under applicable law or listing requirements and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, liquidations involving Holdings or dividend arrearages, and (vi) do not provide for the conversion into, or the exchange for (unless at the sole discretion of the issuer thereof), debt securities.

          "Quarterly Excess Cash Flow" shall mean, in respect of any fiscal quarter of Holdings (or, from and after the REIT Conversion Date, the Borrower), the amount of Excess Cash Flow of Holdings (or, from and after the REIT Conversion Date, the Borrower) for such fiscal quarter.

          "QUIPs" shall mean the 6 3/4% Convertible Preferred Securities issued by Host Financial Trust, a statutory business trust and a Subsidiary of Host Marriott.

          "QUIPs Debt" shall mean the $567,000,000 aggregate principal amount of 6 3/4% convertible subordinated debentures due 2026 of Host Marriott, held by Host Marriott Financial Trust, a statutory business trust and a Subsidiary of Host Marriott.

          "Rating Agencies" shall mean both S&P and Moody's.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Refinancing Documents" shall mean all agreements and documents related to the Refinancing Transaction.

          "Refinancing Transaction" shall mean, collectively, (i) the consummation of the Existing HMH Notes Tender Offer/Consent Solicitation and
(ii) the payment of all amounts owing under the Original Credit Agreement.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "REIT Conversion" shall mean the conversion of Host Marriott from a C-corporation to a real estate investment trust pursuant to the REIT Merger.

          "REIT Conversion Date" shall mean the date on which all of the conditions contained in Section 6 are satisfied.

          "REIT Merger" shall mean the merger of Host Marriott with and into Host REIT, with Host REIT being the surviving Person of such merger.

          "REIT Merger Agreement" shall mean the merger agreement to be entered into between Host Marriott and Host REIT in connection with the REIT Merger.

          "REIT Merger Documents" shall mean the REIT Merger Agreement, the certificate of merger related thereto and all other agreements and documents related to the REIT Merger.

          "REIT Transaction" shall mean, collectively, (i) the consummation of the HMH Merger, (ii) the consummation of the Subsidiaries Mergers, (iii) the consummation of the Hospitality Merger, (iv) the consummation of the SLC Spinoff, (v) the consummation of the REIT Merger, (vi) the consummation of the Partnership Roll-Up, (vii) the contribution by Host Marriott to the Operating Partnership of substantially all of Host Marriott's assets, and (viii) such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the REIT Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit Host REIT to elect to be treated as a real estate investment trust for Federal income tax purposes.

          "REIT Transaction Documents" shall mean and include (i) the HMH Merger Documents, (ii) the Hospitality Merger Documents, (iii) the SLC Spinoff Documents, (iv) the REIT Merger Documents and (v) the documents entered into in connection with the transactions specified in clauses (vi) and (vii) of the definition of REIT Transaction.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Single Employer Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks and the Total Revolving Loan Commitment less the Revolving Loan Commitments of Defaulting Banks at such time (or after the termination of the Total Revolving Loan Commitment, the then total outstanding Revolving Loans of all Non-Defaulting Banks).

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolver Conversion Date" shall mean August 5, 2001, but only so long as the Final Maturity Date has been extended beyond such date pursuant to
Section 1.15; and if the Final Maturity Date is not so extended, the Revolver Conversion Date shall not occur.

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 2.02, 2.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "S&P" shall mean Standard & Poor's Ratings Services.

          "Scheduled Repayment" shall have the meaning provided in Section 3.02(b), as modified by the proviso therein.

          "SEC" shall have the meaning provided in Section 8.01(g).

          "Section 3.04(b)(ii) Certificate" shall have the meaning provided in
Section 3.04(b).

          "Secured Creditors" shall have the meaning provided in the Pledge and Security Agreement.

          "Secured Debt Leverage Ratio" shall mean, at any time, the ratio of Consolidated Secured Debt to Consolidated Total Debt at such time.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Living Care Facility" shall mean each senior living care property owned or leased by Holdings or any of its Subsidiaries (including the furniture, fixtures and equipment thereon, except for any furniture, fixtures and equipment in individual rooms which are owned by individual tenants), provided that such facility is predominantly an independent or assisted living
--------
facility.

          "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes.

          "Senior Note Indenture" shall mean the Indenture, dated as of August 5, 1998, among HMH, the subsidiary guarantors named therein and Marine Midland Bank as Trustee, in connection with the Senior Notes.

          "Senior Notes" shall mean each of (i) the $500,000,000 7-7/8% Series A Senior Notes due 2005 of HMH and (ii) the $1,200,000,000 7-7/8% Series B Senior Notes due 2008 of HMH.

          "Single Employer Plan" shall have the meaning set forth in Section
7.10.

          "SLC" shall have the meaning provided in Section 6.04.

          "SLC Spinoff" shall have the meaning provided in Section 6.04.

          "SLC Spinoff Documents" shall mean all agreements and documents relating to the SLC Spinoff.

          "Specified Default" shall mean any Default under Sections 10.01, 10.03 (solely as a result of a failure to comply with Section 8.01(a), 8.01(b), or 8.01(d)), 10.05 or 10.09.

          "Specified Indebtedness for Borrowed Money" shall mean any Indebtedness issued or incurred pursuant to Section 9.04(xi) or (xii), provided that Permitted Refinancing Indebtedness shall not be considered Specified Indebtedness for Borrowed Money to the extent that either (i) such Permitted Refinancing Indebtedness is unsecured (other than in respect of a Lien permitted under Section 9.01(iv)) and the proceeds therefrom are used to refinance secured Indebtedness or (ii) such Permitted Refinancing Indebtedness is incurred to refinance the Indebtedness being Refinanced within 90 days of its final maturity.

          "Specified Subsidiary" shall mean any Subsidiary of the Borrower (other than any Subsidiary Guarantor) so long as such Subsidiary has no material assets other than the Hotel Property or Senior Living Care Facility to be financed with Permitted Non-Recourse Indebtedness incurred pursuant to Section 9.04(xii).

          "Start Date" shall mean, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

          "Stock" shall mean shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

          "Stock Equivalents" shall mean all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time and (iii) any partnership in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with generally accepted accounting principles and the financial statements of which are so consolidated, provided that the term Subsidiary shall include for all purposes of this Agreement any Non-Controlled Entity that the Borrower has elected to treat as a Subsidiary under the Agreement, but only so long as the terms of the organizational documents of any such Non-Controlled Entity expressly require that at any time that an Event of Default exists and is continuing, such Non-Controlled Entity will pay, on a quarterly basis, the maximum amount of cash Dividends that such Non-Controlled Entity is permitted to pay under applicable law (although such Non-Controlled Entity may retain, and not pay as a Dividend, cash in an amount that such Non-Controlled Entity reasonably determines is necessary to meet its current liabilities and expenses as well as to make current anticipated Capital Expenditures). An election pursuant to this definition with respect to any Non-Controlled Entity shall be made on not less than ten Business Days prior written notice to the Administrative Agent and may not be made to the extent that a Default or an Event of Default then exists or would result from such an election.

          "Subsidiary Guarantor" shall mean each Subsidiary of Holdings (other than Hospitality and the Borrower) which executes and delivers the Subsidiaries Guaranty, or a counterpart thereof, as required by Sections 4.07, 8.18 or any other provision of this Agreement; provided that any such Subsidiary shall cease to be a Subsidiary Guarantor at such time, if any, as it is released from the Subsidiaries Guaranty in accordance with the express provisions thereof.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
4.07.

          "Subsidiaries Mergers" shall mean the various mergers of Subsidiaries of HMH as described in Schedule IV.

          "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%."

          "Taking" shall mean the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of any Hotel Property or Senior Living Care Facility, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain. The term "Taken" used as a verb has a correlative meaning.

          "Tangible Net Worth" shall mean, (A) on any date prior to the REIT Conversion Date, without duplication, (a) the shareholders' equity of Holdings on a consolidated basis in accordance with generally accepted accounting principles minus (b) the sum of all Intangible Assets (net of accumulated amortization) of Holdings and its Subsidiaries, each as shown on the consolidated balance sheet of Holdings as of such date, and (B) on any date from and after the REIT Conversion Date, without duplication, (a) the value of all OP units minus (b) the sum of all Intangible Assets (net of accumulated amortization) of the Borrower and its Subsidiaries, each as shown on the consolidated balance sheet of the Borrower as of such date, provided that the Tangible Net Worth shall be calculated without giving effect to the SLC Spinoff and the E&P Distribution.

          "Taxes" shall have the meaning provided in Section 3.04(a).

          "Term Loan" shall mean each Initial Term Loan, each Additional Term Loan and each Revolving Loan converted to a Term Loan pursuant to Section 1.01(c).

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Test Period" shall mean the four consecutive fiscal quarters of Holdings then last ended, in each case taken as one accounting period.

          "Total Additional Term Loan Commitments" shall mean, at any time, the sum of the Additional Term Loan Commitments of each of the Banks.

          "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Total Initial Term Loan Commitment" shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Banks.

          "Total Leverage Ratio" shall mean, at any time, the ratio of Consolidated Total Debt at such time to Consolidated EBITDA for the Test Period then last ended.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the aggregate principal amount of Revolving Loans outstanding.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., (i)
                                                                   ----
Term Loans and (ii) Revolving Loans.

          "Treasury Regulation" shall mean regulations promulgated under the Code.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unconsolidated Entity" shall mean, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, and whose financial results would not be consolidated under generally accepted accounting principles with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

          "Unencumbered EBITDA" shall mean, for any period, that portion of Consolidated EBITDA for such period attributable to those Hotel Properties and, prior to the REIT Conversion Date, Senior Living Care Facilities which are not encumbered by Liens securing Indebtedness (excluding Indebtedness that is secured solely by Liens under the Pledge and Security Agreement).

          "Unencumbered EBITDA Ratio" shall mean, for any period, the ratio of Unencumbered EBITDA to Consolidated EBITDA for such period.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Plan's actuary in the most recent annual valuation of such Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unsecured Debt Rating" shall mean, with respect to a Person, the rating assigned by the Rating Agencies to such Person's long term senior unsecured and non-credit enhanced Indebtedness.

          "Unsecured Interest Coverage Ratio" shall mean, for any period, the ratio of Unencumbered EBITDA to Unsecured Interest Expense.

          "Unsecured Interest Expense" shall mean, for any period, that portion of Consolidated Interest Expense attributable to Indebtedness which does not constitute Consolidated Secured Debt.

          "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time, if any, less the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such

Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 12.  The Administrative Agent; Co-Arrangers.
                       --------------------------------------

          12.01  Appointment.  The Banks hereby designate BTCo as Administrative
                 -----------
Agent (for purposes of this Section 12, the term "Administrative Agent" shall include BTCo in its capacity as Arranger pursuant to this Agreement and as Collateral Agent pursuant to the Pledge and Security Agreement) to act as specified herein and in the other Credit Documents. The Banks hereby designate Credit Lyonnais New York Branch, The Bank of Nova Scotia and Wells Fargo Bank, National Association as Co-Arrangers to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  The Administrative Agent shall not have any
                 ----------------
duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Administrative Agent.  Independently
                 --------------------------------------------
and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Credit Party and each of their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party and each of its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Credit Party or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Credit Party or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Administrative Agent.  If the
                 ------------------------------------------
Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks or, if required by Section 13.12, the Supermajority Banks or all of the Banks, as the case may be; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks or, if required by
Section 13.12, the Supermajority Banks or all of the Banks, as the case may be.

          12.05  Reliance.  The Administrative Agent shall be entitled to rely,
                 --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

          12.06  Indemnification.  To the extent the Administrative Agent is not
                 ---------------
reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to its "percentage" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document;

provided that no Bank shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

          12.07  The Administrative Agent in its Individual Capacity.  With
                 ---------------------------------------------------
respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, make equity investments in, and generally engage in any kind of banking, trust or other business with, any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Administrative Agent and the Co-Arrangers;
                 -------------------------------------------------------------
Removal of the Administrative Agent.  (a)  The Administrative Agent may resign
-----------------------------------
from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and
(c) below or as otherwise provided below. Each Co-Arranger may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time by giving notice to the Borrower, the Administrative Agent and the Banks. Such resignation shall take effect upon delivery of such notice.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 35th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Co-Arrangers (if one or more so agrees), or if there are no Co-Arrangers or no Co-Arranger so agrees, then the Banks, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (e) In addition, the Required Banks shall have the right to remove the Administrative Agent and appoint a successor Administrative Agent who shall be a commercial bank or trust company reasonably acceptable to the Borrower in the event that the Administrative Agent has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement or any other Credit Document.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrower agrees that it shall:
                 -------------------------
(i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP, local counsel and environmental, engineering, real estate and insurance independent consultants retained by the Administrative Agent) in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Banks) (it being understood that the provisions of this clause (i) does not include the normal administrative charges of the Administrative Agent in administering the Loans (which amounts are included in a separate letter with the Administrative Agent)); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent, each Co-Arranger and each Bank, and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, such Co-Arranger or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use or proposed use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Co-Arranger or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located or by any Person controlling such Bank) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to Holdings, at Holdings' address specified opposite its signature below; if to Hospitality, at Hospitality's address specified opposite its signature below; if to any Co-Arranger or Bank, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to the Borrower, the Administrative Agent or any Co-Arranger, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be (or when the addressee refuses to accept delivery).

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither Holdings nor
                                   --------  -------
the Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks (except as otherwise contemplated by the definition of "Holdings" and the "Borrower") and, provided further, that, although any Bank may transfer,
                         ----------------
assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer
                                   ----------------
or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Pledge and Security Agreement Collateral under the Pledge and Security Agreement (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor or
(y) assign all or a portion of all of the assigning Bank's Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans to an Eligible Transferee, and, in the case of a partial assignment of such Revolving Loan Commitment and/or outstanding Term Loans, such assignment shall be in a minimum amount of $5,000,000 or such lesser amount as is acceptable to the Administrative Agent (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign its entire interest), and all assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect
--------
the Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, if any, new Notes will be issued to such new Bank and to the assigning Bank (to the extent requested by such Banks), such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Terms Loans, as the case may be, (iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment
                              -------- -------
will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16. The Administrative Agent will promptly give the Borrower notice of any assignment to an Eligible Transferee pursuant to clause
(y) of the first sentence of this Section 13.04(b), although the failure to give any such notice shall not affect such assignment or result in any liability by the Administrative Agent. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and/or its outstanding Term Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 3.04(b)(ii) Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitments and related outstanding Obligations and/or outstanding Term Loans pursuant to
Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent or any Co-Arranger or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Co-Arranger or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Co-Arranger or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Co-Arranger or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment)
                                           --- ----
pro rata based upon their respective shares, if any, of the Obligations with
--- ----
respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Extension Fee or Commitment Commission, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount
                      --------
is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07  Calculations; Computations. (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all
        --------
computations of Quarterly Excess Cash Flow and Annual Excess Cash Flow, and all computations determining compliance with Sections 9.07 through 9.12, inclusive shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements referred to in Section 7.05(a). Notwithstanding anything to the contrary contained in this Agreement, from and after the REIT Conversion Date, to the extent that Holdings has any Indebtedness, liabilities, operating expenses or taxes, such Indebtedness, liabilities, operating expenses or taxes, as applicable, shall be treated as obligations of the Borrower for the purposes of calculating compliance with the financial covenants contained in Sections 9.08 through 9.12, inclusive, as well as for purposes of determining Excess Cash Flow, the Applicable Margin and the Applicable Commitment Commission Percentage.

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or other Fees are payable.

          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PRINCIPAL CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PRINCIPAL CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH PRINCIPAL CREDIT

PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PRINCIPAL CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PRINCIPAL CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY CO-ARRANGER, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH PRINCIPAL CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which (i) Holdings, Hospitality, HMH, the Operating Partnership, CRC, the Administrative Agent, each Co-Arranger and each of the Banks set forth on Schedule I shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing) or written notice at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 4 are met to the satisfaction of the Administrative Agent and the Required Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 4). The Administrative Agent will give Holdings, Hospitality, the Borrower, each Co-Arranger and each Bank prompt written notice of the occurrence of the Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank having Obligations being directly affected thereby (other than a Defaulting Bank), (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or Fees payable hereunder), (ii) waive, or decrease the amount of, any Scheduled Repayment or extend the date on which any Scheduled Repayment is required to be made, (iii) release all or substantially all of the Pledge and Security Agreement Collateral or Guarantors from their Guaranties (except (in either case) as expressly provided in the Credit Documents), (iv) amend, modify or waive any provision of this Section 13.12, (v) reduce the percentage specified in the definition of Required Banks or Supermajority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks and Supermajority Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that
                                                        ----------------
no such change, waiver, discharge or termination shall (w) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of the Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (x) without the consent of the Administrative Agent or any Co-Arranger affected thereby, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or such Co-Arranger or any other provision as same relates to the rights or obligations of the Administrative Agent or such Co-Arranger, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, or (z) without the consent of the Supermajority Banks, either (A) increase the amount of the Total Commitment to an amount that exceeds the sum of (I) the Total Commitment as in effect on the Effective Date plus (II)

$250,000,000 or (B) amend, modify or waive any provision of Section 9.08, 9.09 or 9.11.

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as no Default or Event of Default has occurred and is continuing and all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay such non-consenting Bank's outstanding Loans in accordance with Sections 2.02(b) and/or 3.01(b), provided that, unless the
                                                    --------
Revolving Loan Commitments are terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the
                                    ----------------
Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 3.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          13.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, or 3.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 13.15, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if such Bank or such Bank's holding or parent company in its reasonable good faith discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to any Credit Party or any of its Subsidiaries which has been, is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Party to the Banks in writing as confidential, provided that any
                                                             --------
Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes, Commitments or Loans or any interest therein by such Bank, provided, that such prospective transferee agrees to be subject to the
--------
provisions of this Section 13.15(a).

          (b) Holdings and the Borrower hereby acknowledge and agree that each Bank may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such
Bank), it being understood that for purposes of this Section 13.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Bank as well as any direct or indirect Subsidiary of such holding company.

          13.16  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16, provided that the Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense which resulted solely from the gross negligence or willful misconduct of the Administrative Agent.

          13.17  Commercial Loan Transactions.  Each of the Banks acknowledges
                 ----------------------------
that the making of its Loans and the issuance by the Borrower of a Note to such Bank are in the nature of a commercial loan transaction, and that no such Bank shall assert that such actions are a securities transaction regulated under the Exchange Act, the Securities Act or any other Federal or state securities laws, it being understood that nothing in this Section

13.17 shall limit the rights of the Banks pursuant to Section 13.01 or 13.04.

          13.18  Limitations on Recourse.  (a) Notwithstanding anything to the
                 -----------------------
contrary set forth in this Agreement or in any of the other Credit Documents but subject to the last sentence of this Section 13.18(a) and clause (b) of this
Section 13.18, from and after the REIT Conversion Date, the Borrower's Obligations hereunder and under the other Credit Documents shall be limited recourse obligations of the Borrower, enforceable against the Borrower (and its assets) only and not against any constituent partner in the Borrower. The foregoing provisions of this Section 13.18 shall not impair the liability of the Subsidiary Guarantors under the Subsidiaries Guaranty or the liens and security interests created by the Pledge and Security Agreement which were granted as security for the Obligations of the Borrower and the Guaranteed Obligations of the Subsidiary Guarantors.

          (b)    Notwithstanding the foregoing provisions of clause (a) of this
Section 13.18, from and after the REIT Conversion Date and so long as Holdings is released from any guaranty given in respect of the Senior Notes, (x) the Administrative Agent and the Banks shall have recourse to Host REIT (in its capacity as the general partner in the Borrower) to the extent (but only to the extent) of any loss, cost, damage, expense or liability incurred by the Administrative Agent or any of the Banks by reason of (i) any fraudulent misrepresentation made by Host REIT in or pursuant to the Credit Documents, (ii) any unlawful act on the part of Host REIT, or (iii) any misappropriation of funds by Host REIT in contravention of the provisions of the Credit Documents and (y) Host REIT shall automatically be and become jointly and severally obligated with the Borrower in respect of all of the Obligations from and after any breach by Host REIT of the covenant contained in Section 9.16(b). Additionally, upon the occurrence of the event specified in clause (y) of the preceding sentence, the Pledge and Security Agreement shall be reinstated as to Host REIT for purposes of securing the joint and several liability of Host REIT in respect of the Obligations. At the request of the Administrative Agent, Host REIT shall (at its expense) take all actions deemed reasonably necessary by the Administrative Agent to confirm the provisions of this Section 13.18(b).

          SECTION 14.  Parents Guaranty.
                       ----------------

          14.01  The Guaranty.  In order to induce the Administrative Agent, the
                 ------------
Co-Arrangers and the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Parent Guarantor from the proceeds of the Loans and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements, each Parent Guarantor hereby agrees with the Administrative Agent, the Co-Arrangers and the Banks as follows: each Parent Guarantor hereby jointly and severally, and absolutely, unconditionally and irrevocably, guarantees as primary obligor and not merely as surety all of the Guaranteed Obligations of the Borrower to each Creditor. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Parent Guarantor, jointly and severally, and absolutely, unconditionally and irrevocably promises to pay such indebtedness to the Creditors or order, on demand, together with any and all reasonable expenses which may be incurred by the Creditors in collecting any of the Guaranteed Obligations. This Parents Guaranty shall constitute a guaranty of payment, and not of collection.

          14.02  Bankruptcy.  Additionally, each Parent Guarantor, jointly and
                 ----------
severally, and absolutely, unconditionally, irrevocably, guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

          14.03  Nature of Liability.  The liability of each Parent Guarantor
                 -------------------
hereunder is joint and several and exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Parent Guarantor, the other Parent Guarantor, any other guarantor or by any other party, and the liability of each Parent Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking except to the extent that such payment actually results in a permanent reduction of the Guaranteed Obligations, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Creditor on the indebtedness which such Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04  Independent Obligation.  The obligations of each Parent
                 ----------------------
Guarantor hereunder are independent of the obligations of the other Parent Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against either Parent Guarantor whether or not action is brought against the other Parent Guarantor, any other guarantor or the Borrower and whether or not the other Parent Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Parent Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Parent Guarantor.

          14.05  Authorization.  Each Parent Guarantor authorizes the
                 -------------
Administrative Agent and the other Creditors without notice or demand or consent (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or any other Person or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Creditors, provided that the Creditors will not, without the prior written consent of each Parent Guarantor, contractually subordinate the payment of all or any part of the Guaranteed Obligations to any other creditor or creditors of the Borrower, provided further that if any consent required by the immediately preceding proviso is not obtained and contractual subordination as described therein is agreed to, then
(x) any part of the Guaranteed Obligations not so subordinated will continue to be entitled to the full benefits of this Parents Guaranty and (y) with respect to any part of the Guaranteed Obligations so contractually subordinated, each Parent Guarantor will be relieved of its obligations hereunder only to the extent each establishes that it has been actually damaged by such contractual subordination;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Parent Guarantor from its liabilities under this Section 14.

          14.06  Reliance.  It is not necessary for the Administrative Agent or
                 --------
the other Creditors to inquire into the capacity or powers of the Borrower or any other Credit Party or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07  Subordination.  Any of the indebtedness of the Borrower now or
                 -------------
hereafter owing to any Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Administrative Agent and the other Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to such Parent Guarantor shall be collected, enforced and received by such Parent Guarantor for the benefit of the Creditors and be paid over to the Administrative Agent on behalf of the Creditors on account of the Guaranteed Obligations of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Parent Guarantor under the other provisions of this Parents Guaranty. Prior to the transfer by any Parent Guarantor of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Parent Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parents Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all Guaranteed Obligations have been paid in full in cash (it being understood that no Parent Guarantor is waiving any right of subrogation that it may otherwise have but is only waiving the exercise thereof as provided above).

          14.08  Waiver.  (a)  Each Parent Guarantor waives any right (except as
                 ------
shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the other Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the other Creditors' power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, such Parent Guarantor the other Parent Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and the other Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the other Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent Guarantor waives any defense arising out of any such election by the Administrative Agent and the other Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against the Borrower or any other party or any security.

          (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Parent Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the other Creditors shall have no duty to advise any Parent Guarantor of information known to them regarding such circumstances or risks.

Each Parent Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

          14.09  Nature of Liability.  It is the desire and intent of each
                 -------------------
Parent Guarantor and the Creditors that this Parents Guaranty shall be enforced against each Parent Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Parent Guarantor under this Parents Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and such Parent Guarantor shall pay the maximum amount of the

Guaranteed Obligations which would be permissible under applicable law.

          14.10  Interest Rate Protection Agreements and Other Hedging
                 -----------------------------------------------------
Agreements.  Notwithstanding anything to the contrary contained in this Parents
----------
Guaranty, no Interest Rate Protection Agreement or Other Hedging Agreement shall be entitled to the benefits of this Parents Guaranty unless such Interest Rate Protection Agreement or Other Hedging Agreement is reasonably related to the Loans (including, in any event, any Interest Rate Protection Agreement entered into to satisfy the requirements of Section 8.14) or such Interest Rate Protection Agreement or Other Hedging Agreement provides that it is to be entitled to the benefits of this Parents Guaranty or the Pledge and Security Agreement generally.

          14.11  Termination.  Notwithstanding anything to the contrary
                 -----------
contained in this Section 14, this Parents Guaranty shall automatically terminate on the REIT Conversion Date (after giving effect to the consummation of the REIT Transaction and all other transactions contemplated to occur on such date and the Administrative Agent, at the request and expense of the Parent Guarantors, will promptly execute and deliver to each of the Parent Guarantors a proper instrument or instruments acknowledging the satisfaction and termination of this Parents Guaranty.

                                  *    *    *


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

10400 Fernwood Road                       HOST MARRIOTT CORPORATION
Bethesda, Maryland  20817
Telecopier No.: (301) 380-3588
Attention:  General Counsel, Dept. 923      By
                                              -------------------------------
                                          Name:   W. Edward Walter
with a copy to:                           Title:  Vice President

10400 Fernwood Road
Bethesda, Maryland  20817
Telecopier No.: (301) 380-3155
Attention:  Senior Vice President and
          Treasurer, Dept. 916


10400 Fernwood Road                       HOST MARRIOTT HOSPITALITY, INC.
Bethesda, Maryland  20817
Telecopier No.: (301) 380-3588
Attention:  General Counsel, Dept. 923      By
                                              -------------------------------
                                          Name:   Karen J. Schramm
                                          Title:  Vice President
with a copy to:

10400 Fernwood Road
Bethesda, Maryland 20817
Telecopier No.: (301) 380-3155
Attention:  Senior Vice President
             and Treasurer, Dept. 916

10400 Fernwood Road                       HMH PROPERTIES, INC.
Bethesda, Maryland  20817
Telecopier No.: (301) 380-3588
Attention:  General Counsel, Dept. 923      By
                                              -------------------------------
                                          Name:  Karen J. Schramm
                                          Title: Vice President
with a copy to:

10400 Fernwood Road
Bethesda, Maryland 20817
Telecopier No.: (301) 380-3155
Attention:  Senior Vice President and
          Treasurer, Dept. 916

10400 Fernwood Road                       HOST MARRIOTT, L.P.
Bethesda, Maryland  20817
Telecopier No.: (301) 380-3588
Attention:  General Counsel, Dept. 923      By:  HMC Real Estate Corporation,
                                                 its General Partner

                                            By
                                              -------------------------------
                                          Name:   Karen J. Schramm
with a copy to:                           Title:  Vice President

10400 Fernwood Road
Bethesda, Maryland 20817
Telecopier No.: (301) 380-3155
Attention:  Senior Vice President and
          Treasurer, Dept. 916

10400 Fernwood Road                       HMC CAPITAL RESOURCES CORP.
Bethesda, Maryland  20817
Telecopier No.: (301) 380-3588
Attention:  General Counsel, Dept. 923
                                          By
                                            ---------------------------------
                                            Name:  Karen J. Schramm
                                            Title: Vice President

with a copy to:

10400 Fernwood Road
Bethesda, Maryland  20817
Telecopier No.: (301) 380-3155
Attention:  Senior Vice President and
          Treasurer,  Dept. 916

                                          BANKERS TRUST COMPANY,
                                          Individually and as Arranger
                                          and Administrative Agent


                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        Individually and as Co-Arranger


                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                          THE BANK OF NOVA SCOTIA,
                                          Individually and as Co-Arranger


                                        By
                                          ------------------------------------
                                          Name:
                                          Title:

                                          CREDIT LYONNAIS NEW YORK BRANCH,
                                          Individually and as Co-Arranger


                                        By
                                          ------------------------------------
                                          Name:
                                          Title:

                                          BARCLAYS BANK PLC


                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

                                          CITICORP USA, INC.


                                        By
                                          -----------------------------------
                                          Name:
                                          Title:

                                          NATIONSBANK, N.A.


                                        By
                                          ------------------------------------
                                          Name:
                                          Title:

                                          SOCIETE GENERALE, SOUTHWEST AGENCY


                                        By
                                          ------------------------------------
                                          Name:
                                          Title:

                                          THE BANK OF NEW YORK

                                        By
                                          ------------------------------------
                                          Name:
                                          Title:

                                        DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                                        CAYMAN ISLAND BRANCH


                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:




                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                          DLJ CAPITAL FUNDING, INC.


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                          AMSOUTH BANK


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                          BANK OF AMERICA NT&SA


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:




                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                          RIGGS BANK N.A.


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                          BANK OF HAWAII


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                          FIRST AMERICAN BANK TEXAS, S.S.B.


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                          FIRST COMMERCIAL BANK, NEW YORK AGENCY


                                          By
                                            ---------------------------------
                                            Name:
                                            Title:

                                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    THE INTERNATIONAL COMMERCIAL BANK OF CHINA,
                                    NEW YORK AGENCY


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    CHANG HWA COMMERCIAL BANK, LTD.,
                                    NEW YORK BRANCH


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                          CONSECO LIFE INSURANCE COMPANY


                                          By
                                            -----------------------------------
                                            Name:
                                            Title:

                                          BANK LEUMI USA


                                          By
                                            -----------------------------------
                                            Name:
                                            Title:



                                          By
                                            -----------------------------------
                                            Name:
                                            Title:

                                          KZH-CNC CORPORATION


                                          By
                                            -----------------------------------
                                            Name:
                                            Title:

                                          ERSTE BANK DER OESTERREICHISCHEN
                                          SPARKASSEN AG


                                          By
                                            -----------------------------------
                                            Name:
                                            Title:



                                          By
                                            -----------------------------------
                                            Name:
                                            Title:

SCHEDULE I      Commitments
SCHEDULE II     Bank Addresses
SCHEDULE III    Blackstone Acquisition
SCHEDULE IV     Subsidiary Mergers
SCHEDULE V      Subsidiaries
SCHEDULE VI     Existing Indebtedness
SCHEDULE VII    Certain Partnerships
SCHEDULE VIII   Existing Liens
SCHEDULE IX     Pledge of Equity Interests
SCHEDULE X      Certain Excluded Hotels

EXHIBIT A       Notice of Borrowing
EXHIBIT B-1     Form of Term Note
EXHIBIT B-2     Form of Revolving Note
EXHIBIT C       Section 3.04(b)(ii) Certificate
EXHBIT D-1      Opinion of Christopher Townsend, Esq., General Counsel
EXHIBIT D-2     Opinion of Hogan & Hartson L.L.P.
EXHIBIT E       Officers' Certificate
EXHIBIT F       Pledge and Security Agreement
EXHIBIT G       Subsidiaries Guaranty
EXHIBIT H       Officer's Solvency Certificate
EXHIBIT I       Acknowledgment and Joinder Agreement
EXHIBIT J       Assignment and Assumption Agreement

                                  COMMITMENTS
                                  -----------

Bank                                                  Initial      Revolving
----                                                  -------      ---------
                                                     Term Loan       Loan
                                                     ---------       ----
                                                     Commitment    Commitment
                                                     ----------    ----------
Bankers Trust Company                              $ 27,737,500  $ 71,325,000

Wells Fargo Bank, National Association               27,737,500    71,325,000

The Bank of Nova Scotia                              27,737,500    71,325,000

Credit Lyonnais New York Branch                      27,737,500    71,325,000

Barclays Bank PLC                                    27,737,500    71,325,000

Citicorp USA, Inc.                                   27,737,500    71,325,000

NationsBank, N.A.                                    27,737,500    71,325,000

Societe Generale, Southwest Agency                   27,737,500    71,325,000

The Bank of New York                                 14,000,000    36,000,000

Deutsche Bank AG New York Branch
 and/or Cayman Island Branch                         14,000,000    36,000,000

DLJ Capital Funding, Inc.                            14,000,000    36,000,000

The First National Bank of Chicago                   14,000,000    36,000,000

AmSouth Bank                                          9,800,000    25,200,000

Bank of America NT&SA                                 9,800,000    25,200,000

Riggs Bank N.A.                                       7,000,000    18,000,000

Bank of Hawaii                                        5,600,000    14,400,000

First American Bank Texas, S.S.B.                     5,600,000    14,400,000

First Commercial Bank, New York Agency                5,600,000    14,400,000

Massachusetts Mutual Life Insurance Company           5,600,000    14,400,000

The International Commercial Bank of China,
 New York Agency                                      5,600,000    14,400,000

Chang Hwa Commercial Bank, Ltd.,
 New York Branch                                      4,200,000    10,800,000

Conseco Life Insurance Company                                0    14,400,000

Bank Leumi USA                                        2,100,000     5,400,000

KZH-CNC Corporation                                   5,600,000             0

Erste Bank der Oesterreichischen
 Sparkassen AG                                        5,600,000    14,400,000

                                                   ------------  ------------
          TOTAL:                                   $350,000,000  $900,000,000

                                 BANK ADDRESSES
                                 --------------

Bank                                                           Address
----                                                           -------
Bankers Trust Company                           130 Liberty Street
                                                New York, NY  10006
                                                Attention:  Laura Burwick
                                                Telephone No.:  (212) 250-2568
                                                Facsimile No.:  (212) 669-0743

Credit Lyonnais New York Branch                 1301 Avenue of the Americas
                                                New York, NY  10019
                                                Attention:  Mary Daly
                                                Telephone No.:  (212) 261-7842
                                                Facsimile No.:  (212) 261-7532

Wells Fargo Bank, National Association          2020 K Street, NW, Suite 420
                                                Washington, DC   20006
                                                Attention:  Christopher Jordan
                                                            Kimberly Perrell
                                                Telephone No.:  (202) 296-5577
                                                Facsimile No.:  (202) 296-6036

AmSouth Bank                                    Commercial Real Estate Department
                                                1900 Fifth Avenue North
                                                Birmingham, AL  35203
                                                Attention:  Arthur J. Sharbell, III
                                                Telephone No.:  (205) 581-7647
                                                Facsimile No.:  (205) 326-4075

Bank Leumi USA                                  562 Fifth Avenue
                                                New York, NY  10036
                                                Attention:  Cynthia C. Wilbur
                                                Howard Epstein
                                                Telephone No.:  (212) 626-1147
                                                Facsimile No.:  (212) 626-1239

Bank of America                                 555 S. Flower St., 6th Fl.
                                                Los Angeles, CA  90071
                                                Attention: Kirk Malmrose
                                                Telephone No.: (213) 228-6327
                                                Facsimile No.: (213) 228-3421
                                                with copy to:

                                                O'Melveny & Myers, LLP
                                                610 Newport Center Drive, Suite 1700
                                                Newport Beach, CA  92660
                                                Attention: Pat Forbes
                                                Telephone No.: (714) 823-6905
                                                Facsimile No.: (714) 823-6994

Bank of Hawaii                                  1850 North Central Avenue, Suite 400
                                                Phoenix, AZ  85004
                                                Attention:  Donna Parker
                                                Telephone No.:  (602) 257-2436
                                                Facsimile No.:  (602) 257-2235

The Bank of New York                            One Wall Street, 21st Floor
                                                New York, NY  10286
                                                Attention:  Rick Laudisi
                                                            David Fowler
                                                            Richard Katz
                                                Telephone No.: (212) 635-7621
                                                Facsimile No.: (212) 809-9526

Bank of Nova Scotia                             Real Estate Banking
                                                One Liberty Plaza
                                                New York, NY  10006
                                                Attention:  Bruce G. Ferguson
                                                Telephone No.:  (416) 866-3594

                                                with copy to:

                                                44 King Street West
                                                Toronto, Ontario M5H1H1
                                                Attention: George Wilson
                                                Telephone No.: (416) 866-3594

Barclays Bank PLC                               222 Broadway, 8th Floor
                                                New York, NY  10038
                                                Attention: John Giannone
                                                Telephone No.: (212) 412-3276
                                                Facsimile No.: (212) 412-7511

                                                with a copy to:

                                                Hawkins Delafield & Wood
                                                67 Wall Street
                                                Attention:  Maria Harris
                                                Telephone No.: (212) 820-9502
                                                Facsimile No.:  (212) 820-9666

Chang Hwa Commercial Bank, Ltd., New York       One World Trade Center, Suite 3211
 Branch                                         New York, NY  10048
                                                Attention:  Kevin Lee
                                                Telephone No.: (212) 390-7040 ext. 24
                                                Facsimile No.:  (212) 390-0120

Citicorp USA, Inc.                              399 Park Avenue, 8th Floor Zone 6
                                                New York, NY  10043
                                                Attention:  Diane Pockaj
                                                Telephone No.: (212) 559-4649
                                                Facsimile No.:  (212) 793-0289

Deutsche Bank AG New York and/or Cayman         31 West 52nd Street
 Island Branch                                  New York, NY  10019
                                                Attention:  Andrew Neumeier
                                                Telephone No.: (212) 469-8675
                                                Facsimile No.:  (212) 469-8212

DLJ Capital Funding, Inc.                       277 Park Avenue, 17th Fl.
                                                New York, NY  10172
                                                Attention:  Dana Klein
                                                Telephone No.:  (212) 892-7911
                                                Facsimile No.:  (212) 892-7542

First American Bank Texas, S.S.B.               14651 Dallas Parkway, Suite 400
                                                Dallas TX  75240
                                                Attention:  Jeffrey C. Schultz
                                                Telephone No.: (972) 419-3414
                                                Facsimile No.: (972) 419-3308

The First National Bank of Chicago              One First National Plaza, Suite 0315
                                                Chicago, IL  60670
                                                Attention:  Patricia Leung
                                                Telephone No.:  (312) 732-8619
                                                Facsimile No.:  (312) 732-1117

First Commercial Bank, New York Agency          2 World Trade Center, Suite 7868
                                                New York, NY  10048
                                                Attention: Jeffrey Wang
                                                Telephone No.:  (212) 432-6590
                                                Facsimile No.: (212) 432-7250

Conseco Life Insurance Company                  11825 N. Pennsylvania
                                                Carmel, IN  46032
                                                Attention: Eric Johnson
                                                Telephone No.: (317) 817-6806
                                                Facsimile No.: (317) 817-2763

                                                with copy to:

                                                Baker & Daniels
                                                300 Meridian St.
                                                Indianapolis, IN  46204
                                                Attention:  Jim Carr
                                                Telephone No.:  (317) 237-1190
                                                Facsimile No.: (317) 237-1000

Massachusetts Mutual Life Insurance Company     12959 State Street
                                                Springfield, MA  01111
                                                K-412
                                                Attention:  Robert F. Little
                                                Telephone No.: (413) 744-7601
                                                Facsimile No.: (413) 744-6123

NationsBank, N.A.                               6610 Rockledge Drive, 6th Fl.
                                                Bethesda, MD  20817
                                                Attention:  Cheryl D. Fitzgerald
                                                Mary L. Baxa
                                                Telephone No.: (301) 571-9036
                                                Facsimile No.: (301) 493-2885

Riggs Bank N.A.                                 808 17th Street, NW
                                                Washington, DC  20036
                                                Attention:  Jordan O'Neill
                                                Joe Cahill
                                                Telephone No.: (202) 835-4304
                                                Facsimile No. (202) 835-5977

Societe Generale, Southwest Agency              2001 Ross Avenue, Suite 4900
                                                Dallas, TX  75201
                                                Attention:  Carina Huynh
                                                Telephone No.: (214) 979-2781
                                                Facsimile No. (214) 979-2727

                                                with copy to:

                                                Bracewell & Petterson
                                                Lincoln Plaza, Suite 4000
                                                500 N. Akard
                                                Dallas, TX  75201

The International Commercial Bank of China,     65 Liberty Street
 New York Agency                                New York, NY  10005
                                                Attention:  Mong-Shyr-Wu
                                                            Yen-Nan Kao
                                                Telephone No.: (212) 815-9113
                                                Facsimile No.:  (212) 766-5006

Erste Bank der Oesterreichischen                280 Park Avenue
Sparkassen AG                                   West Bldg, 32nd Fl.
                                                New York, NY  10017
                                                Attention:   Paul Judicke
                                                Telephone No.: (212) 984-5634
                                                Facsimile No.: (212) 984-5627

                                                or

                                                John Fay

                                                Operations: Renee Dudley
                                                            280 Park Avenue
                                                            West Bldg
                                                            New York, NY  10017
                                                Telephone No.: (212) 984-5654
                                                Facsimile No.:  (212) 984-5626

                             BLACKSTONE ACQUISITION
                             ----------------------

                               SUBSIDIARY MERGERS
                               ------------------

                                  SUBSIDIARIES
                                  ------------

Subsidiary                           Owner                  Percentage Owned
----------                           -----                  ----------------

                             EXISTING INDEBTEDNESS
                             ---------------------

                              CERTAIN PARTNERSHIPS
                              --------------------

                                 EXISTING LIENS
                                 --------------

                           PLEDGE OF EQUITY INTERESTS
                           --------------------------

                            CERTAIN EXCLUDED HOTELS
                            -----------------------